Exhibit 10.1

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. Nothing contained in thIS RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES to this agreement.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached to this agreement in accordance with Section 12.02, as amended, restated, supplemented or modified from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of November 18, 2024, by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, individually, a “Party” and, collectively, the “Parties”):1

(i)	Spirit Airlines, Inc., a corporation incorporated under the laws of Delaware (the “Company”), and each of its direct or indirect subsidiaries that executes and delivers a Company Acknowledgment after the date hereof in accordance with this Agreement (together with the Company, each a “Company Party,” and collectively, the “Company Parties”);

(ii)	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, Senior Secured Notes Claims (as defined below) that have executed and delivered counterpart signature pages to this Agreement (in each case solely in their capacity as such, together with each Senior Secured Noteholder (as defined below) that executes and delivers a Joinder from time to time after the date hereof, the “Consenting Senior Secured Noteholders”) to counsel to the Company Parties and counsel to the Consenting Senior Secured Noteholders; and

(iii)	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, Convertible Notes Claims (as defined below) that have executed and delivered counterpart signature pages to this Agreement (in each case solely in their capacity as such, together with each Convertible Noteholder (as defined below) that executes and delivers a Joinder from time to time and after the date hereof, the “Consenting Convertible Noteholders” and, together with the Consenting Senior Secured Noteholders, the “Consenting Stakeholders”).

1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s length negotiated and agreed upon the material terms of a comprehensive restructuring with respect to the Company Parties’ capital structure (the “Restructuring Transactions”) in accordance with and subject to the terms and conditions set forth in this Agreement and the terms set forth in the chapter 11 plan of reorganization attached hereto as Exhibit A (together with the exhibits and appendices annexed thereto, the “Plan”);

WHEREAS, the Restructuring Transactions shall be implemented through the commencement by the Company and its subsidiaries of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, as of the date hereof, (a) the Consenting Senior Secured Noteholders hold, in the aggregate, 78.6% of the aggregate principal amount of the Senior Secured Notes Claims (including Loaned Claims), and (b) the Consenting Convertible Noteholders hold, in the aggregate, 84.1% of the aggregate principal amount of Convertible Notes Claims;

WHEREAS, the Parties have agreed to express their mutual support and take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, each Party, severally, and not jointly and severally, intending to be legally bound by this Agreement, agrees as follows:

AGREEMENT

Section 1.    Definitions and Interpretation.

1.01.        Definitions. The following terms shall have the following definitions:

“2025 Convertible Notes” means the Company’s 4.75% Convertible Senior Notes due 2025, issued under the 2025 Convertible Notes Indenture.

“2025 Convertible Notes Claims” means any Claim on account of the 2025 Convertible Notes.

“2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as amended or supplemented to the date of this Agreement.

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“2025 Convertible Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2025 Convertible Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.

“2026 Convertible Notes” means the Company’s 1.00% Convertible Senior Notes due 2026, issued under the 2026 Convertible Notes Indenture.

“2026 Convertible Notes Claims” means any Claim on account of the 2026 Convertible Notes.

“2026 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as supplemented by that certain Second Supplemental Indenture, dated as of April 30, 2021, between the Company and Wilmington Trust, National Association, as trustee, as amended or supplemented to the date of this Agreement.

“2026 Convertible Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the 2026 Convertible Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.

“Ad Hoc Group of Convertible Noteholders” means that certain ad hoc group of Convertible Noteholders represented by the Ad Hoc Group of Convertible Noteholders Advisors.

“Ad Hoc Group of Convertible Noteholders Advisors” means (i) Paul Hastings LLP, (ii) Ducera Partners LLC, (iii) one commercial aviation counsel to the Ad Hoc Group of Convertible Noteholders with prior written consent of the Company Parties (such consent not to be unreasonably withheld), and (iv) one Cayman Islands local counsel to the Ad Hoc Group of Convertible Noteholders.

“Ad Hoc Group of Senior Secured Noteholders” means that certain ad hoc group of Senior Secured Noteholders represented by the Ad Hoc Group of Senior Secured Noteholders Advisors.

“Ad Hoc Group of Senior Secured Noteholders Advisors” means (i) Akin Gump Strauss Hauer & Feld LLP, (ii) Evercore Group L.L.C., (iii) one Cayman Islands local counsel to the Ad Hoc Group of Senior Secured Noteholders, (iv) one commercial aviation counsel to the Ad Hoc Group of Senior Secured Noteholders, and (v) any consultants or other professionals retained by the Consenting Senior Secured Noteholders in connection with the Restructuring Transactions, with prior written consent of the Company Parties (such consent not to be unreasonably withheld).

“Adequate Protection Order” means an interim order of the Bankruptcy Court authorizing the Debtors’ use of the Cash Collateral (if any) and providing adequate protection for the Senior Secured Noteholders, the Secured Notes Trustee and the agent or lenders under the Company’s prepetition revolving credit facility.

“Affiliate” means, with respect to any specified Entity, any other Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such

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specified Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement, or otherwise. A Related Fund of any Person shall be deemed to be the Affiliate of such Person.

“Agreement” has the meaning set forth in the preamble hereto and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules attached hereto in accordance with Section 12.02.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date (or, in the case of any Company Party or Consenting Stakeholder that becomes a party hereto after the Agreement Effective Date, as of the date and time such Company Party or Consenting Stakeholder executes and delivers a Company Acknowledgment or Joinder, as applicable, in accordance with the terms hereof) to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any written or verbal inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, financing (debt or equity), joint venture, partnership, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving the Company or any of its direct or indirect subsidiaries or the debt, equity, or other interests in the Company or any of its direct or indirect subsidiaries that in each case is an alternative to, or is inconsistent with, the Restructuring Transactions, but in each case excluding any debtor in possession financing facility.

“Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

“Backstop Commitment Agreement” means the backstop commitment agreement (including all exhibits, annexes, and schedules thereto and as amended, supplemented, or modified pursuant to the terms thereof), substantially in the form attached hereto as Exhibit C.

“Backstop Commitment Parties” has the meaning set forth in the Backstop Commitment Agreement.

“Backstop Motion” means the motion seeking entry of the Backstop Order.

“Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ assumption of the Backstop Commitment Agreement and the Debtors’ performance thereunder.

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“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Closing Date” means, the effective date of the Restructuring Transactions pursuant to the Plan.

“Company Acknowledgment” means an acknowledgment and joinder to this Agreement substantially in the form attached to this Agreement as Exhibit D.

“Company Claims” means any Claim against the Company or any direct or indirect subsidiary thereof including, without limitation, the Senior Secured Notes Claims and the Convertible Notes Claims. Solely for the purpose of Sections 7, 8(a), 8(b), and 8(c) hereof, Company Claims shall exclude all debt financing claims secured by aircraft.

“Company Claims/Interests” means, collectively, any Company Claims and Company Interests.

“Company Interests” means any Equity Interests in the Company or any direct or indirect subsidiary thereof.

“Company Termination Notice” has the meaning set forth in Section 10.03.

“Confidentiality Agreement” means an executed confidentiality agreement, including, but not limited to, with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information in connection with or related to any potential restructuring.

“Confirmation Order” means, the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which Confirmation Order shall be consistent with this Agreement.

“Consent Solicitation” has the meaning set forth in Section 4(c).

“Consent Solicitation Date” has the meaning set forth in Section 4.

“Consenting Convertible Noteholders” has the meaning set forth in the preamble to this Agreement.

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“Consenting Convertible Noteholder Termination Notice” has the meaning set forth in Section 10.02.

“Consenting Senior Secured Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Senior Secured Noteholder Termination Notice” has the meaning set forth in Section 10.01.

“Consenting Stakeholder Fees and Expenses” has the meaning set forth in Section 12.18.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Convertible Notes Claims” 2025 Convertible Notes Claims and 2026 Convertible Notes Claims.

“Convertible Noteholder” means, collectively, a “Holder” as defined in the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture.

“Debtors” means, collectively, the Company and its direct or indirect subsidiaries that file the Chapter 11 Cases.

“Definitive Documents” means the definitive documents listed in Section 3.01.

“DIP Credit Agreement” means the Credit Agreement with respect to the DIP Facility.

“DIP Facility” means the post-petition senior secured credit facility to be provided pursuant to, and subject to the terms and conditions of, the DIP Financing Documents.

“DIP Financing Documents” means the documentation governing the DIP Facility, including any DIP Order, Adequate Protection Order, the DIP Term Sheet, the DIP Credit Agreement, and any related credit agreement, security agreement or similar documents, as may be amended, modified, or supplemented from time to time, in accordance with the terms and conditions set forth therein.

“DIP Order” means, as applicable, the interim and final orders of the Bankruptcy Court approving the DIP Facility and granting the Debtors authority to use Cash Collateral in the Chapter 11 Cases.

“DIP Term Sheet” means the term sheet setting forth the terms of the DIP Facility attached hereto as Exhibit E.

“Disclosure Statement” means, the disclosure statement with respect to the Plan.

“Entity” shall have the meaning set forth in Section 101(15) of the Bankruptcy Code.

“Equity Interests” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests,

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unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“Equity Rights Offering” means the equity rights offering to be conducted in connection with the Plan and consummated on the Plan Effective Date in accordance with the Equity Rights Offering Documents.

“Equity Rights Offering Documents” means the Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the Equity Rights Offering procedures, subscription forms, and any other materials distributed in connection with the Equity Rights Offering.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Financing Facilities” means, collectively, the Exit Secured Notes Facility and Exit Revolving Credit Facility.

“Exit Financing Facilities Documents” means, collectively, the Exit Secured Notes Documents and Exit RCF Documents.

“Exit RCF Documents” means all documentation effectuating the incurrence of the Exit Revolving Credit Facility.

“Exit Revolving Credit Facility” means a senior secured revolving credit facility to be entered into by one or more Reorganized Company Parties in accordance with the Exit RCF Documents.

“Exit Secured Notes Documents” means all documentation effectuating the incurrence of the Exit Secured Notes Facility.

“Exit Secured Notes Facility” means $840 million of senior secured notes to be issued by the Reorganized Company Parties in accordance with the Exit Secured Notes Facility Term Sheet and the Exit Secured Notes Documents.

“Exit Secured Notes Facility Term Sheet” means the term sheet setting forth the material terms of the Exit Secured Notes Facility attached hereto as Exhibit G.

“First Day Pleadings” means, the first-day pleadings that the Company determines are necessary or desirable to file with the Bankruptcy Court.

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“Governance Term Sheet” means the term sheet setting forth the material governance terms of the Reorganized Company Parties, substantially in the form attached hereto as Exhibit H.

“Governing Body” means the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity.

“Governmental Authority” means any applicable federal, state, local or foreign government or any agency, bureau, board, commission, court or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal or other instrumentality thereof, or any self-regulatory organization.

“Intercompany Claim” means any Claim on account of the Intercompany Note.

“Intercompany Note” means that certain Loyalty Program Intercompany Note originally dated as of September 17, 2020, by and among Spirit Airlines, Inc., as Payor, and Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as Payee, as amended by that certain Amended and Restated Loyalty Program Intercompany Note, dated as of November 17, 2022, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit I.

“Joint Administration Motion” means the motion seeking joint administration of the Chapter 11 Cases of the Company Parties.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Authority of competent jurisdiction (including the Bankruptcy Court).

“Loaned Claims” has the meaning set forth in Section 8(a).

“Milestones” means the milestones set forth in Section 4, as any such milestone may be extended or waived in writing (including via email in accordance with Section 12.17) in accordance with the terms of Section 4.

“New Common Equity” means the equity interests in the Reorganized Company.

“New Organizational Documents” means, on or after the Closing Date, the organizational and governance documents for the Reorganized Company Parties, including, without limitation, certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, and limited partnership agreements (or equivalent governing documents), as applicable, in each case, consistent with the terms and conditions set forth in this Agreement, including the Governance Term Sheet.

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"Offshore Documents" means:

(i) the Amended and Restated Declaration of Trust in respect of the special share in Spirit Loyalty Cayman Ltd. to be made by Walkers Fiduciary Limited as trustee;

(ii) the Amended and Restated Declaration of Trust in respect of the special share in Spirit Finance Cayman 2 Ltd. to be made by Walkers Fiduciary Limited as trustee;

(iii) the Amended and Restated Declaration of Trust in respect of the special share in Spirit Finance Cayman 1 Ltd. to be made by Walkers Fiduciary Limited as trustee;

(iv) the Amended and Restated Declaration of Trust in respect of the special share in Spirit IP Cayman Ltd. to be made by Walkers Fiduciary Limited as trustee;

(v) the Amended and Restated Administration Agreement in respect of Spirit Loyalty Cayman Ltd. to be entered into among Walkers Fiduciary Limited as shareholder, Walkers Fiduciary Limited as administrator, Spirit Loyalty Cayman Ltd. and the Company as obligor;

(vi) the Amended and Restated Administration Agreement in respect of Spirit Finance Cayman 2 Ltd. to be entered into among Walkers Fiduciary Limited as shareholder, Walkers Fiduciary Limited as administrator, Spirit Finance Cayman 2 Ltd. and the Company as obligor;

(vii) the Amended and Restated Administration Agreement in respect of Spirit Finance Cayman 1 Ltd. to be entered into among Walkers Fiduciary Limited as shareholder, Walkers Fiduciary Limited as administrator, Spirit Finance Cayman 1 Ltd. and the Company as obligor;

(viii) the Amended and Restated Administration Agreement in respect of Spirit IP Cayman Ltd. to be entered into among Walkers Fiduciary Limited as shareholder, Walkers Fiduciary Limited as administrator, Spirit IP Cayman Ltd. and the Company as obligor;

(ix) the Amended and Restated Deed of Undertaking in respect of Spirit Loyalty Cayman Ltd. to be entered into among Spirit Loyalty Cayman Ltd., Spirit Finance Cayman 2 Ltd. as shareholder, Walkers Fiduciary Limited as special shareholder and Wilmington Trust, National Association as collateral agent;

(x) the Amended and Restated Deed of Undertaking in respect of Spirit Finance Cayman 2 Ltd. to be entered into among Spirit Finance Cayman 2 Ltd., Spirit Finance Cayman 1 Ltd. as shareholder, Walkers Fiduciary Limited as special shareholder and Wilmington Trust, National Association as collateral agent;

(xi) the Amended and Restated Deed of Undertaking in respect of Spirit Finance Cayman 1 Ltd. to be entered into among Spirit Finance Cayman 1 Ltd., the Company as shareholder, Walkers Fiduciary Limited as special shareholder and Wilmington Trust, National Association as collateral agent;

(xii) the Amended and Restated Deed of Undertaking in respect of Spirit IP Cayman Ltd. to be entered into among Spirit IP Cayman Ltd., Spirit Finance Cayman 2 Ltd. as shareholder,

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Walkers Fiduciary Limited as special shareholder and Wilmington Trust, National Association as collateral agent;

(xiii) the shareholder resolutions of Spirit Loyalty Cayman Ltd., together with the second amended and restated memorandum and articles of association of Spirit Loyalty Cayman Ltd. annexed thereto;

(xiv) the shareholder resolutions of Spirit Finance Cayman 2 Ltd., together with the second amended and restated memorandum and articles of association of Spirit Finance Cayman 2 Ltd. annexed thereto;

(xv) the shareholder resolutions of Spirit Finance Cayman 1 Ltd., together with the second amended and restated memorandum and articles of association of Spirit Finance Cayman 1 Ltd. annexed thereto;

(xvi) the shareholder resolutions of Spirit IP Cayman Ltd., together with the second amended and restated memorandum and articles of association of Spirit IP Cayman Ltd. annexed thereto;

(xvii) the consent in respect of Spirit Loyalty Cayman Ltd. to be granted by Wilmington Trust, National Association as collateral agent and controlling beneficiary;

(xviii) the consent in respect of Spirit Finance Cayman 2 Ltd. to be granted by Wilmington Trust, National Association as collateral agent and controlling beneficiary;

(xix) the consent in respect of Spirit Finance Cayman 1 Ltd. to be granted by Wilmington Trust, National Association as collateral agent and controlling beneficiary; and

(xx) the consent in respect of Spirit IP Cayman Ltd. to be granted by Wilmington Trust, National Association as collateral agent and controlling beneficiary.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each Transferee of any Company Claim/Interest that meets the requirements of Section 7.02.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Petition Date” means the date on which the Chapter 11 Cases are commenced.

“Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or are waived in accordance with the terms of this Agreement and the Plan, and on which the Restructuring Transactions become effective or are consummated.

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“Plan Supplement” means, the compilation of certain documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court prior to the hearing held by the Bankruptcy Court to consider confirmation of the Plan, each of which shall be consistent with this Agreement.

“Proposed Amendments” has the meaning set forth in Section 4(c).

“Qualified Marketmaker” means an entity that (a) holds itself out to the market as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Registration Rights Agreement” has the meaning set forth in the Governance Term Sheet.

“Related Fund” means, with respect to any Person, any fund, account, or investment vehicle that is controlled or managed by (i) such Person, (ii) an Affiliate of such Person, or (iii) the same investment manager, advisor or subadvisor as such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Reorganized Company Parties” means, the Company Parties, as reorganized pursuant to the Plan, or any successor thereto or assignee thereof, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, immediately after the Closing Date.

“Required Backstop Commitment Parties” shall have the meaning as provided in the Backstop Commitment Agreement.

“Required Consenting Convertible Noteholders” means, as of the relevant date, those holders of Convertible Notes Claims that are party to this Agreement holding greater than 50% of the aggregate outstanding principal amount of the Convertible Notes Claims that are held by all such holders in the aggregate.

“Required Consenting Senior Secured Noteholders” means, as of the relevant date, those holders of Senior Secured Notes Claims that are party to this Agreement holding greater than 50% of the aggregate outstanding principal amount of the Senior Secured Notes Claims that are held by all such holders in the aggregate.

“Required Consenting Stakeholders” means, collectively, the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) under the Securities Act.

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“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Notes” means the 8.00% Senior Secured Notes due 2025 issued by Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. under the Senior Secured Notes Indenture.

“Senior Secured Notes Claims” means any Claim on account of the Senior Secured Notes.

“Senior Secured Notes Indenture” means that certain Indenture originally dated as of September 17, 2020, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as co-issuers, the Company, as parent guarantor, the other guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral custodian, as amended by that certain First Supplemental Indenture, dated as of November 17, 2022, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Secured Noteholder” means a “Holder” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Senior Secured Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.

“Solicitation” means the solicitation of votes with respect to the Plan.

“Solicitation Materials” means the Disclosure Statement, ballots, documents, forms, and all other materials provided in connection with the solicitation of the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, which shall be consistent with this Agreement.

“Solicitation Procedures Motion” means the motion seeking final approval of the Disclosure Statement and approval of the Solicitation Procedures Order.

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving the Solicitation procedures, the Equity Rights Offering procedures, subscription forms and other materials to be distributed in connection with Equity Rights Offering, granting approval of the adequacy of the Disclosure Statement, and scheduling a hearing for final approval of the Plan.

“Termination Date” means, with respect to a Party to this Agreement, the date on which termination of this Agreement as to such Party is effective in accordance with Section 10.

“Transaction Documentation” means all documents or agreements memorializing the Restructuring Transactions.

“Transfer” means to, directly or indirectly, sell, assign, grant, transfer, convey, pledge, hypothecate, or otherwise dispose of, but in each case only upon the date of settlement of the Transfer and excluding any pledge or assignment of security interest to secure obligations of a party to a Federal Reserve Bank or any other central bank.

“Transferee” means the recipient of a Transfer.

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“Trustee” means, as applicable, the 2025 Convertible Notes Trustee, 2026 Convertible Notes Trustee or Senior Secured Notes Trustee.

1.02.        Interpretation. For purposes of this Agreement:

(a)    in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neutral gender shall include the masculine, feminine, and the neutral gender;

(b)    capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning;

(c)    unless otherwise specified, any reference in this Agreement to a contract, lease, instrument, release, indenture, or other agreement or document (other than a Definitive Document) being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, provided that references in this Agreement to any Definitive Document shall mean such Definitive Document in form and substance as required pursuant to Section 3.02;

(d)    unless otherwise specified, any reference in this Agreement to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; notwithstanding the foregoing, any capitalized terms in this Agreement that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date of this Agreement;

(e)    unless otherwise specified, all references in this Agreement to “Sections” are references to Sections of this Agreement;”

(f)     the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)    captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)    references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)      the use of “include” or “including” is without limitation, whether stated or not; and

(j)      the word “or” shall not be exclusive.

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Section 2.    Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties on the date and time by which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)    the Company shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to counsel to the Consenting Stakeholders;

(b)    the following shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to the Company:

(i)    holders of more than 66 2/3% of the aggregate outstanding principal amount of the Senior Secured Notes Claims; and

(ii)   holders of more than 66 2/3% of the aggregate outstanding principal amount of the Convertible Notes Claims.

(c)    the Company shall have paid in full the Consenting Stakeholder Fees and Expenses for which an invoice has been received by the Company on or before two (2) Business Days prior to the Agreement Effective Date.

With respect to any Company Party that becomes a party to this Agreement after the Agreement Effective Date, this Agreement shall become effective as to and fully binding upon such Company Party at the time it executes and delivers a Company Acknowledgment in accordance with the terms hereof, and such Company Party, as of such time and without further action, shall be deemed to have made to the other Parties all representations and warranties in Section 9 of the Agreement. Prior to the date that the Company Parties set forth on Exhibit F become a party to this Agreement, references to “Company Parties” in this Agreement shall be deemed to be a reference to the Company.

With respect to any Consenting Stakeholder that becomes a party to this Agreement pursuant to Section 7 hereof, this Agreement shall become effective as to such Consenting Stakeholder at the time it executes and delivers a Joinder in accordance with the terms hereof.

Section 3.    Definitive Documents.

3.01.   The definitive documents shall consist of the following (the “Definitive Documents”):

(i)   the Plan;

(ii)   the Confirmation Order;

(iii)   the Disclosure Statement and all other Solicitation Materials;

(iv)   the Solicitation Procedures Order;

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(v)    the First Day Pleadings and all orders sought pursuant thereto;

(vi)    the Plan Supplement;

(vii)    the DIP Financing Documents;

(viii)   the Exit Financing Facilities Documents;

(ix)    the Equity Rights Offering Documents;

(x)    the Registration Rights Agreement;

(xi)    the New Organizational Documents;

(xii)    the Offshore Documents;

(xiii)    the Adequate Protection Order;

(xiv)     the documents relating to the Consent Solicitation, including the supplemental indentures, collateral agreement amendments, consent solicitation statements and other documentation necessary to consummate the Consent Solicitation;

(xv)       such other motions, orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by this Agreement, including any plan prepared pursuant to Section 382 of the Internal Revenue Code;

(xvi)     to the extent not included above, all financing documents needed to effectuate the Restructuring; and

(xvii)      all other material customary filings, deeds, agreements, notifications, certificates or other documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions).

3.02.    The Definitive Documents that are not executed or in a form attached to this Agreement as of the Agreement Effective Date remain subject to good faith negotiation, agreement and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with this Agreement. The Definitive Documents that are not executed or in a form attached to this Agreement as of the Effective Date, and any amendments, modifications, or supplements to any Definitive Documents, shall be consistent with this Agreement and otherwise shall be in form and substance reasonably acceptable to the Company, the Required Consenting Senior Secured Noteholders, and the Required Consenting Convertible Noteholders.

Notwithstanding anything herein to the contrary, (i) the DIP Financing Documents shall further be required to be reasonably acceptable in form and substance to the Required DIP Lenders (as

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defined in the DIP Financing Documents); (ii) the Backstop Commitment Agreement shall further be required to be reasonably acceptable in form and substance to the Required Backstop Commitment Parties and (iii) the Adequate Protection Order shall be in form and substance acceptable to the Required Consenting Senior Secured Noteholders only (provided that any modifications that increase the amount of any payments on account of the adequate protection provided for the benefit of the Senior Secured Noteholders shall require the reasonable consent of the Required Consenting Convertible Noteholders).

Section 4.    Milestones. The following milestones (collectively, the “Milestones”) shall apply to this Agreement (unless extended or waived in writing (including via email in accordance with Section 12.17) with the consent (not to be unreasonably withheld) of the Company Parties, the Required Consenting Senior Secured Noteholders, and, with respect to Milestones other than those set forth in clauses (d) and (g)(ii), the Required Consenting Convertible Noteholders):

(a)    no later than November 18, 2024, the Company shall file a voluntary petition for relief pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the date of filing of such voluntary petition, the “Petition Date”);

(b)    no later than November 18, 2024 the Company shall file with the Bankruptcy Court a motion seeking entry of the Adequate Protection Order and DIP Order;

(c)    no later than November 19, 2024, the Debtors shall launch a consent solicitation (the “Consent Solicitation” and such date, the “Consent Solicitation Date”) seeking consent to certain amendments to the Senior Secured Notes Indenture and as set out in the Offshore Documents (collectively, the “Proposed Amendments”) in order to facilitate the commencement of Chapter 11 Cases for the Company Parties identified on Exhibit F hereto;

(d)    no later than November 20, 2024, the Bankruptcy Court shall have entered the Adequate Protection Order;

(e)    no later than November 27, 2024, the Company shall file the Backstop Moton with the Bankruptcy Court;

(f)     no later than November 29, 2024, the Company Parties identified on Exhibit F shall have (i) executed and delivered the Company Acknowledgment to counsel to the Consenting Stakeholders, (ii) filed voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (iii) filed a Joint Administration Motion;

(g)    no later than December 2, 2024, the Bankruptcy Court shall have entered (i) an order granting the Joint Administration Motion, (ii) an order deeming the Adequate Protection Order applicable and binding with respect to all Company Parties, and (iii) an order deeming all other applicable orders applicable and binding with respect to all Company Parties;

(h)    no later than December 2, 2024, the Company shall file with the Bankruptcy Court the Plan, the Disclosure Statement, the Solicitation Procedures Motion;

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(i)      no later than December 23, 2024, the Bankruptcy Court shall have entered (i) the final DIP Order and (ii) the Backstop Order;

(j)      no later than January 13, 2025, the Bankruptcy Court shall have entered the Solicitation Procedures Order;

(k)    no later than February 17, 2025, the Bankruptcy Court shall have entered the Confirmation Order;

(l)      the Plan shall have become effective in accordance with its terms no later than March 4, 2025; provided, however, such date may be automatically extended by up to forty-five (45) days to the extent regulatory approvals are the only outstanding conditions to effectiveness of the Plan.

Section	5. Commitments of the Consenting Stakeholders.

5.01.    Affirmative Commitments. During the Agreement Effective Period, each Consenting Stakeholder severally, and not jointly and severally, agrees in respect of all of its Company Claims/Interests (subject to Section 5.04) to:

(a)    support and consummate the Plan in accordance with the terms and conditions set forth in this Agreement, and timely take all actions contemplated thereby and as necessary to support and achieve consummation of the Restructuring Transactions, including with respect to providing information as may be reasonably requested and necessary to obtain any necessary regulatory approvals to consummate the Restructuring Transactions;

(b)    act in good faith and support the Restructuring Transactions, subject to finalization of the Definitive Documents in accordance with the terms and conditions set forth in this Agreement, including to vote and exercise any powers or rights available to it (including in any creditors’ meeting or in any process requiring voting or approval to which such Consenting Stakeholder is legally entitled to participate), in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions and within the timeframe outlined herein and in the Definitive Documents and not change or withdraw (or cause to be changed or withdrawn) any such vote;

(c)    with respect to the Consenting Senior Secured Noteholders, provide consent in accordance with the Consent Solicitation in order to effectuate the Proposed Amendments;

(d)    use commercially reasonable efforts to cooperate with and assist the Company, as may be reasonably requested by the Company in obtaining additional support for the Restructuring Transactions from the Company Party’s other stakeholders;

(e)    use commercially reasonable efforts to give any notice, order, instruction, or direction to any applicable agent reasonably necessary to give effect to the Restructuring Transactions (including, for the avoidance of doubt, any notice, order, instruction, or direction required in connection with the execution and delivery of the Definitive Documents), on the terms and subject to the conditions of this Agreement; provided that no Consenting Stakeholder shall be

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required to provide an indemnity or incur any potential expense or liability in connection therewith, other than expenses that the Company parties have agreed in writing to reimburse or indemnify on terms satisfactory to such Consenting Stakeholder;

(f)     negotiate in good faith and use commercially reasonable efforts to finalize, execute and deliver the Definitive Documents to which it is required to be a party or to which it has a consent right pursuant to Section 3.02;

(g)    consider in good faith any appropriate additional or alternative provisions or agreement necessary to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, delay or are necessary to effectuate the consummation of the Restructuring Transactions in accordance with this Agreement.

5.02.    Negative Commitments. During the Agreement Effective Period, except as otherwise provided in Section 5.04, each Consenting Stakeholder, as applicable, severally, and not jointly and severally, agrees in respect of all of its Company Claims/Interests (subject to Section 5.04) that it shall not, directly or indirectly, and shall not direct any Trustee or other Entity to:

(a)    take any action that is inconsistent with this Agreement or the Restructuring Transactions or that would reasonably be expected to interfere with, delay, or impede the solicitation and approval of the Disclosure Statement or the confirmation and consummation of the Plan and the Restructuring Transactions;

(b)    directly or indirectly, through any Person, seek, solicit, propose, support, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal;

(c)    file any motion, objection, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is inconsistent with this Agreement, the Plan or the Restructuring Transactions;

(d)    take (directly or indirectly), or direct the applicable Trustee to take, any action to enforce or exercise any right or remedy for the enforcement, collection, or recovery of any of the Company Claims/Interests, including rights or remedies arising from or asserting or bringing any claims under or with respect to the Senior Secured Notes Indenture and any Transaction Document (as defined in the Senior Secured Notes Indenture), the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture, as applicable, to the extent inconsistent with this Agreement;

(e)    enter into any cooperation agreement or similar agreement or arrangement with any other holder of Company Claims/Interests that both (i) relates to the holding, voting or disposition of any instrument, security or notes in connection with the Company Parties or the Reorganized Company Parties, or any entitlement to distributions, sharing of recoveries, opportunities to participate in future transactions in relation to such instrument, security or notes, and (ii) by its terms remains in effect after the Closing Date;

(f)     initiate, or have initiated on its behalf, any litigation or proceeding of any kind (including a derivative action), including, without limitation, with respect to this Agreement, the

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Restructuring Transactions, or the Chapter 11 Cases, against the Company or any of its direct or indirect subsidiaries or the other Parties (other than to enforce this Agreement or any Definitive Document or as otherwise consistent with this Agreement);

(g)    object to, delay, impede, or take any other action to interfere with the Company’s or its direct or indirect subsidiaries’ ownership and possession of its or their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code in the Chapter 11 Cases.

5.03.    Commitments with Respect to Chapter 11 Cases. Subject to Section 5.04, each Consenting Stakeholder agrees, severally, and not jointly and severally, during the Agreement Effective Period, that it shall:

(a)    timely vote each of its Company Claims/Interests it is entitled to vote to accept the Plan by timely delivering its duly executed and completed ballot(s) accepting the Plan following the date of the Solicitation and its actual receipt of the Solicitation Materials and the ballot;

(b)    (i) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of such releases and (ii) to the extent it is permitted to elect whether to opt in to the releases set forth in the Plan, elect to opt in to such releases, in each case by delivering its duly executed and completed ballot(s) indicating such election prior to the deadline for such delivery; and

(c)    not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clause (a) or (b) above; provided, however, that nothing in this Agreement shall prevent any Consenting Stakeholder from withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement has been terminated in accordance with its terms with respect to such Consenting Stakeholder.

5.04.    Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall:

(a)    be construed to impair the rights of any Consenting Stakeholder from appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere or impede, directly or indirectly, the Restructuring Transactions;

(b)    affect the ability of any Consenting Stakeholder, to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee);

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(c)    prevent any Consenting Stakeholder, from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement;

(d)    require any Consenting Stakeholder, to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to such Consenting Stakeholder other than as expressly described in this Agreement, other than expenses that the Company Parties have agreed in writing to reimburse or indemnify on terms satisfactory to such Consenting Stakeholder;

(e)    prevent any Consenting Stakeholder, from protecting and preserving its rights, remedies, and interests, including its Claims against, or Interests in, the Company Parties to the extent not inconsistent with this Agreement;

(f)     impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

(g)    require any Consenting Stakeholder to (i) take any action, or omit to take any action, not reasonably within its control or which would directly or indirectly breach or cause a breach of any legal or regulatory requirement or any order or direction of any relevant court or Governmental Authority or (ii) take part or be involved in any litigation or court or regulatory proceedings, except as expressly contemplated by this Agreement;

(h)    other than as expressly set forth herein, limit the rights or obligations of any Consenting Stakeholder under, or constitute a waiver or amendment of any term or provision of any of, the Senior Secured Notes Indenture, the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture;

(i)      constitute a termination or release of any liens on, or security interests in, any of the assets or properties of the Company or any of its direct or indirect subsidiaries that secure the obligations under any of the Senior Secured Notes Indenture, the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture; or

(j)      prevent any Consenting Stakeholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, or priority of its Company Claims/Interests (including, without limitation, the filing of a proof of claim against any Debtor).

Section 6.    Commitments of the Company Parties.

6.01.    Affirmative Commitments. Subject to Section 6.03, during the Agreement Effective Period, the Company Parties, jointly and severally, agree to:

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(a)    support, act in good faith, and take all actions reasonably necessary and desirable to implement and consummate the Restructuring Transactions in accordance with this Agreement, and the applicable Milestones unless waived or modified in accordance with the terms hereof;

(b)    to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement, negotiate in good faith with the Required Consenting Stakeholders appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment, and support and take all steps reasonably necessary and desirable to address any such impediment;

(c)    use commercially reasonable efforts to obtain any required regulatory and/or third-party approvals and consents for the consummation and implementation of the Restructuring Transactions;

(d)    negotiate in good faith and use commercially reasonable efforts to finalize, execute and implement the Definitive Documents, any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(e)    at least three (3) days prior to the filing (or such shorter period as may be necessary or practicable), provide concurrently to the respective counsels for the Consenting Stakeholders draft copies of all material pleadings, motions, and proposed orders (including without limitation the Plan, the Disclosure Statement, the First Day Pleadings, and all “second day motions and proposed orders); that affect the Consenting Stakeholders;

(f)     actively and timely oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the filing of timely filed objections or written responses) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

(g)    consult and negotiate in good faith with the Consenting Stakeholders and their advisors regarding the implementation of the Restructuring Transactions, and the execution of the Definitive Documents to which such Consenting Stakeholder is required to be a party or to which it has a consent right pursuant to Section 3.02;

(h)    inform counsel to the Consenting Stakeholders in writing (email being sufficient) as soon as reasonably practicable after becoming aware of: (i) any matter or circumstance which it knows, or believes to be a material impediment to the implementation or consummation of the Restructuring Transactions; (ii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect the Company or any of its direct or indirect subsidiaries; (iii) any material breach of any of the terms, conditions, representations, warranties or covenants set forth in this Agreement (including a breach by the Company Parties); or (iv) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

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(i)      if the Company Parties receive any bona fide proposal or offer to effect an Alternative Restructuring Proposal, the Company shall (i) inform counsel to each of the Consenting Stakeholders in writing (email being sufficient) within one (1) Business Day of receiving such proposal, with such notice to include the material terms thereof, including the identity of the Person(s) involved, and the action taken or proposed to be taken by the Company in response thereto, (ii) provide counsel and advisors to each of the Consenting Stakeholders with regular updates as to the status and progress of such Alternative Restructuring Proposal, and (iii) respond promptly to reasonable information requests and questions from counsel to the Consenting Stakeholders relating to such Alternative Restructuring Proposal;

(j)      from the date hereof until the Plan Effective Date, other than (a) as required by contracts existing on the date hereof or applicable Law, (b) with the consent of the Consenting Senior Secured Noteholders (not to be unreasonably withheld, conditioned, or delayed) and in consultation with the Consenting Convertible Noteholders, or (c) except as expressly contemplated, allowed, or required by the Plan or this Agreement, (i) operate their business in the ordinary course consistent with past practices; (ii) use commercially reasonable efforts (x) to preserve intact the Company Parties’ business organization and relationships with third parties and employees, taking into account the Restructuring Transactions; and (y) maintain good standing (or equivalent status under the Laws of its incorporation or organization) under the Laws of the jurisdiction in which the Company Parties are incorporated or organized, taking into account the Restructuring Transactions; (iii) consult in good faith with counsel for the Consenting Stakeholders prior to the Company Parties’ entry into, termination of, or modification of any material operational contracts, leases, or other binding agreements, other than in the ordinary course of business; (iv) refrain from increasing the compensation payable to any “Insiders” (as defined in the Bankruptcy Code) of the Company Parties, except, with advance notice to the Consenting Stakeholders, annual base salary compensation increases and merit-based adjustments in the ordinary course of business and consistent with past practice or as required by the terms of and in accordance with any written employment or engagement agreement currently in effect between the Company Parties and such person; (v) refrain from granting any long term cash incentive awards payable to any “Insiders” (as defined in the Bankruptcy Code) of the Company Parties not existing as of the date of this Agreement or implementing a short term incentive plan for 2025 payable to any “Insiders” (as defined in the Bankruptcy Code) of the Company Parties; and (vi) refrain from entry into any binding transaction involving the direct or indirect sale, purchase, transfer, or other disposition of a material portion of the Company Parties’ assets;

(k)    use commercially reasonable efforts to provide the advisors to the Consenting Stakeholders with (i) reasonable access to, during regular business hours, the non-privileged, non-confidential books, work papers, records and materials of any Company Party, (ii) reasonable access to, during regular business hours, the personnel and applicable advisors of any Company Party to discuss the status and progress of the Restructuring Transactions, and (iii) timely responses to all reasonable diligence requests provided by any such advisors; it being understood that the foregoing cannot, and should not be construed to, (A) require the disclosure of any workpapers, materials, reports, statements, or other information intended to be subject to attorney-client or work-product privilege or any other applicable privilege doctrines available under applicable law, or (B) override any existing confidentiality or other applicable obligations owed with respect to any such information. In addition, the Company Parties shall cooperate with reasonable requests

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from any Consenting Stakeholder for information or documentation relating to compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions and Ex-Im Laws (as such terms are defined in the Backstop Commitment Agreement) and the Company Parties’ associated policies and procedures.

(l)      use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent; and

(m)    in the event that any information to be provided pursuant to this Agreement contains material non-public information, deliver such information to the Ad Hoc Group of Convertible Noteholders Advisors or Ad Hoc Group of Senior Secured Noteholders Advisors, as applicable, on a professional-eyes only basis, instead of delivering such information to the Consenting Stakeholders, unless and until such Consenting Stakeholder has entered into a Confidentiality Agreement in form and substance acceptable to such Consenting Stakeholder.

6.02.    Negative Commitments. Except as set forth in Section 6.03, during the Agreement Effective Period, the Company Parties shall not, without the prior written consent (including via email in accordance with Section 12.17) of the Required Consenting Stakeholders, directly or indirectly:

(a)    take any action that is inconsistent with this Agreement, the Definitive Documents or the Restructuring Transactions or take any other action that would reasonably be expected to interfere with, delay, or impede solicitation, implementation, or consummation of, the Restructuring Transactions;

(b)    modify the Plan, in whole or in part, in a manner that is inconsistent with this Agreement;

(c)    file any motion, pleading, order or any Definitive Documents with the Bankruptcy Court or any other court (including any modification or amendment thereof) that in whole or in part, is inconsistent with this Agreement, the Plan or the Definitive Documents;

(d)    except as contemplated under the Restructuring Transactions, amend or change, or propose to amend or change any of the Company Parties’ organizational documents;

(e)    except to the extent permitted by Section 6.03(c) hereof, seek, solicit, support, initiate, encourage, propose, negotiate, discuss assist, consent to, vote for or enter into any agreement regarding (in each case, directly or indirectly) any Alternative Restructuring Proposal.

(f)     (i) seek discovery in connection with, prepare, or commence an avoidance action or other legal proceeding that challenges (A) the amount, validity, allowance, character, enforceability, or priority of the Senior Secured Notes Claims, the Convertible Notes Claims, or the Intercompany Claim, or (B) as applicable, the validity, enforceability, or perfection of any lien or other encumbrance securing any such Claims, or (ii) support any third party in connection with any of the acts described in clause (i) of this Section 6.02(f).

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6.03.    Additional Provisions Regarding the Company Parties’ Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company Parties or the Governing Body of the Company Parties, to take or refrain from taking any action with respect to the Restructuring Transactions (including terminating this Agreement under Section 10) to the extent the Governing Body of the Company Parties determines in good faith, based on the advice of counsel, that taking or refraining from taking such action, as applicable, would be inconsistent with its or their fiduciary obligations under applicable Law or a violation of applicable Law. Any such action or inaction pursuant to this Section 6.03 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall provide prompt written notice (within one (1) Business Day) to counsel to the Required Consenting Stakeholders of any such determination in accordance with this Section 6.03 to take or refrain from taking any action. This Section 6.03 shall not impede the Consenting Stakeholders’ right to terminate this Agreement pursuant to Section 10 of this Agreement.

(b)    Notwithstanding anything to the contrary in this Agreement but subject to Section 6.01(i), upon receipt of an unsolicited Alternative Restructuring Proposal, the Company Parties and its directors, managers, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives (including any Governing Body members) shall have the rights to: (i) consider and respond to such Alternative Restructuring Proposal; (ii) provide access to non-public information concerning the Company and any of its direct or indirect subsidiaries to any Entity making such proposal that requests such information and enters into Confidentiality Agreements or nondisclosure agreements with the Company in connection with such proposal; (iii) receive, maintain, facilitate, participate in or continue discussions or negotiations with respect to such Alternative Restructuring Proposal if the Governing Body of the Company Parties entity determines, in good faith upon the advice of counsel, that failure to take such action would be inconsistent with their fiduciary duties or applicable Law or in violation of applicable Law; and (iv) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including the Consenting Stakeholders) regarding such Alternative Restructuring Proposal.

(c)    Nothing in this Agreement shall: (i) impair or waive the rights of the Company Parties to assert or raise any objection permitted under this Agreement in connection with the implementation of the Restructuring Transactions; (ii) affect the ability of the Company Parties to consult with any Consenting Stakeholder or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee) so long as doing so is not inconsistent with the terms hereof; or (iii) prevent the Company Parties from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 7.    Transfer of Company Claims/Interests and Joinders.

7.01.    Except solely to the extent provided in Section 7.02 or 7.04 of this Agreement, this Agreement shall not limit, restrict, or otherwise affect in any way a Party’s right, authority, or power to purchase or Transfer any Company Claims/Interests, including any right, title, or interest in a Company Claim/Interest.

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7.02.    Transfer Restrictions. During the Agreement Effective Period, and subject to the terms and conditions of this Agreement, each Party agrees, solely with respect to itself, as expressly identified and limited on its signature page or Joinder, and not in any other manner or with respect to any Affiliates, not to Transfer any right, title, or interest in a Company Claim, unless (a) the Transferee is a Party to this Agreement, or (b) if the Transferee is not already a Party to this Agreement, (i) the Transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, or (3) an institutional accredited investor (as defined in the Rules), and (ii) the Transferee agrees in writing to be bound by the terms of this Agreement by executing a Joinder in the form attached to this Agreement and delivering an executed copy thereof to counsel to the Company. Upon compliance with the requirements of Section 7.02 of this Agreement, including delivery of the Joinder, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims. Any Transfer in violation of this Section 7.02 or 7.04 shall be void ab initio and the Company Parties and each other Consenting Stakeholder shall have the right to enforce the voiding of such transfer.

7.03.    General Exception. Notwithstanding anything in this Agreement to the contrary, this Section 7 shall not apply to the grant of any lien or encumbrance on any right, title, or interest in any Company Claims in favor of a bank, broker-dealer or other custodial institution holding custody of any such right, title, or interest in the Company Claims in the ordinary course of business that is released upon the Transfer of any such right, title, or interest in a Company Claim.

7.04.    Qualified Marketmaker Exceptions.

(a)    Notwithstanding Section 7.02, a Consenting Stakeholder may Transfer any right, title, or interest in its Company Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker execute a Joinder or be a Party to this Agreement, on the condition that (i) such Qualified Marketmaker subsequently Transfers such Company Claims (by purchase, sale, assignment, participation or otherwise) by no later than five (5) Business Days of its acquisition thereof, (ii) such Consenting Stakeholder provides prompt notice of any such Transfer no later than the date of such Transfer to counsel to the Company Parties and counsel to the Consenting Stakeholder in accordance with Section 12.10, (iii) any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Company Claims is to a Permitted Transferee, and (iv) the Transferee is unaffiliated with such Qualified Marketmaker (and the Transfer documentation between the transferor Consenting Stakeholder and such Qualified Marketmaker shall contain a requirement that provides as such); provided, that, if the foregoing items (i) through (iv) are not satisfied, the Qualified Marketmaker will be required to executed and deliver a Joinder.

(b)    Notwithstanding Section 7.02, to the extent that a Party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title or interest in any Company Claims/Interests that it acquires from a holder of such Company Claims/Interests that is not a Party to this Agreement without the requirement that the transferee execute a Joinder or be a Party hereto.

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7.05.    Effect of Delivery of Joinder. By executing and delivering a Joinder as provided under Section 7.02 or 7.04, a Transferee:

(a)    becomes and shall be treated for all purposes under this Agreement as a Party to this Agreement with respect to the Transferred Company Claims/Interests and with respect to all other Company Claims/Interests that the Transferee holds and subsequently acquires, subject to Section 7.03 and Section 7.04(c);

(b)    agrees to be bound by all of the terms of this Agreement (as such terms may be amended from time to time in accordance with the terms hereof); and

(c)    is deemed, without further action, to make to the other Parties hereto the representations and warranties that the Parties to this Agreement make in Section 8 of this Agreement, in each case as of the date of the Joinder.

7.06.    Effect of Transfer. A Party to this Agreement that Transfers any right, title, or interest in any Company Claims in accordance with the terms of this Section 7 shall, subject to delivery of a Joinder with respect to any transferred Company Claims, be deemed to relinquish its rights and be released from its obligations under this Agreement solely to the extent of such Transferred Company Claims; provided, however, that in no event shall such Transfer relieve any Party from liability for its breach or non-performance of its obligations under this Agreement prior to such Transfer.

7.07.    Additional Claims. This Agreement shall not limit, restrict, or otherwise affect in any way a Party’s right, authority, or power to acquire any Company Claims in addition to the Party’s Company Claims and such acquired Company Claims shall automatically and immediately upon acquisition by a Party be deemed to be subject to the terms of this Agreement, except as set forth in Section 7.04 above. During the Agreement Effective Period, to the extent any Party to this Agreement acquires additional Company Claims from an entity that is not a Party to this Agreement, such Party shall promptly provide notice of any such acquisition and (including the amount and type of Company Claim acquired) and deliver a current list of its Company Claims to counsel to the Company Parties, counsel to the Consenting Senior Secured Noteholders and counsel to the Consenting Convertible Noteholders within 3 Business Days after such acquisition.

7.08.    No Obligation. This Section 7 shall not by its terms impose any obligation on the Company Parties to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary in this Agreement, if the Company Parties and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations of the Company Parties otherwise arising under such Confidentiality Agreements.

Section 8.    Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly and severally, represents and warrants that as of the Agreement Effective Date (or, in the case of a Consenting Stakeholder that becomes a party hereto

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after the Agreement Effective Date, as of the date such Consenting Stakeholder becomes a Party to this Agreement by executing and delivering a Joinder) and as of the Closing Date:

(a)    it is the beneficial or record owner of the aggregate principal amount of the Company Claims or is the nominee, investment manager, advisor or sub-advisor for beneficial holders of the Company Claims reflected in (or, to the extent it has loaned or transferred any Company Claims to any third-party on a temporary basis pursuant to any loan or repurchase agreement (any such Company Claims, the “Loaned Claims”), it has recalled any Loaned Claims to the extent possible, and will use commercially reasonable efforts to beneficially own any such Loaned Claims as soon as reasonably practicable), and, having made reasonable inquiry, is not the beneficial or record owner or the nominee, investment manager, advisor or sub-advisor for a beneficial or record owner of any Company Claims other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Joinder, as applicable (as may be updated pursuant to Section 7);

(b)    it has (or upon the return of any Loaned Claims, will have) the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims;

(c)    such Company Claims are (or upon the return of any Loaned Claims, will be) free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)    (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act) or (C) an institutional accredited investor (as defined in the Rules) and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribute or resale in violation of the Securities Act; and

(e)    it is not party to any cooperation agreement or similar agreement or arrangement with any other holder of Company Claims/Interests that both (i) relates to the holding, voting or disposition of any instrument, security or notes in connection with the Company Parties or the Reorganized Company Parties, or any entitlement to distributions, sharing of recoveries, opportunities to participate in future transactions in relation to such instrument, security or notes, and (ii) by its terms remains in effect after the Closing Date.

For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, any Consenting Stakeholder’s inability to vote, consent, or take any other action with respect to Loaned Claims shall not be a breach or default of such Consenting Stakeholder’s obligations under this Agreement or any Definitive Document.

Section 9.    Mutual Representations, Warranties, and Covenants. Each of the Parties, severally, and not jointly and severally, represents, warrants and covenants to each other Party that, as of the Agreement Effective Date (or, in the case of each Company Party and Consenting Stakeholder that becomes a party hereto after the Agreement Effective Date, as of the date such

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Company Party or Consenting Stakeholder becomes a Party to this Agreement by executing and delivering a Company Acknowledgment or Joinder, as applicable) and as of the Closing Date:

(a)    it is validly existing and in good standing under the Laws of the state or jurisdiction of its organization, incorporation or formation, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)    except as expressly provided in this Agreement, the Plan or the Bankruptcy Code, if applicable, no consent or approval is required by any other Entity or Person in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)    the entry into and performance of, the transactions contemplated by this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional documents;

(d)    it has all requisite corporate or similar power and authority to enter into, execute, and deliver this Agreement and it has (or will have, at the relevant time) all requisite corporate, partnership or similar power and authority to effectuate the Restructuring Transactions and carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(e)    it has not assigned, conveyed, sold, hypothecated or otherwise transferred all, any part of or any interest in any claim or cause of action that would be released pursuant to the releases set forth in the Plan; and

(f)     it is not a party to any Alternative Restructuring Proposal, restructuring, or similar agreement with other Parties to this Agreement that relates to the Company or any of its direct or indirect subsidiaries that has not been disclosed to all Parties to this Agreement.

Section 10.       Termination Events.

10.01.    Consenting Senior Secured Noteholder Termination Events. This Agreement may be terminated with respect to the Consenting Senior Secured Noteholders by the Required Consenting Senior Secured Noteholders by the delivery to the Company Parties’ counsel of written notice (a “Consenting Senior Secured Noteholder Termination Notice”) in accordance with Section 12.10 of this Agreement upon the occurrence of any of the following events (unless waived in writing by the Required Consenting Senior Secured Noteholders in their sole discretion):

(a)    the breach by the Company Parties of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that would have, or could reasonably be expected to have, a material adverse effect on the Restructuring Transactions, which breach remains uncured (to the extent curable) for five (5) Business Days after delivery of the Consenting Senior Secured Noteholder Termination Notice detailing any such breach;

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(b)    the breach in any material respect by one or more of the Consenting Convertible Noteholders of any of such Consenting Convertible Noteholder’s representations, warranties, covenants or obligations set forth in this Agreement that (i) would result in the non-breaching Consenting Convertible Noteholders owning or controlling less than 66-2/3% in aggregate principal amount of all outstanding Convertible Notes Claims and (ii) remains uncured for a period of five (5) Business Days after the receipt of a Consenting Senior Secured Noteholder Termination Notice specifying such breach;

(c)    the Company Parties (i) file any motion seeking to avoid, disallow, subordinate, or recharacterize any Company Claims/Interests or security interest held by or for the benefit of any Consenting Senior Secured Noteholder or (ii) shall have supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action;

(d)    the Company Parties (i) file any motion seeking to avoid, disallow, subordinate, or recharacterize the Intercompany Claim or (ii) shall have supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consent to the standing of any such third party to bring such application, adversary proceeding, or cause of action;

(e)    the Bankruptcy Court enters an order providing for the relief specified in Section 10.01(c) or 10.01(d);

(f)     the issuance, promulgation, or enactment by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) either (1) such ruling, judgment or order has been issued at the request of the Company Parties in contravention of any obligations set forth in this Agreement or (2) such ruling, judgment or order remains in effect for ten (10) Business Days after delivery of a Consenting Senior Secured Noteholder Termination Notice identifying any such issuance; notwithstanding the foregoing, this termination right may not be exercised by any Party that sought or requested such ruling, judgment or order in contravention of any obligation set forth in this Agreement;

(g)    the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for ten (10) Business Days after the entry of such order; provided, that no Consenting Senior Secured Noteholder shall have the right to terminate this Agreement pursuant to this Section 10.01(g) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative, or immaterial modifications to the Plan;

(h)    the entry of an order by the Bankruptcy Court, or the filing of a motion or application by the Company Parties seeking an order (without the prior written reasonable consent of the Required Consenting Senior Secured Noteholders), (i) converting any Chapter 11 Case to cases under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers

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beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in the Chapter 11 Cases, (iii) dismissing the Chapter 11 Cases, or (iv) rejecting this Agreement;

(i)      any Company Party fails to timely file a formal objection, after consultation in good faith with the Consenting Senior Secured Noteholders, to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

(j)      any Company Party (i)(i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii)(ii) is the subject of an involuntary case under the Bankruptcy Code that is not dismissed or withdrawn within 30 days of the commencement of such proceeding, or any Company Party consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii)(iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Party or for a substantial part of any Company Party’s assets, (iv)(iv) makes a general assignment or arrangement for the benefit of creditors, or (v)(v) takes any corporate action for the purpose of authorizing any of the foregoing;

(k)    the failure of the Company Parties to meet a Milestone, which has not been waived, modified or extended in accordance with this Agreement, unless (i) such failure is the result of any act, omission, or delay on the part of the terminating Consenting Senior Secured Noteholder in violation of its obligations under this Agreement or (ii) such failure is due solely to the unavailability of the Bankruptcy Court;

(l)      any Company Party (i) withdraws from the Plan or Disclosure Statement, if applicable, or (ii) files or otherwise makes public any of the Definitive Documents (including any modification or amendments thereto) (x) in a form that is inconsistent (other than in an immaterial manner) with this Agreement and (y) without the consent of the Required Consenting Senior Secured Noteholders in accordance with this Agreement, which occurrence remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Senior Secured Noteholder transmits a written notice in accordance with Section 12.10;

(m)    any order approving the Plan or the Disclosure Statement is appealed, reversed, stayed, dismissed, vacated, reconsidered, or modified without the prior written consent of the Required Consenting Senior Secured Noteholders, and such order remains in effect for ten (10) Business Days after entry thereof;

(n)    the acceleration of any obligations or termination of commitments under the DIP Facility or the DIP Financing Documents;

(o)    any Company Party fails to comply with any of its obligations to the Senior Secured Notes Trustee or the Senior Secured Noteholders under the Adequate Protection Order;

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(p)    the Backstop Agreement is terminated as to all parties thereto in accordance with its terms;

(q)    this Agreement is terminated as to the Consenting Convertible Noteholders;

(r)     the Bankruptcy Court enters an order terminating a Debtor’s exclusive right to file or solicit acceptances of a plan of reorganization;

(s)     any Company Party publicly announces that it (i) intends to not support the Restructuring Transactions, or (ii) intends to accept an Alternative Restructuring Proposal or executes a definitive written agreement with respect to an Alternative Restructuring Proposal;

(t)      the Company Parties fail to pay the Consenting Stakeholder Fees and Expenses of the Ad Hoc Group of Senior Secured Noteholders Advisors in accordance with Section 12.18 hereof; or

(u)    the Company Parties’ execution, delivery, amendment, modification, withdrawal, or filing of a pleading seeking approval of, or authority to amend or modify, any Definitive Document that, in any such case, is not consistent with this Agreement or otherwise not reasonably acceptable to the Required Consenting Senior Secured Noteholders.

10.02.    Consenting Convertible Noteholder Termination Events. This Agreement may be terminated with respect to the Consenting Convertible Noteholders by the Required Consenting Convertible Noteholders by the delivery to the Company Parties’ counsel a written notice (a “Consenting Convertible Noteholder Termination Notice”) in accordance with Section 12.10 of this Agreement upon the occurrence of any of the following events (unless waived in writing by the Required Consenting Convertible Noteholders in their sole discretion):

(a)    the breach by the Company Parties of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that would have, or could reasonably be expected to have, a material adverse effect on the Restructuring Transactions, which breach remains uncured (to the extent curable) for five (5) Business Days after delivery of the Consenting Convertible Noteholder Termination Notice detailing any such breach;

(b)    the breach in any material respect by one or more of the Consenting Senior Secured Noteholders of any of such Consenting Senior Secured Noteholder’s representations, warranties, covenants or obligations set forth in this Agreement that (i) would result in the non-breaching Consenting Senior Secured Noteholders owning or controlling less than 66-2/3% in aggregate principal amount of all outstanding Senior Secured Notes Claims and (ii) remains uncured for a period of five (5) Business Days after the receipt of a Consenting Convertible Noteholder Termination Notice specifying such breach;

(c)    any Company Party (i) files any motion seeking to avoid, disallow, subordinate, or recharacterize any Company Claims/Interests held by any Consenting Convertible Noteholder or (ii) shall have supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action;

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(d)    the Bankruptcy Court enters an order providing for the relief specified in Section 10.02(c);

(e)    the issuance, promulgation, or enactment by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) either (1) such ruling, judgment or order has been issued at the request of the Company Parties in contravention of any obligations set forth in this Agreement or (2) such ruling, judgment or order remains in effect for 10 Business Days after delivery of a Consenting Convertible Noteholder Termination Notice identifying any such issuance; notwithstanding the foregoing, this termination right may not be exercised by any Party that sought or requested such ruling, judgment or order in contravention of any obligation set forth in this Agreement;

(f)     the Bankruptcy Court enters an order (i) denying confirmation of the Plan, and such order remains in effect for ten (10) Business Days after the entry of such order; provided, that no Consenting Convertible Noteholder shall have the right to terminate this Agreement pursuant to this Section 10.02(f) if the Bankruptcy Court denies confirmation of the Plan subject only to the making of ministerial, administrative, or immaterial modifications to the Plan;

(g)    the entry of an order by the Bankruptcy Court, or the filing of a motion or application by the Company Parties seeking an order (without the prior written reasonable consent of the Required Consenting Convertible Noteholders), (i) converting any Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in the Chapter 11 Cases, (iii) dismissing the Chapter 11 Cases or (iv) rejecting this Agreement;

(h)    any Company Party fails to timely file a formal objection, after consultation in good faith with the Consenting Convertible Noteholders, to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

(i)      any Company Party (i)(i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii)(ii) is the subject of an involuntary case under the Bankruptcy Code that is not dismissed or withdrawn within 30 days of the commencement of such proceeding, or any Company Party consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii)(iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Party or for a substantial part of any Company Party’s assets, (iv)(iv) makes a general assignment or arrangement for the benefit of creditors, or (v)(v) takes any corporate action for the purpose of authorizing any of the foregoing;

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(j)      the failure of the Company Parties to meet a Milestone, which has not been waived, modified, or extended in accordance with this Agreement, unless (i) such failure is the result of any act, omission, or delay on the part of the terminating Consenting Convertible Noteholder in violation of its obligations under this Agreement, or (ii) such failure is due solely to the unavailability of the Bankruptcy Court;

(k)    any Company Party (i) withdraws from the Plan or Disclosure Statement, if applicable, or (ii) files or otherwise makes public any of the Definitive Documents (including any modification or amendments thereto) (x) in a form that is inconsistent (other than in an immaterial manner) with this Agreement and (y) without the consent of the Required Consenting Convertible Noteholders (in accordance with this Agreement), which occurrence remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Convertible Noteholder transmits a written notice in accordance with Section 12.10;

(l)      any order approving the Plan or the Disclosure Statement is appealed, reversed, stayed, dismissed, vacated, reconsidered or modified without the prior written consent of the Required Consenting Convertible Noteholders, and such order remains in effect for ten (10) Business Days after entry thereof;

(m)    the Backstop Agreement is terminated as to all parties thereto in accordance with its terms;

(n)    this Agreement is terminated as to the Consenting Senior Secured Noteholders;

(o)    the Bankruptcy Court enters an order terminating a Debtor’s exclusive right to file or solicit acceptances of a plan of reorganization;

(p)    any Company Party publicly announces that it (i) intends to not support the Restructuring Transactions, or (ii) intends to accept an Alternative Restructuring Proposal or executes a definitive written agreement with respect to an Alternative Restructuring Proposal;

(q)    the Company Parties fail to pay the Consenting Stakeholder Fees and Expenses of the Ad Hoc Group of Convertible Noteholders Advisors in accordance with Section 12.18 hereof, unless the payment of such fees and expenses has not been authorized by an order of the Bankruptcy Court;

(r)     the Company Parties’ execution, delivery, amendment, withdrawal, modification, or filing of a pleading seeking approval of, or authority to amend or modify, any Definitive Document that, in any such case, is not consistent in all respects with this Agreement or does not comport with the consent rights of the Required Consenting Convertible Noteholders as set forth in Section 3.02 of this Agreement.

10.03.    Company Parties Termination Events. The Company Parties may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 12.10 of this Agreement (each, a “Company Termination Notice”) upon the occurrence of any of the following events:

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(a)    the breach by (1) one or more of the Consenting Senior Secured Noteholders of any of any provision set forth in this Agreement that would result in the non-breaching Consenting Senior Secured Noteholders owning or controlling less than 66-2/3% in aggregate principal amount of all outstanding Senior Secured Notes Claims, or (2) one or more of the Consenting Convertible Noteholders of any of any provision set forth in this Agreement that would result in the non-breaching Consenting Convertible Noteholders owning or controlling less than 66-2/3% in aggregate principal amount of all outstanding Convertible Notes Claims, in each case that remains uncured for a period of five (5) Business Days after the receipt of a Company Termination Notice specifying such breach;

(b)    in accordance with Section 6.03, the Governing Body of any Company Party determines in good faith, based upon advice of counsel (which may be outside counsel), that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law;

(c)    the issuance, promulgation, or enactment by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for 10 Business Days after such delivery of a Company Termination Notice specifying any such issuance; notwithstanding the foregoing, this termination right shall not apply to or be exercised by the Company Parties if the Company Parties sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(d)    the Required Consenting Senior Secured Noteholders or the Required Consenting Convertible Noteholders terminate this Agreement with respect to the Consenting Senior Secured Noteholders or the Consenting Convertible Noteholders, as applicable, in accordance with Section 10.01 or 10.02;

(e)    the acceleration of any obligations under the DIP Facility or the DIP Financing Documents;

(f)     the Backstop Agreement is terminated as to all parties thereto in accordance with its terms; or

(g)    this Agreement is terminated as to either the Consenting Senior Secured Noteholders or the Consenting Convertible Noteholders.

10.04.    Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Company Parties, (b) the Required Consenting Senior Secured Noteholders, and (c) the Required Consenting Convertible Noteholders.

10.05.    Automatic Termination. This Agreement shall terminate automatically as to all Parties without any further required action or notice immediately upon the Closing Date.

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10.06.    Effect of Termination. After the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination, except as otherwise expressly provided in this Agreement, shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Company Claims/Interests held by such Party; provided, however, that in no event shall such termination relieve any Party from (i) liability for its breach or non-performance of its obligations under this Agreement prior to the Termination Date, or (ii) obligations under this Agreement which by their terms expressly survive termination of this Agreement. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by the Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before such Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise. Nothing in this Agreement shall be construed as prohibiting the Company Parties or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with the terms hereof or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of the Company Parties or the ability of the Company Parties to protect and preserve their rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its Claims against the Company Parties, or any Consenting Stakeholder, as applicable. No purported termination of this Agreement shall be effective under this Section 10.06 or otherwise if the Party seeking to terminate this Agreement is in breach of this Agreement, except a termination pursuant to Section 10.03(b). Nothing in this Section 10.06 shall restrict the Company Parties’ right to terminate this Agreement in accordance with Section 10.03(b).

Section 11.       Amendments and Waivers.

(a)    This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 11.

(b)    This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by (i) the Company Parties, (ii) the Required Consenting Senior Secured Noteholders, and (iii) the Required Consenting Convertible Noteholders; provided that (w) any modification or amendment to the definition of Required Consenting Senior Secured Noteholders shall require the written consent of each Consenting Senior Secured Noteholder, (x) any modification or amendment to the definition of Required Consenting Convertible Noteholders shall require the written consent of each Consenting Convertible Noteholder, (y) any modification, amendment, supplement or waiver which materially, adversely and disproportionately affects the Senior Secured Notes Claims held by any

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Consenting Senior Secured Noteholder as compared to any other Consenting Senior Secured Noteholder shall require the written consent of such Consenting Senior Secured Noteholder; and (z) any modification, amendment, supplement or waiver which materially, adversely and disproportionately affects the Convertible Notes Claims held by any Consenting Convertible Noteholder as compared to any other Consenting Convertible Noteholder shall require the written consent of such Consenting Convertible Noteholder; provided, further, that any modification, amendment, supplement or waiver to any Definitive Document that is an exhibit hereto shall be subject to the consent rights of the respective Parties set forth in Section 3.02 of this Agreement; provided, further, that any modification or amendment to this Section shall require the consent of each Consenting Stakeholder. For the avoidance of doubt, in the event of any modification, amendment or supplement of the type set forth in clauses (y) and (z) above, the affected Consenting Senior Secured Noteholder or Consenting Convertible Noteholder, as applicable, shall have the right to terminate this Agreement as to itself.

(c)    Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 11 shall be ineffective and void ab initio.

(d)    The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as (i) a further or continuing waiver of such breach, (ii) a waiver of any other or subsequent breach, or (iii) a waiver of any provision of this Agreement by another Party. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 12.       Miscellaneous.

12.01.    Acknowledgment. Notwithstanding any other provision of this Agreement, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

12.02.    Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached to this Agreement (together with any exhibits, annexes or schedules thereto) is expressly incorporated and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules (it being understood and agreed that any actions and obligations required to be taken by any Party that are included in the exhibits attached to this Agreement, but not in this Agreement are to be considered “covenants” of such Party and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in any of the exhibits to be re-copied into this Agreement). In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules attached to this Agreement) and the exhibits, annexes, and schedules attached to this

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Agreement, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern, provided, that in the event of any inconsistency between this Agreement and the Plan, the terms and conditions set forth in the Plan shall govern.

12.03.    Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters specified in this Agreement, as may be reasonably appropriate or necessary from time to time, to effectuate the Restructuring Transactions, as applicable, provided that such additional documents are consistent with the terms hereof and do not include any additional liabilities or obligations of the Consenting Stakeholder without each impacted Consulting Stakeholder’s prior written consent.

12.04.    Complete Agreement. Except as otherwise explicitly provided in this Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, and agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. The Parties acknowledge and agree that they are not relying on any representations or warranties other than as set forth in this Agreement.

12.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE CHOSEN STATE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. Each Party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party to this Agreement.

12.06.    Trial by Jury Waiver. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.07.    Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each Person executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

12.08.    Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation of this Agreement, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted

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this Agreement, or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

12.09.    Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and, except as set forth in Section 7, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Entity.

12.10.    Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)    if to the Company Parties, to:

Spirit Airlines, Inc.
2800 Executive Way
Miramar, FL 33025
Attn:	Thomas Canfield
Email:	thomas.canfield@Spirit.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:	Marshall Huebner
Darren Klein
Christopher Robertson
Email:	marshall.huebner@davispolk.com
darren.klein@davispolk.com
christopher.robertson@davispolk.com

(b)    if to a Senior Secured Noteholder, the address or e-mail address set forth on such Party’s signature page to this Agreement (or in the signature page to a Joinder, as applicable), with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn:	Michael Stamer
Jason P. Rubin
Stephen B. Kuhn
Email:	mstamer@akingump.com

38

jrubin@akingump.com
skuhn@akingump.com

(c)    if to a Consenting Convertible Noteholder, the address or e-mail address set forth on such Consenting Convertible Noteholder’s signature page to this Agreement (or in the signature page to a Joinder, as applicable), with a copy to:

Paul Hastings LLP
71 S. Wacker Drive
Chicago, IL 60606
Attn:	Matthew L. Warren
Geoffrey M. King
Email:	mattwarren@paulhastings.com
geoffking@paulhastings.com

and

Paul Hastings LLP
1170 Peachtree Street N.E.
Suite 100
Atlanta, GA 30309
Attn:	Zach Cochran
Email:	zachcochran@paulhastings.com

(d)    Any notice given by delivery, mail, or courier shall be effective when received.

12.11.    Independent Due Diligence and Decision Making. Each Consenting Stakeholder confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. Each Consenting Stakeholder acknowledges and agrees that it is not relying on any representations or warranties other than as set forth in this Agreement or any other Definitive Document.

12.12.    Admissibility and Waiver. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating to this Agreement shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages or any other remedy to which a Party may be entitled under this Agreement. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties fully reserve any and all of their rights.

12.13.    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each

39

non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

12.14.    Several, Not Joint and Several, Claims. The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several, and not joint and several.

12.15.    Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

12.16.    Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

12.17.    Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3, Section 4, Section 11, or otherwise, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

12.18.    Fees and Expenses. To the extent not previously paid, and regardless of whether the Restructuring Transactions are consummated, the Company Parties shall promptly pay in cash all fees and expenses of the Ad Hoc Group of Senior Secured Noteholders Advisors and the Ad Hoc Group of Convertible Noteholders Advisors, in each case, in accordance with any engagement letters (if any) of such professional, including, without limitation, any success fees contemplated therein (collectively, the “Consenting Stakeholder Fees and Expenses”).

12.19.    Survival. Notwithstanding (a) any Transfer of any Company Claims in accordance with Section 7 or (b) the termination of this Agreement pursuant to Section 10, the agreements and obligations of the Parties in Sections 10.06, Sections 12.01-12.19, Sections 12.20-12.21, Section 12.23 any defined terms used in any of the foregoing Sections (solely to the extent used therein) and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect in accordance with the terms hereof and thereof.

12.20.    Enforceability of Agreement. If the Chapter 11 Cases are commenced, each of the Parties waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement to the extent the Bankruptcy Court determines that such relief is required.

40

12.21.    Relationship Among Parties. Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Stakeholders under this Agreement shall be several, not joint and several. None of the Consenting Stakeholders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Stakeholder, any Company Party, or any of the Company Party’s respective creditors or other stakeholders, and there are no commitments among or between the Consenting Stakeholders, in each case except as expressly set forth in this Agreement or any other Definitive Document. It is understood and agreed that any Consenting Stakeholders may trade in any debt or equity securities of any Company Party without the consent of the Company Parties, subject to applicable securities laws and this Agreement. No prior history, pattern or practice of sharing confidences among or between any of the Consenting Stakeholders, and/or the Company Parties shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of any of the Company Parties and do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt: (a) each Consenting Stakeholder is entering into this Agreement directly with the Company Parties and not with any other Consenting Stakeholder; (b) subject to Section 7.02, no other Consenting Stakeholder shall have any right to bring any action against any other Consenting Stakeholder with respect this Agreement (or any breach thereof); and (c) no Consenting Stakeholder shall, nor shall any action taken by a Consenting Stakeholder pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Consenting Stakeholder with respect to the obligations under this Agreement nor shall this Agreement create a presumption that the Consenting Stakeholders are in any way acting as a group. All rights under this Agreement are separately granted to each Consenting Stakeholder by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties. The decision to commit to enter into the Restructuring Transactions contemplated by this Agreement has been made independently. For the avoidance of doubt, the Consenting Stakeholders are not insiders of the Company or its subsidiaries.

12.22.    Publicity. The Company Parties shall submit drafts to counsel to the Consenting Stakeholders, respectively, of any press releases or other public statements that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two (2) Business Days prior to making any such disclosure (provided, however, that if delivery of such document at least two (2) Business Days in advance of such disclosure is impossible or impracticable under the circumstances, such document shall be delivered as soon as otherwise practicable), and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall incorporate any such reasonable comments in good faith. Except as required by Law or otherwise permitted under the terms of any other agreement between the Company Parties and any Consenting Stakeholder, no Party or its advisors shall (a) use the name of any Consenting Stakeholder in any public manner (including in any press release) with respect to this Agreement, the Restructuring or any of the Definitive Documents or (b) disclose to any Person (including, for the avoidance of doubt, any other Party), other than advisors to the Company Parties, the principal amount or percentage of any Company Claims/Interests held by any individual Consenting Stakeholder, in each case, without such Consenting Stakeholder’s prior written consent (it being understood and agreed that each Consenting Stakeholder’s signature page to this Agreement shall be redacted to remove the name

41

of such Consenting Stakeholder and the amount and/or percentage of Company Claims/Interests held by such Consenting Stakeholder); provided, however, that (i) if such disclosure is required by Law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Stakeholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by all the Consenting Stakeholders, collectively, on a facility by facility basis. Notwithstanding the provisions in this Section 12.22, (x) any Party may disclose the identities of the other parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, and (y) any Party may disclose, to the extent expressly consented to in writing by a Consenting Stakeholder, such Consenting Stakeholder’s identity and individual holdings.

12.23.    No Recourse. This Agreement may only be enforced against the named parties hereto (and then only to the extent of the specific obligations undertaken by such parties in this Agreement). All claims or causes of action (whether in contract, tort, equity or any other theory) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the Persons that are expressly identified as parties hereto (and then only to the extent of the specific obligations undertaken by such parties herein). No past, present or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equity holder, trustee, affiliate, controlling person, investment manager or advisor (or such investment manager’s or advisor’s employees, managers or partners), agent, attorney or other representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto), nor any past, present or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equity holder, trustee, affiliate, controlling person, investment manager or advisor (or such investment manager’s or advisor’s employees, managers or partners), agent, attorney or other representative of any of the foregoing (other than any of the foregoing that is a party hereto) (any such Person, a “No Recourse Party”), shall have any liability with respect to this Agreement or with respect to any proceeding (whether in contract, tort, equity or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or affiliates or otherwise) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

12.24.    Specific Execution

(a)    The Parties understand that the Consenting Stakeholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Stakeholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Stakeholder, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting Stakeholder so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder or such Consenting Stakeholder’s investment in the Company Parties; provided, that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that (i) executes this Agreement or (ii) on

42

whose behalf this Agreement is executed by a Consenting Stakeholder. The Company acknowledges that one or more Consenting Stakeholders may have engaged an investment manager or advisor which acts as (i) the sole investment manager or advisor for certain single-manager accounts, and (ii) investment manager or adviser solely to a designated pool of assets of certain multi-manager accounts. In respect of the multi-manager accounts, to the extent a Consenting Stakeholder expressly indicates on its signature page hereto that such investment advisor or manager (A) is its discretionary advisor with respect to the accounts of the Consenting Stakeholder or (B) has executed the Agreement on Consenting Stakeholder’s behalf (“Investment Advisor”), the Investment Advisor has no visibility, control or oversight in respect of the trading of other investment managers or advisers to such multi-manager accounts of the Consenting Stakeholder. As such, notwithstanding anything to the contrary herein, all agreements, covenants, representations or warranties herein that relate to any Consenting Stakeholder shall, with respect to any multi-manager accounts, solely apply to the portion of the account over which such Investment Advisor has discretion and not the Consenting Stakeholder as a whole.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

Spirit Airlines, Inc.

By: /s/ Fred Cromer

Name: Fred Cromer

Authorized Signatory

[Consenting Stakeholders’ Signature Pages on file with the Company]

[Consenting Stakeholder’s Signature Page to the Restructuring Support Agreement]

EXHIBIT A

Plan

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: SPIRIT AIRLINES, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-[ ] ( ) (Joint Administration Requested)

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
SPIRIT AIRLINES, INC. AND ITS DEBTOR AFFILIATES

DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017 Tel.: (212) 450-4000 Marshall S. Huebner Darren S. Klein Christopher S. Robertson Moshe Melcer Kayleigh Yerdon
Proposed Counsel to the Debtors and Debtors in Possession

Dated: [ ], 2024

New York, New York

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR VOTES OF ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION IN THE CHAPTER 11 CASES.

1 The Debtors’ names and last four digits of their respective employer identification numbers or registration numbers in the applicable jurisdictions are as follows: Spirit Airlines Inc. (7023); Spirit Finance Cayman 1 Ltd. (7020); Spirit Finance Cayman 2 Ltd. (7362); Spirit IP Cayman Ltd. (4732); and Spirit Loyalty Cayman Ltd. (4752). The Debtors’ mailing address is 1731 Radiant Drive, Dania Beach, FL 33004.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES	1
A. Defined Terms	1
B. Rules of Interpretation	22
C. Computation of Time	23
D. Governing Law	23
E. Reference to Monetary Figures	23
F. Nonconsolidated Plan	23
G. Consent Rights	24
ARTICLE II. DIP SUPERPRIORITY CLAIMS; ADMINISTRATIVE CLAIMS; PRIORITY CLAIMS; AND U.S. Trustee FEES	24
A. DIP Superpriority Claims	24
B. Administrative Claims	24
1. General Administrative Claims	24
2. Professional Fee Claims	25
3. Treatment of Priority Tax Claims	27
C. U.S. Trustee Fees	27
ARTICLE III. CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS	27
A. Classification and Treatment of Claims and Interests	28
1. Class 1 — Other Secured Claims	29
2. Class 2 — Other Priority Claims	29
3. Class 3 — Prepetition RCF Claims	30
4. Class 4 — Senior Secured Notes Claims	30
5. Class 5 — Convertible Notes Claims	31
6. Class 6 — General Unsecured Claims	31
7. Class 7 — Section 510(b) Claims	31
8. Class 8 — Intercompany Claims	32
9. Class 9 — Intercompany Interests	32
10. Class 10 — Existing Interests	33
B. Special Provision Governing Unimpaired Claims	33
C. Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes	33
1. Voting Classes Under the Plan	33
2. Acceptance of the Plan by Impaired Classes of Claims	33
3. Presumed Acceptance of the Plan	33
4. Presumed Rejection of the Plan	33
5. Presumed Acceptance or Rejection of the Plan	34
6. Presumed Acceptance by Voting Classes with No Votes	34

D. Elimination of Vacant Classes	34
E. Controversy Concerning Impairment	34
ARTICLE IV. IMPLEMENTATION OF THE PLAN	34
A. Continued Existence and Vesting of Assets	34
1. Reorganized Debtors	34
2. Transfer of Books and Records; Privilege	35
B. Transactions Related to the Plan	35
C. New Equity Interests	36
1. Issuance of New Equity Interests	36
2. Exchange Act Registration and Listing	36
3. Exemption from Registration	36
D. Equity Rights Offering	39
E. Exit Financing	40
1. Entry into Exit Financing Documents	40
2. Exemption from Registration	41
F. Boards of Directors/Managers	43
G. New Organizational Documents; No Further Action	43
H. Cancellation of Instruments, Certificates, and Other Documents	44
I. Subordination	45
J. Structural Simplification	45
K. Management Incentive Plan	45
L. DTC Eligibility	46
ARTICLE V. PROVISIONS GOVERNING DISTRIBUTIONS	46
A. Timing and Calculation of Amounts to Be Distributed	46
B. Sources for Plan Distributions and Transfers of Funds Among Debtors	47
C. Distribution Agent	47
D. De Minimis Distributions	47
E. Delivery of Plan Distributions—Allowed Claims	47
F. Fractional New Equity Interests	48
G. Manner of Payment Under the Plan	49
H. Allocation of Plan Distributions Between Principal and Interest	49
I. Compliance Matters	49
J. Foreign Currency Exchange Rate	50
K. Fractional Dollars	50
L. Undeliverable, Unclaimed, or Non-Negotiated Plan Distributions	50
M. Claims Paid by Third Parties	51
N. Claims Payable by Third Parties	51

ARTICLE VI. PROCEDURES FOR RESOLVING CLAIMS	51
A. Objections to Claims	52
B. Resolution of Disputed Claims	52
C. Estimation of Claims and Interests	53
D. No Distributions Pending Allowance or Settlement of Causes of Action	53
E. No Amendments to Claims	54
F. No Late-Filed Claims	54
G. No Interest	54
H. Adjustment to Claims Without Objection	55
I. Reservation of Rights to Object to Claims	55
J. Disallowance of Claims	55
K. Reimbursement or Contribution	55
ARTICLE VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	56
A. Assumption and Rejection of Executory Contracts and Unexpired Leases	56
B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	57
C. Employment-Related Provisions	58
1. Employment Agreement and Benefit Programs	58
2. Collective Bargaining Agreements	59
D. Rejection Claims	59
E. Reservation of Rights	59
F. Transferred Cure Costs	59
G. Indemnification	60
1. Debtor Indemnification Obligations	60
2. Third-Party Indemnities	60
H. Insurance-Related Provisions	60
ARTICLE VIII. EFFECT OF CONFIRMATION OF THE PLAN	61
A. Release of Liens	61
B. Releases; Discharges	62
C. Term of Injunctions or Stays	63
D. Exculpation	63
E. Releases by the Debtors	64
F. Voluntary Releases by the Releasing Parties	66
G. Injunction	68
H. Setoff and Recoupment	69
I. Preservation of Causes of Action	70

J. Compromise and Settlement of Claims and Controversies	70
K. Protection Against Discriminatory Treatment	71
ARTICLE IX. CONDITIONS TO EFFECTIVE DATE	71
A. Conditions Precedent to the Effective Date	71
B. Waiver of Conditions to Effectiveness	73
C. Effect of Non-Occurrence of Conditions to the Effective Date	73
ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	73
A. Plan Modifications	73
B. Revocation or Withdrawal of Plan and Effects of Nonoccurrence of Confirmation or Effective Date	74
ARTICLE XI. RETENTION OF JURISDICTION	75
ARTICLE XII. MISCELLANEOUS PROVISIONS	77
A. Exemption from Transfer Taxes and Recording Fees	77
B. Request for Expedited Determination of Taxes	78
C. Dissolution of Any Committee	78
D. Plan Supplement and Other Plan Documents	78
E. No Admission	79
F. Substantial Consummation	79
G. Section 1125 of the Bankruptcy Code	79
H. Non-Severability	80
I. Binding Effect	80
J. Service of Documents	80
K. Waiver or Estoppel	81
L. Conflicts	82
M. Entire Agreement	82

Introduction

Pursuant to sections 1121(a),2 the Debtors propose this Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and its Debtor Affiliates (including all appendices, exhibits, schedules, and supplements (including any Plan Supplements), and as it may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Plan”) to Holders of Claims against and Interests in the Debtors in connection with the solicitation of votes on the Plan and the hearing on the final approval of the Disclosure Statement and confirmation of the Plan (as such hearing may be continued from time to time, the “Confirmation Hearing”). The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Other agreements and documents may supplement this Plan and may be Filed with the Bankruptcy Court. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Article X, the Debtors reserve the right to alter, supplement, amend, or otherwise modify (one or more times), revoke, or withdraw the Plan prior to its substantial consummation.

Reference is made to the Disclosure Statement, which includes information pertaining to the Debtors’ prepetition business operations and financial history, the events leading up to the Chapter 11 Cases, a description of certain effects of confirmation of the Plan, certain risk factors associated with the Plan, the way Plan Distributions will be made, the confirmation process, and confirmation requirements.

Holders of Claims entitled to vote to accept or reject the Plan will receive a Ballot and a copy of the Disclosure Statement to enable them to vote on the Plan in accordance with the voting instructions and make any other elections or representations required pursuant to the Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.                Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.                “2025 Convertible Notes” means the 4.75% Convertible Senior Notes due 2025 issued under the 2025 Convertible Notes Indenture.

2.                “2025 Convertible Notes Claim” means a Claim on account of the 2025 Convertible Notes.

2 Capitalized terms used herein shall have the meanings ascribed to them in Article I unless otherwise defined elsewhere herein.

3.                “2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as amended, amended and restated, supplemented, or otherwise modified prior to the Petition Date.

4.                “2026 Convertible Notes” means the 1.00% Convertible Senior Notes due 2026 issued under the 2026 Convertible Notes Indenture.

5.                “2026 Convertible Notes Claim” means a Claim on account of the 2026 Convertible Notes.

6.                “2026 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as supplemented by that certain Second Supplemental Indenture, dated as of April 30, 2021, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as amended, amended and restated, supplemented, or otherwise modified prior to the Petition Date.

7.                “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b) and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including the following: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors (including wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date, including Professional Fee Claims; (c) all fees and charges assessed against the Estates pursuant to 28 U.S.C. § 1930, including the U.S. Trustee Fees; (d) the DIP Superpriority Claims; (e) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), or (5) of the Bankruptcy Code and to the extent approved by the Bankruptcy Court; (f) Cure Costs; and (g) any fees and expenses that are earned and payable pursuant to the Plan or the Plan Documents (including the Backstop Premium). For the avoidance of doubt, for the purposes of treatment and Plan Distributions, the DIP Superpriority Claims shall be subject to Article II.A.

8.                “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the referenced Entity were a Debtor.

9.                “Allowed” means, with respect to any Claim or Interest, except as otherwise provided in the Plan: (a) a Claim or Interest that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim or Interest that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays the amount, or turns over any property, for which such Entity is liable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the (Reorganized) Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. “Allow” and “Allowing” shall have correlative meanings. Notwithstanding anything to the contrary herein, to the extent applicable, and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such (Reorganized) Debtor. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest, late fees, or other similar related charges on such Claim from and after the Petition Date.

10.            “Assets” means all rights, titles, interest, and assets of the Debtors of any nature whatsoever, including all property of the Estates of any kind pursuant to section 541 of the Bankruptcy Code, Cash, Causes of Action, accounts receivable, tax refunds, claims of right, interests in property (including real, personal, tangible, and intangible property), and proceeds from any of the foregoing items in this Article I.A.10.

11.            “Assumption Dispute” has the meaning ascribed to it in Article VII.B.

12.            “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors, their Estates, or other authorized parties in interest to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code, or under similar or related state, federal, and non-U.S. statutes, non-bankruptcy law, and common law, including fraudulent transfer laws or fraudulent conveyance laws.

13.            “Backstop Commitment Agreement” means that certain Backstop Commitment Agreement attached as Exhibit B to the Restructuring Support Agreement, by and among the Debtors and the Backstop Commitment Parties, including all exhibits, annexes, and schedules thereto, and as may be amended from time to time in accordance with its terms.

14.            “Backstop Cash Premium” has the meaning set forth in the Backstop Commitment Agreement.

15.            “Backstop Commitment Parties” has the meaning set forth in the Backstop Commitment Agreement.

16.            “Backstop Motion” means a motion Filed in the Chapter 11 Cases seeking entry of the Backstop Order.

17.            “Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into the Backstop Commitment Agreement and other Equity Rights Offering Documents and approving the Rights Offering Procedures.

18.            “Backstop Premium” has the meaning set forth in the Backstop Commitment Agreement.

19.            “Backstop Premium Shares” means the backstop premium payable to the Backstop Commitment Parties in New Equity Interests in consideration for the Backstop Commitment on the terms set forth in the Backstop Commitment Agreement.

20.            “Backstop Shares” has the meaning set forth in the Backstop Commitment Agreement.

21.            “Ballot” means the ballot upon which Holders of Claims entitled to vote on the Plan shall cast their vote to accept or reject the Plan, including, as applicable, any E-Ballots.

22.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as applicable to the Chapter 11 Cases, as may be amended from time to time.

23.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over these Chapter 11 Cases and, to the extent any reference made under 28 U.S.C. § 157 is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the United States District Court for the Southern District of New York.

24.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general and chambers rules of the Bankruptcy Court.

25.            “Beneficial Owner” means a beneficial owner for U.S. federal income tax purposes.

26.            “Business Day” means any day, other than a Saturday, Sunday, or Legal Holiday.

27.            “Case Information Website” means the case information website maintained by the Claims and Solicitation Agent at https://dm.epiq11.com/SpiritGoForward.

28.            “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

29.            “Causes of Action” means any claim, interest, damage, remedy, cause of action, proceeding, demand, right, action, suit, obligation, liability, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty, franchise, debt, judgment, or controversy of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, disputed or undisputed, liquidated or unliquidated, secured or unsecured, matured or unmatured, suspected or unsuspected, assertable directly or derivatively, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise pursuant to any theory of law. For the avoidance of doubt, Causes of Action include the following: (a) any right of setoff, counterclaim, or recoupment and any claim under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claims or causes of action for aiding and abetting (including of breaches of fiduciary duties), knowing participation (including knowing participation in breach of fiduciary duty), and conspiracy (including conspiracy to breach fiduciary duty); (d) any claims or causes of action for illegal dividends; (e) any claims or causes of action for fraud, misrepresentations, or omissions; (f) the right to object to, subordinate, disallow, or otherwise contest Claims or Interests; (g) claims or causes of action pursuant to sections 362, 510, 542, 543, 544–550, or 553 of the Bankruptcy Code; (h) any claim or defense, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (i) any Avoidance Action; (j) any claim or defense related to tax refunds or tax audits; and (k) any Retained Cause of Action.

30.            “Certificate” means any instrument evidencing a Claim or an Interest.

31.            “Chapter 11 Cases” means (a) when used with reference to a particular Debtor or group of Debtors, the chapter 11 case or cases pending for that Debtor or group of Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

32.            “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

33.            “Claims and Solicitation Agent” means Epiq Corporate Restructuring, LLC, the claims, noticing, and solicitation agent employed by the Debtors in the Chapter 11 Cases.

34.            “Claims Register” means the official register of Claims maintained by the Claims and Solicitation Agent.

35.            “Class” means a category of Claims against or Interests in the Debtors, as set forth in Article III, under section 1122(a) of the Bankruptcy Code.

36.            “Collateral Agency and Accounts Agreement” means that certain Collateral Agency and Accounts Agreement dated as of September 17, 2020, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as co-issuers, the other grantors from time to time party thereto, Wilmington Trust, National Association, as depositary, collateral agent and trustee under the Senior Secured Notes Indenture and the other senior secured debt representatives from time to time party thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms.

37.            “Committee” means any statutory committee appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

38.            “Compensation and Benefits Programs” has the meaning set forth in Article VII.C.

39.            “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

40.            “Confirmation Date” means the date on which Confirmation occurs.

41.            “Confirmation Hearing” has the meaning set forth in the Introduction above.

42.            “Confirmation Objection Deadline” has the meaning set forth in the Scheduling Order.

43.            “Confirmation Order” means an order of the Bankruptcy Court (a) approving the Disclosure Statement on a final basis, pursuant to section 1125 of the Bankruptcy Code, to the extent required, (b) confirming the Plan pursuant to section 1129 of the Bankruptcy Code, and (c) granting other related relief in form and substance acceptable to the Debtors and the Required Consenting Stakeholders, including all exhibits, appendices, supplements, and related documents.

44.            “Consenting Convertible Noteholders” means the Convertible Noteholders that are signatories to the Restructuring Support Agreement, and any subsequent Holder of the Convertible Notes that becomes party thereto in accordance with the terms of the Restructuring Support Agreement.

45.            “Consenting Convertible Noteholders Advisors” means, collectively, (a) Paul Hastings LLP, (b) Ducera Partners LLC, (c) one Cayman Islands local counsel, and (d) one aviation specialist counsel.

46.            “Consenting Senior Secured Noteholders” means the Senior Secured Noteholders that are signatories to the Restructuring Support Agreement, and any subsequent Holder of the Senior Secured Notes that becomes party thereto in accordance with the terms of the Restructuring Support Agreement.

47.            “Consenting Senior Secured Noteholders Advisors” means, collectively, (a) Akin Gump Strauss Hauer & Feld LLP, (b) Evercore Group L.L.C., (c) Appleby (Cayman) Ltd, as Cayman Islands local counsel, (d) Watson Farley & Williams LLP, as aviation counsel, and (e) any consultants or other professionals retained by the Consenting Senior Secured Noteholder Advisors with the consent of the Debtors (such consent not to be unreasonably withheld).

48.            “Consenting Stakeholders” means, collectively, the Consenting Convertible Noteholders and the Consenting Senior Secured Noteholders.

49.            “Consummation” means the occurrence of the Effective Date.

50.            “Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Claim and whether or not a relationship between the Holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

51.            “Continuing Senior Secured Notes Document” has the meaning ascribed to it in Article IV.H.

52.            “Convertible Notes Claims” means, collectively, the 2025 Convertible Notes Claims and 2026 Convertible Notes Claims.

53.            “Convertible Notes Documents” means the Convertible Notes Indentures and certain other documents related to the Convertible Notes Indentures.

54.            “Convertible Notes Equity Distribution” means a share of the Total Convertible Notes Equity Entitlement based on the proportion that the principal amount of a Class 5 Holder’s Claim bears to the aggregate principal amount of all Class 5 Holders’ Claims, subject to any Ineligible Convertible Noteholder Adjustment.

55.            “Convertible Notes Equity Rights Offering Amount” means 21.25% of New Equity Interests issued pursuant to the Equity Rights Offering and the Backstop Commitment Agreement (other than the Backstop Premium Shares).

56.            “Convertible Notes Indentures” means, collectively, the 2025 Convertible Notes Indenture and the 2026 Convertible Notes Indenture.

57.            “Convertible Notes Subscription Rights” means the rights of Holders of the Convertible Notes Claims to purchase their Pro Rata share of the Convertible Notes Equity Rights Offering Amount, subject to the Equity Rights Offering Holdback, on the terms and conditions set forth in the Restructuring Support Agreement and the Equity Rights Offering Documents.

58.            “Convertible Noteholder” means a “Holder” as defined in the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture.

59.            “Covered Claim” means a claim or Cause of Action of the type set forth in Article VIII.D, Article VIII.E.1–4, or Article VIII.F.1–4.

60.            “Cure Costs” means an amount (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease), including an amount of $0.00, as applicable, required to cure any monetary defaults under any Executory Contract or Unexpired Lease that is to be assumed, or assumed and assigned, by the Debtors via the Plan pursuant to section 365 or 1123 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) Bankruptcy Code.

61.            “D&O Liability Insurance Policies” means all directors’, managers’, and officers’, or employees’ liability insurance policies (including any “tail policy” or excess policies) of any of the Debtors that have been issued or provide coverage at any time to current or former directors, managers, officers, or employees of the Debtors, and all agreements, documents, or instruments related thereto.

62.            “Debtors,” “Company,” or “Spirit” means, collectively, the above-captioned debtors, in their capacities as debtors and debtors-in-possession in the Chapter 11 Cases.

63.            “DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent under certain of the DIP Documents.

64.            “DIP Credit and Note Purchase Agreement” means that certain Debtor in Possession Credit and Note Purchase Agreement on the terms set forth in the DIP Facility Term Sheet.

65.            “DIP Documents” means the DIP Facility Term Sheet, the DIP Credit and Note Purchase Agreement and all other agreements, documents, and instruments related thereto, including the DIP Order and any guaranty agreements, pledge and collateral agreements, intercreditor agreements, and other security agreements, as now in effect or as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms and the terms of the DIP Order.

66.            “DIP Facility” mean the $300 million senior secured superpriority debtor-in-possession facility to be provided pursuant to, and subject to the terms and conditions of, the DIP Documents.

67.            “DIP Facility Term Sheet” means that certain DIP Facility Term Sheet attached as Exhibit E to the Restructuring Support Agreement.

68.            “DIP Lenders” means the lenders from time to time party to the DIP Documents.

69.            “DIP Note Purchasers” means the holders of notes pursuant to the DIP Documents.

70.            “DIP Order” means, collectively, the Interim DIP Order and Final DIP Order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Documents and access the DIP Facility.

71.            “DIP Secured Parties” means the DIP Agent, the DIP Lenders, DIP Note Purchasers, and certain other secured parties, as further set forth in the DIP Documents.

72.            “DIP Superpriority Claims” means superpriority Claims relating to or arising out of the DIP Facility, as further set forth in the DIP Order (including for the avoidance of doubt, all adequate protection obligations set forth therein) and the DIP Documents.

73.            “Disallowed” means, with respect to a Claim, Interest, or any portion thereof, (a) an objection to the Claim has been Filed, (b) the Claim has been disallowed, subordinated, or expunged, in whole or in part, by a Final Order or stipulation, (c) the Claim has been withdrawn, in whole or in part, (d) the Claim is listed in the Schedules as zero or as Disputed, Contingent, or

Unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code, or any Final Order of the Bankruptcy Court, (e) the Claim has been reclassified, expunged, subordinated, or estimated to the extent that such reclassification, expungement, subordination, or estimation results in a reduction in amount reflected on the Schedules or the applicable Proof of Claim, or (f) the Claim is evidenced by a Proof of Claim which was not timely or properly Filed.

74.            “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as may be amended, supplemented, or otherwise modified from time to time, which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Stakeholders

75.            “Disputed” means, with respect to a Claim, Interest, or any portion thereof, (a) any such Claim to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code or (b) with respect to which any party has filed a Proof or Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent that only a portion of a Claim is disputed, such Claim shall be deemed Allowed in the amount not disputed, if any, and Disputed as to the balance of such Claim.

76.            “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity designated or retained by the Reorganized Debtors with the consent of the Required Consenting Stakeholders without the need for any further order of the Bankruptcy Court, to make or facilitate Plan Distributions.

77.            “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make Plan Distributions to Holders of Allowed Claims entitled to receive Plan Distributions.

78.            “Distribution Record Date” means, other than with respect to Securities held through DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive Plan Distributions, which date shall be the Confirmation Date or such other date and time designated by the (Reorganized) Debtors. For the avoidance of doubt, the Distribution Record Date shall not apply to Securities held through DTC, which shall receive Plan Distributions, if any, in accordance with the applicable procedures of DTC.

79.            “DTC” means The Depository Trust Company.

80.            “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A have been satisfied or waived in accordance with Article IX.B, and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter and shall otherwise be deemed in compliance with the Plan and Confirmation Order.

81.            “Eligible Convertible Noteholder” means any Convertible Noteholder that is not an Ineligible Convertible Noteholder.

82.            “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

83.            “Equity Rights Offering” means the equity rights offering to be consummated on the Effective Date in accordance with the Equity Rights Offering Documents.

84.            “Equity Rights Offering Amount” means $350 million of proceeds generated by the Equity Rights Offering.

85.            “Equity Rights Offering Documents” means the Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, the Scheduling Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the Equity Rights Offering Procedures, subscription forms, and any other materials distributed in connection with the Equity Rights Offering.

86.            “Equity Rights Offering Holdback” means with respect to the Equity Rights Offering, the holdback only available to the Backstop Commitment Parties in accordance with and in the amounts set forth in the Backstop Commitment Agreement.

87.            “Equity Rights Offering Holdback Shares” means the shares of New Equity Interests that are issued to the Backstop Commitment Parties on account of the Equity Rights Offering Holdback.

88.            “Equity Rights Offering Participants” means the Holders of Convertible Notes Claims and Holders of Senior Secured Notes Claims entitled to participate in the Equity Rights Offering, pursuant to the Equity Rights Offering Procedures.

89.            “Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, which rights offering procedures shall be set forth in the Equity Rights Offering Documents.

90.            “Equity Rights Offering Shares” means the shares of New Equity Interests issued pursuant to the Equity Rights Offering.

91.            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001-1461 (2018 & Supp. III 2021).

92.            “Estate” means, as to each Debtor, the bankruptcy estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

93.            “Exculpated Party” means (a) each Debtor, (b) each Reorganized Debtor, (c) each DIP Secured Party, (d) each Consenting Stakeholder, (e) each Backstop Commitment Party, (f) each Prepetition Agent/Trustee, (g) any Committee and all members thereof, and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entity’s Related Parties.

94.            “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

95.            “Existing Interests” means all Interests in Spirit Airlines, Inc. existing immediately prior to the Effective Date.

96.            “Exit Financing Documents” means, collectively, the Exit Secured Notes Documents and Exit RCF Documents.

97.            “Exit Financing Facilities” means, collectively, the Exit Secured Notes Financing and Exit Revolving Credit Facility.

98.            “Exit Revolving Credit Facility” means a senior secured revolving credit facility to be entered into by one or more Reorganized Debtors in accordance with the Exit RCF Documents.

99.            “Exit RCF Documents” means all documentation effectuating the incurrence of the Exit Revolving Credit Facility.

100.        “Exit Secured Notes” means $840 million of senior secured notes to be issued by Reorganized Parent in accordance with the terms of the Restructuring Support Agreement and the Exit Secured Notes Documents.

101.        “Exit Secured Notes Financing” means $840 million of senior secured notes to be issued to the Required Consenting Stakeholders by the Reorganized Parent and guaranteed by each of the other Reorganized Debtors in accordance with the Restructuring Support Agreement and the Exit Secured Notes Documents.

102.        “Exit Secured Notes Documents” means all documentation effectuating the incurrence of the Exit Secured Notes Financing.

103.        “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

104.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Claims and Solicitation Agent.

105.        “Final DIP Order” means the order entered by the Court approving the DIP Facility and providing adequate protection to the holders of Senior Secured Notes Claims and the holders of the Prepetition RCF Claims on a final basis, as such order may be amended from time to time, subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Documents.

106.        “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek leave to appeal, or seek certiorari has expired and no appeal or petition for certiorari or motion for leave to appeal has been timely taken, or as to which any appeal that has been taken or any petition for certiorari or motion for leave to appeal that has been or may be filed, has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari or leave to appeal could be or was sought, or the new trial, reargument, petition for certiorari, leave to appeal, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

107.        “First Day Declaration” means the Declaration of Fred Cromer in Support of the Chapter 11 Proceedings and First Day Pleadings, Filed at the onset of the Chapter 11 Cases.

108.        “General Unsecured Claim” means any Claim against any of the Debtors that is not one of the following Claims: (a) Administrative Claim (including a Professional Fee Claim, DIP Superpriority Claim, or a Claim related to U.S. Trustee Fees); (b) Priority Tax Claim; (c) Senior Secured Notes Claim; (d) Convertible Notes Claim; (e) Other Secured Claim; (g) Other Priority Claim; (g) Section 510(b) Claim; or (h) Intercompany Claim.

109.        “Governance Term Sheet” means the governance term sheet attached as
Exhibit H to the Restructuring Support Agreement.

110.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

111.        “Holder” means an Entity holding a Claim or Interest.

112.        “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

113.        “Indemnification Obligations” means each indemnification obligation of a Debtor in effect immediately prior to the occurrence of the Effective Date, whether pursuant to a Debtor’s bylaws, articles or certificate of incorporation, corporate charter, other formation, corporate, or organizational document, policy or practice of providing indemnification, board resolutions, management or indemnification agreements, employment contracts, other agreement or applicable law, or otherwise, to indemnify, defend, reimburse, or otherwise limit the liability of, or to advance fees and expenses to or on behalf of, any of the Debtors’ Related Parties.

114.        “Ineligible Convertible Noteholder” means a Convertible Noteholder that has not affirmatively certified that it is a non-U.S. person (within the meaning of Regulation S under the Securities Act), a Qualified Institutional Buyer, or an Institutional Accredited Investor.

115.        “Ineligible Convertible Noteholder Adjustment” means the reallocation of the Total Convertible Notes Equity Entitlement at the Stated Pre-Money Plan Equity Value to apportion equal value on account of additional equity consideration to any Ineligible Convertible Noteholder for any of the Total Convertible Notes Exit Secured Notes Entitlement not distributed to such Holder. Such reallocation would reduce the Total Convertible Notes Equity Entitlement available to Eligible Convertible Noteholders, who would be distributed equivalent value in additional distribution from the Total Convertible Notes Exit Secured Notes Entitlement.

116.        “Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) under the Securities Act.

117.        “Insurance Contracts” means all insurance policies (including the D&O Liability Insurance Policies) that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) and all agreements, documents, or instruments relating thereto.

118.        “Insurance Coverage Rights” means any direct or derivative right, interest, claim, entitlement, or Cause of Action of any Debtor under any Insurance Contract, including the rights of any Debtor to proceeds, indemnification, reimbursement, contribution, benefits, or any other payment arising out of or under the Insurance Contracts.

119.        “Insurer” means any company, third-party administrator, or other Entity that issued or entered into an Insurance Contract (or provides insurance coverage) and any respective predecessors, successors, or Affiliates of any of the foregoing Entities in this Article I.A.119.

120.        “Intercompany Claim” means any Claim arising prior to the Petition Date against a Debtor and held by another Debtor.

121.        “Interest” means, collectively, any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing any other equity, ownership, or profits interests in a Debtor, whether or not transferable, including membership interests in limited liability companies and partnership interests in partnerships, and any option, warrant, right, or other security or agreement, contractual or otherwise, to acquire or subscribe for, or which are convertible into any shares (or any class thereof) of, any such interest in a Debtor that existed immediately prior to the Effective Date, and any award of stock options, restricted stock units, performance stock units, equity appreciation rights, restricted equity, stock appreciation rights, or phantom equity of the Debtors (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of the Debtors and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security, other than Intercompany Interests).

122.        “Interim DIP Order” means the order entered by the Court approving the DIP Facility and providing adequate protection to the holders of Senior Secured Notes Claims and the holders of the Prepetition RCF Claims on an interim basis, as such order may be amended from time to time, subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Documents.

123.        “IRS” means the U.S. Internal Revenue Service.

124.        “Legal Holiday” has the meaning set forth in Bankruptcy Rule 9006(a).

125.        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

126.        “Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.

127.        “Management Incentive Plan” means a management incentive plan providing for the issuance from time to time, of awards with respect to the New Equity Interests, to be adopted by the New Board promptly following the Effective Date, the terms and conditions of which, including any and all awards granted thereunder, shall be determined by the New Board, including, without limitation, with respect to the participants, allocation, timing, and the form and structure and extent of issuance and vesting.

128.        “MIP Interests” means 10% of the New Equity Interests, as of the Effective Date, reserved for issuance under the Management Incentive Plan in accordance with the terms thereof.

129.        “New Board” means initial members of the board of directors of Reorganized Parent. The New Board shall comprise up to nine members as determined in accordance with the Restructuring Support Agreement and the Governance Term Sheet.

130.        “New Equity Interests” means the equity interests in Spirit Airlines, Inc., as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, on and after the Effective Date.

131.        “New Organizational Documents” means the organizational and governance documents for each of the Reorganized Debtors, including certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, limited partnership agreements (or equivalent governing documents), and the Registration Rights Agreement, as applicable, in each case, consistent with the terms and conditions set forth in in the Restructuring Support Agreement, including the Governance Term Sheet attached thereto.

132.        “Nonvoting Classes” means, Class 1, Class 2, Class 3, Class 6, Class 7, Class 8, Class 9, and Class 10.

133.        “Opt-Out Form” means the form (including the E-Opt-Out Form) through which Holders of Claims or Interests in Nonvoting Classes (with the exception of the Holders of Existing Interests) can affirmatively elect to “opt out” of being a Releasing Party, as further set forth thereon and in the Scheduling Order.

134.        “Other Administrative Claims” means any Administrative Claims that are DIP Superpriority Claims, U.S. Trustee Fees, or Professional Fee Claims against a (Reorganized) Debtor.

135.        “Other Priority Claims” means any Claim (other than an Administrative Claim or a Priority Tax Claim) entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

136.        “Other Secured Claims” means any Secured Claim that is not a DIP Superpriority Claim, Prepetition RCF Claim, or Senior Secured Notes Claim.

137.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

138.        “Petition Date” means the date on which a Debtor commenced its Chapter 11 Case.

139.        “Plan Distribution” means a payment or distribution to Holders of Allowed Claims under the Plan.

140.        “Plan Documents” means the documents (other than the Plan) to be executed, delivered, assumed, and performed in conjunction with the Consummation of the Plan on, prior to, or after the Effective Date, including any documents included in the Plan Supplement, which shall be in form and substance accept to the Required Consenting Stakeholders.

141.        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits (or substantially final forms thereof) to be Filed no later than the Confirmation Objection Deadline or as soon as reasonably practicable thereafter, in form and substance acceptable to the Debtors and the Required Consenting Stakeholders, which may include, as and to the extent applicable, the following (or summaries of the material terms thereof): (a) a Schedule of Retained Causes of Action; (b) a Schedule of Rejected Contracts; (c) material Exit Financing Documents; (d) New Organizational Documents; (e) the identity of the members of the New Board and any officers of the Reorganized Debtors; (f) the Restructuring Steps Memorandum; (g) the Pre-Funded Warrants; and (h) any other documentation that is contemplated by the Plan. For the avoidance of doubt, the Plan Supplement shall be subject to Article XII.

142.        “Prepetition Agents/Trustees” means, collectively, (a) Wilmington Trust, National Association, as trustee under the Convertible Notes Indentures, (b) Wilmington Trust, National Association, as trustee and collateral custodian under the Senior Secured Notes Indenture, (c) Wilmington Trust, National Association, as depositary, collateral agent and trustee under the Collateral Agency and Accounts Agreement, and (d) Citibank, N.A., as administrative agent and collateral agent under the Prepetition Revolving Credit Facility, in each case including any successors thereto.

143.        “Prepetition RCF Claim” means a Claim on account of the Prepetition Revolving Credit Facility.

144.        “Prepetition RCF Lenders” means the lenders from time to time party to the Prepetition Revolving Credit Facility.

145.        “Prepetition Revolving Credit Facility” refers to that certain credit and guaranty agreement, dated as of March 30, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time), among Spirit Airlines, Inc., as borrower, each lender from time to time party thereto, and Citibank, N.A., as administrative agent and collateral agent.

146.        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

147.        “Pro Rata” means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

148.        “Professional” means an Entity (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with section 327, 328, 330, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (ii) a Final Order authorizing such retention or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code (excluding those Entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to or in accordance with a Final Order granting such relief).

149.        “Professional Fee Claims” means, at any given moment, all Administrative Claims arising from all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to or in accordance with an order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

150.        “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors in an amount equal to the Professional Fee Reserve Amount no later than the earlier of (a) ten Business Days following the Confirmation Date and (b) the Effective Date.

151.        “Professional Fee Reserve Amount” has the meaning set forth in Article II.B.3(c).

152.        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

153.        “PSP Loans” means the Company’s three Payroll Support Program Agreements entered into by Spirit Airlines, Inc., the PSP Loan Lender, and the other parties from time to time thereto.

154.        “PSP Loan Lender” means the lender under the PSP Loans.

155.        “Qualified Institutional Buyer” means an entity that is a qualified institutional buyer as defined in Rule 144A of the Securities Act.

156.        “Registration Rights Agreement” means that certain registration rights agreement that will provide certain registration rights to certain holders of New Equity Interests and which shall be consistent with the Governance Term Sheet.

157.        “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (i) curing any such default that occurred before, on, or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured, (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default, (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim or Interest (other than the Debtors or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure, and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder.

158.        “Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

159.        “Rejection Damages Bar Date” means with respect to Claims purportedly arising from the rejection an Executory Contract or Unexpired Lease, 4:00 p.m. (prevailing Eastern Time) on the date that is 30 days from the date that the (Reorganized) Debtors provide notice of the Bankruptcy Court’s entry of any order (including the Confirmation Order) authorizing such rejection to the affected contract or lease counterparty.

160.        “Related Parties” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former directors, board observers, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, actuaries, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

161.        “Released Party” means each of the following, and in each case, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each DIP Secured Party; (d) each Consenting Senior Secured Noteholder; (e) each Consenting Convertible Noteholder; (f) each Prepetition Agent/Trustee; (g) each Prepetition RCF Lender; (h) each Backstop Commitment Party; (i) the Distribution Agent; (j) any Committee and all members thereof; and (k) with respect to each of the foregoing Entities in clauses (a) through (j), such Entity’s Related Parties; provided, however, that an Entity that (i) affirmatively elects to “opt out” of being a Releasing Party by timely objecting to Confirmation or by checking the appropriate box on such Holder’s timely and properly submitted Ballot or Opt-Out Form, thereby indicating that such Holder elects to opt out of the Plan’s release provisions, or (ii) timely objects to the releases herein and such objection is not resolved before Confirmation shall not be considered a “Released Party” notwithstanding anything to the contrary herein.

162.        “Releasing Party” means each of the following, and in each case, solely in its capacity as such: (a) the Debtors and their Estates; (b) the Reorganized Debtors; (c) each DIP Secured Party; (d) each Consenting Senior Secured Noteholder; (e) each Consenting Convertible Noteholder; (f) each Prepetition Agent/Trustee; (g) each Prepetition RCF Lender; (h) each Backstop Commitment Party; (i) each Holder of a Claim entitled to vote to accept or reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Ballot to indicate that such Holder elects to opt out of the Plan’s release provisions; (j) each Holder of a Claim or Interest in a Nonvoting Class (with the exception of Holders of Existing Interests) that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Opt-Out Form to indicate that such Holder elects to opt out of the Plan’s release provisions; and (k) with respect to each of the foregoing Entities in clauses (a) through (j), such Entities’ Related Parties.

163.        “Reorganized Debtors” means, collectively, the Debtors (including, for the avoidance of doubt, Reorganized Parent) and any successors thereto, whether by merger, consolidation, or otherwise (including, to the extent applicable, any new Entity that may be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of any of the Debtors pursuant to the Plan), in each case, on and after the Effective Date.

164.        “Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting Stakeholders, either (a) Spirit Airlines, Inc., as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Debtors and issue the New Equity Interests to be distributed pursuant to the Plan, in each case, on and after the Effective Date.

165.        “Required Consenting Convertible Noteholders” has the meaning set forth in the Restructuring Support Agreement.

166.        “Required Consenting Senior Secured Noteholders” has the meaning set forth in the Restructuring Support Agreement.

167.        “Required Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement.

168.        “Restructuring Steps Memorandum” means a document setting forth the material components of the Restructuring Transactions, as well as a description of the steps to effectuate such transactions, contemplated in accordance with the Plan.

169.        “Restructuring Support Agreement” means that certain Restructuring Support Agreement and attached to the First Day Declaration as Exhibit B, by and among the Debtors and the other parties thereto, including all schedules and exhibits thereto, as it may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

170.        “Restructuring Transactions” has the meaning ascribed to it in the Restructuring Support Agreement.

171.        “Retained Causes of Action” means the Causes of Action listed on the Schedule of Retained Causes of Action.

172.        “Rights Offering Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

173.        “Schedule of Rejected Contracts” means a schedule, if any, of Executory Contracts or Unexpired Leases that the Debtors intend to reject pursuant hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

174.        “Schedule of Retained Causes of Action” means a schedule of certain Causes of Action, a copy of which is attached to the Disclosure Statement, that are not released, exculpated, or waived pursuant to the Plan or otherwise, as the same may be amended, supplemented, or otherwise modified from time to time.

175.        “Scheduling Motion” means a motion Filed in the Chapter 11 Cases seeking approval of the Debtors’ Chapter 11 solicitation and tabulation procedures.

176.        “Scheduling Order” means the Bankruptcy Court’s order approving the Scheduling Motion.

177.        “SEC” means the United States Securities and Exchange Commission.

178.        “Section 510(b) Claim” means a Claim or Cause of Action against any of the Debtors (a) arising from rescission of a purchase or sale of shares, notes, or any other Securities of any of the Debtors or an Affiliate of any of the Debtors, (b) for damages arising from the purchase or sale of any such Security, (c) for violations of the Securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (d) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of Securities, or (e) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

179.        “Secured” means a Claim that is (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan, or separate Final Order of the Bankruptcy Court, as a secured claim.

180.        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local law.

181.        “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn, as now in effect and hereafter amended, or any similar federal, state, or local law.

182.        “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

183.        “Senior Secured Notes” means the 8.00% Senior Secured Notes due 2025 issued by Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. under the Senior Secured Notes Indenture.

184.        “Senior Secured Notes Claim” means a Claim on account of the Senior Secured Notes or any other agreement, instrument or document executed at any time in connection therewith, including all Obligations (as defined in the Senior Secured Notes Indenture).

185.        “Senior Secured Notes Documents” means the Senior Secured Notes Indenture and certain other documents related to the Senior Secured Notes Indenture, including all “Transaction Documents” (as defined in the Senior Secured Notes Indenture).

186.        “Senior Secured Notes Equity Rights Offering Amount” means 78.75% of the New Equity Interests issued pursuant to the Equity Rights Offering and the Backstop Commitment Agreement (other than the Backstop Premium Shares).

187.        “Senior Secured Notes Indenture” means that certain Indenture originally dated as of September 17, 2020, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as co-issuers, Spirit Airlines, Inc., as parent guarantor, the other guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee and collateral custodian, as amended by that certain First Supplemental Indenture, dated as of November 17, 2022, as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms.

188.        “Senior Secured Notes Subscription Rights” means the rights of Holders of the Senior Secured Notes Claims to purchase their Pro Rata Share of the Senior Secured Notes Equity Rights Offering Amount, subject to the Equity Rights Offering Holdback and on the terms and conditions set forth in the Restructuring Support Agreement and the Equity Rights Offering Documents.

189.        “Senior Secured Notes Trustee” means Wilmington Trust, National Association, as trustee under the Senior Secured Notes Indenture, together with any permitted successors and assigns.

190.        “Senior Secured Noteholder” means a “Holder” as defined in the Senior Secured Notes Indenture.

191.        “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website, currently at www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

192.        “Solicitation” means the solicitation of votes with respect to this Plan.

193.        “Stated Pre-Money Plan Equity Value” means $456 million.

194.        “Subscription Rights” means, collectively, the Senior Secured Notes Subscription Rights and the Convertible Notes Subscription Rights.

195.        “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

196.        “Total Convertible Notes Equity Entitlement” means 24.0% of the New Equity Interests, subject to dilution by the Equity Rights Offering (including the Equity Rights Offering Shares, the Equity Rights Offering Holdback Shares and the Backstop Shares), the Backstop Premium Shares, and the MIP Interests.

197.        “Total Convertible Notes Exit Secured Notes Entitlement” means $140 million in principal value of Exit Secured Notes, for distribution only to Eligible Convertible Noteholders upon the Effective Date.

198.        “Treasury Regulations” means the regulations promulgated under the Tax Code.

199.        “Unsubscribed Equity” means the Equity Rights Offering Shares that are not subscribed for in the Equity Rights Offering.

200.        “U.S. Trustee” means the office of the United States Trustee for the Southern District of New York.

201.        “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717, or as otherwise agreed by the U.S. Trustee.

202.        “Unclaimed Distribution” means (a) any Plan Distribution returned to the Reorganized Debtors or a Distribution Agent as undeliverable and remains unclaimed for 90 days thereafter, (b) any check issued on account of an Allowed Claim that is not negotiated within 120 calendar days from and after the date of issuance thereof, or (c) any Plan Distribution that remains unclaimed within 180 days of the later of the applicable Claim becoming an Allowed Claim and the Effective Date for any reason, including a Holder failing to return or otherwise provide the Reorganized Debtors or a Distribution Agent, as applicable, with forms or information necessary or requested to effectuate a Plan Distribution (e.g., tax identification information, properly completed distribution forms (to the extent required)).

203.        “Unexpired Lease” means a nonresidential lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

204.        “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

205.        “Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to an agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

206.        “Voting Classes” means Class 4 and Class 5.

207.        “Voting Deadline” has the meaning set forth in the Scheduling Order.

208.        “Voting Record Date” has the meaning set forth in the Scheduling Order.

B.                 Rules of Interpretation

The following rules for interpretation and construction shall apply to the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether Filed, to be Filed, or otherwise, shall mean such document, schedule, or exhibit as it may have been or thereafter may be amended, modified, or supplemented; provided, that any capitalized terms herein that are defined with reference to another document or other source, are defined with reference to such other source as of the date hereof, without giving effect to any termination of such other document or amendments to such capitalized terms in any such other source following the date hereof; (4) unless otherwise specified, all references herein to “Articles” or “Sections” are references to articles or sections, respectively, hereof or hereto; (5) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion hereof; (6) captions and headings to Articles, Sections, schedules, and exhibits are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (7) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (11) references to “shareholders,” “directors,” and “officers” shall also include “members” and “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws or applicable foreign law; (12) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and are deemed to be followed by the words “without limitation”; (13) unless otherwise stated, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time; (14) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; (15) any reference herein to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (16) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (17) “(Reorganized) Debtors” are deemed to be written as “the Debtors or the Reorganized Debtors, as applicable”; and (18) unless otherwise specified, any section or exhibit references to an existing document, schedule, or exhibit are deemed to reference the equivalent provisions in any amendment thereto, whether or not such references herein are updated.

Any immaterial effectuating provisions may be interpreted by the (Reorganized) Debtors in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any Entity.

C.                Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. Unless otherwise specified, all references herein to times of day shall be references to prevailing Eastern Time. In the event that any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

D.                Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection herewith (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters, without giving effect to conflict of laws principles; provided, however, that corporate governance matters relating to the (Reorganized) Debtors not incorporated in New York shall be governed by the laws of the state or other jurisdiction of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

E.                 Reference to Monetary Figures

All monetary figures referenced herein are denominated in U.S. dollars, unless otherwise expressly provided.

F.                 Nonconsolidated Plan

For purposes of administrative convenience and efficiency, the Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors. The Plan does not provide for the substantive consolidation of any of the Debtors.

G.                Consent Rights

Notwithstanding anything to the contrary herein, the Confirmation Order, or the Disclosure Statement, all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and Plan Documents are incorporated herein by reference (including to the applicable definitions in Article I.A) and are fully enforceable as if stated in full herein. In case of a conflict with respect to consent, consultation, or approval rights between the Restructuring Support Agreement or a Plan Document, on the one hand, and the Plan, on the other hand, the former shall control and govern.

ARTICLE II.
DIP SUPERPRIORITY CLAIMS; ADMINISTRATIVE CLAIMS;
PRIORITY CLAIMS; AND U.S. Trustee FEES

All Claims and Interests (except Administrative Claims, Professional Fee Claims, DIP Superpriority Claims, Priority Tax Claims, and U.S. Trustee Fees) are placed in the Classes set forth in Article III. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Superpriority Claims, Administrative Claims, Professional Fee Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified, and the Holders thereof are not entitled to vote on the Plan.

A.                DIP Superpriority Claims

In accordance with the DIP Order, all DIP Superpriority Claims are Allowed Claims for all purposes under the Plan. Except to the extent already paid, on the Effective Date, each Holder of an Allowed DIP Superpriority Claim shall receive, in full and final satisfaction, compromise, settlement, discharge, and release of its Allowed DIP Superpriority Claim, either payment in full in Cash in accordance with the terms of the applicable DIP Documents or such other treatment acceptable to such Holder, in each case, that results in the full satisfaction of its Allowed DIP Superpriority Claims. In addition, on the Effective Date, any outstanding fees and expenses incurred by the DIP Agent, the DIP Lenders, or their respective advisors, as required under the DIP Order, shall be paid in Cash in full.

B.                 Administrative Claims

1.                  General Administrative Claims

The (Reorganized) Debtors shall have exclusive authority (with the consent of the Required Consenting Stakeholders) to settle Administrative Claims without further Bankruptcy Court approval. The (Reorganized) Debtors and the Claims and Solicitation Agent are authorized to update the Claims Register to reflect the foregoing without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

Except with respect to Other Administrative Claims, and except to the extent that (a) an Administrative Claim has already been paid during the Chapter 11 Cases or (b) a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, discharge, and release of each Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is allowed on or prior to the Effective Date, on the Effective Date or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the (Reorganized) Debtors; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

For the avoidance of doubt, the failure by a Holder of an Allowed Administrative Claim to properly object to this Article II.B.1 before the Confirmation Objection Deadline shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

Notwithstanding the foregoing, requests for payment of Administrative Claims need not be Filed for Administrative Claims that (a) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Article II.B, (b) the (Reorganized) Debtors (with the consent of the Required Consenting Stakeholders) have otherwise agreed in writing (email being sufficient) do not require such a Filing, (c) relate to post-petition ordinary course operations and are set forth in the (Reorganized) Debtors’ books and records, or (d) arise pursuant to 28 U.S.C. § 1930.

2.                  Professional Fee Claims

Except to the extent that an Allowed Professional Fee Claim has already been paid during the Chapter 11 Cases or except to the extent that a Holder of an Allowed Professional Fee Claim agrees to a less favorable treatment with the (Reorganized) Debtors, each Holder of a Professional Fee Claim shall be paid in full in Cash pursuant to the provisions of this Article II.B.2.

a.	Final Fee Applications

All applications for payment of Professional Fee Claims shall be Filed within 45 days of the Effective Date or as soon as reasonably practicable thereafter. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such applications are approved by the Bankruptcy Court.

b.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided for herein, on the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the (Reorganized) Debtors may employ and pay all professionals without any further notice to, action by, or order or approval of the Bankruptcy Court or any other party; provided, however, that each Professional shall provide, during the period from the Confirmation Date to the Effective Date, its fee and expense statements or invoices, in summary form, which shall not be required to contain time entries but shall include the number of hours billed by the applicable Professional (except for financial advisors compensated on other than an hourly basis) and a summary statement of services provided and the expenses incurred (which summary may be redacted or modified to the extent necessary to delete any information subject to the attorney-client or other privilege, any information constituting attorney work product, or any other confidential or otherwise sensitive information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to the (Reorganized) Debtors.

The (Reorganized) Debtors shall pay in Cash all such fees and expenses of any Professional, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or portion thereof) is made by the (Reorganized) Debtors. Any objection raised by the (Reorganized) Debtors with respect to such fee and expense statements or invoices shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the (Reorganized) Debtors, on the one hand, and the issuer of the invoice, on the other hand, either party may submit such dispute to the Bankruptcy Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice.

c.	Professional Fee Reserve Amount

All Professionals shall (i) estimate their accrued and unpaid Professional Fee Claims (whether billed or unbilled) prior to and as of the Effective Date and (ii) estimate their expected fees and expenses for professional services to be rendered or costs to be incurred following the Effective Date (the aggregate amount of such estimated fees and expenses, the “Professional Fee Reserve Amount”); provided, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses incurred or to be incurred by the Professionals. Each Professional shall deliver its respective estimates for its portion of the Professional Fee Reserve Amount to the Debtors as soon as reasonably practicable before the Effective Date. If a Professional does not provide its estimate, then the Debtors may estimate in good faith the unbilled fees and expenses for such Professional and shall fund such amount into the Professional Fee Escrow Account.

Within ten business days following the Confirmation Date, but in no event later than the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash in an amount equal to the Professional Fee Reserve Amount.

Fees owing to the applicable Holder of a Professional Fee Claim shall be paid in Cash to such Holder from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid pursuant to the Interim Compensation Order; provided, that obligations with respect to Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the Reorganized Debtors shall pay any such outstanding Professional Fee Claims.

The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals. Such funds shall not be considered property of the (Reorganized) Debtors or their Estates, but shall revert to the Reorganized Debtors, without any further order or action of the Bankruptcy Court, only after all Allowed Professional Fee Claims have been paid in full. No Liens, Claims, or interests shall encumber the Professional Fee Escrow Account in any way.

3.                  Treatment of Priority Tax Claims

Except to the extent that (a) a Priority Tax Claim has already been paid during the Chapter 11 Cases or (b) a Holder of an Allowed Priority Tax Claim and the Debtors agree to a less favorable treatment, in full and final satisfaction, settlement, discharge, and release of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable (Reorganized) Debtor and the Required Consenting Stakeholders, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment otherwise in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the (Reorganized) Debtors and the Holder of such Claim, as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

C.                U.S. Trustee Fees

On the Effective Date or as soon thereafter as reasonably practicable, the Reorganized Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. Following the Effective Date, the Reorganized Debtors shall pay the U.S. Trustee Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

ARTICLE III.
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

The Plan groups the Debtors together solely for the purposes of describing treatment hereunder, Confirmation hereof, and making Plan Distributions in accordance herewith in respect of Claims against and Interests in the Debtors under the Plan. Notwithstanding such groupings, the Plan constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised upon, and shall not cause, the substantive consolidation of any of the Debtors. Except for the Claims addressed in Article II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class. A Claim or an Interest also is classified in a particular Class for the purpose of receiving Plan Distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The votes of each Class shall be tabulated in accordance with the procedures contained in the Scheduling Order. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted hereunder, all Debtors shall continue to exist as separate legal entities.

The categories of Claims and Interests listed in the table below classify Claims and Interests for all purposes, including voting, confirmation, and Plan Distributions pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.3 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by this Plan, including this Article III and the disclaimers included herein. The Class numbers assigned below are for purposes of identifying each separate Class.

Class	Claims or Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to accept
2	Other Priority Claims	Unimpaired	Deemed to accept
3	Prepetition RCF Claims	Unimpaired	Deemed to accept
4	Senior Secured Notes Claims	Impaired	Entitled to vote
5	Convertible Notes Claims	Impaired	Entitled to vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Section 510(b) Claims	Impaired	Presumed to Reject
8	Intercompany Claims	Unimpaired or Impaired	Deemed to accept or presumed to reject
9	Intercompany Interests	Unimpaired or Impaired	Deemed to accept or presumed to reject
10	Existing Interests	Impaired	Presumed to reject

A.                Classification and Treatment of Claims and Interests

Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, discharge, and release of such Holder’s Allowed Claim or Allowed Interest (except to the extent (1) an Allowed Claim has been paid or otherwise satisfied or (2) a Holder has agreed to receive less favorable treatment than it would otherwise be entitled to), as specified below:

3 The claims contained in this Article III do not represent claims actually asserted by Holders in Proofs of Claim or otherwise. Any controversies regarding the classification of any Claim herein shall be governed by the procedures set forth in the Scheduling Order. If the Bankruptcy Court finds that the classification of any Claim is improper, then such Claim shall be reclassified and the Ballot previously cast by the Holder of such Claim shall be counted in, and the Claim shall receive the treatment prescribed in, the Class in which the Bankruptcy Court determines such Claim should have been classified, without the necessity of resoliciting any votes on the Plan.

1.                  Class 1 — Other Secured Claims

a.	Classification: Class 1 consists of all Other Secured Claims.

b.	Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the (Reorganized) Debtor(s) (with the consent of the Required Consenting Stakeholders), either of the following:

i.	payment in full in Cash, payable on the later of (A) the Effective Date and (B) the date that is 30 Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter; or

ii.	Reinstatement or such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.	Voting: Class 1 is Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim in Class 1 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

2.                  Class 2 — Other Priority Claims

a.	Classification: Class 2 consists of all Other Priority Claims.

b.	Treatment: Each Holder of an Allowed Other Priority Claim shall receive, at the option of the (Reorganized) Debtor(s) (with the consent of the Required Consenting Stakeholders), any of the following:

i.	payment in full in Cash;

ii.	Reinstatement or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code; or

iii.	other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

The failure to object to Confirmation by a Holder of an Allowed Other Priority Claim shall be deemed to be such Holder’s consent to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

c.	Voting: Class 2 is Unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim in Class 2 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

3.                  Class 3 — Prepetition RCF Claims

a.	Classification: Class 3 consists of all Prepetition RCF Claims.

b.	Treatment: Each Holder of an Allowed Prepetition RCF Claim shall receive, at the option of the (Reorganized) Debtor(s) (with the consent of the Required Consenting Stakeholders), any of the following:

i.	payment in full in Cash upon the effectiveness of the Exit Revolving Credit Facility; or

ii.	Reinstatement or such other treatment rendering its Allowed Prepetition RCF Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

The failure to object to Confirmation by a Holder of an Allowed Prepetition RCF Claim shall be deemed to be such Holder’s consent to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

c.	Voting: Class 3 is Unimpaired by the Plan. Each Holder of an Allowed Prepetition RCF Claim in Class 3 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

4.                  Class 4 — Senior Secured Notes Claims

a.	Classification: Class 4 consists of all Senior Secured Notes Claims.

b.	Allowance: The Senior Secured Notes Claims shall be deemed Allowed against all of the Debtors in the aggregate principal amount outstanding under the Senior Secured Notes Indenture of $1.11 billion plus any and all other obligations related thereto or arising therefrom, including accrued and unpaid interest, costs, fees, expenses, and indemnities as of the Petition Date.

c.	Treatment: Each Holder of a Senior Secured Notes Claim shall receive (x) its Pro Rata share of: (i) 76.0% of the New Equity Interests, subject to dilution by the Equity Rights Offering (including the Equity Rights Offering Shares, the Equity Rights Offering Holdback Shares, and the Backstop Shares), the Backstop Premium Shares, and the MIP Interests; (ii) the Senior Secured Notes Subscription Rights (after accounting for the Equity Rights Offering Holdback); (iii) $700 million of the Exit Secured Notes; and (iv) to the extent not paid as adequate protection, cash in an amount equal to all accrued and unpaid interest (at the non-default rate) under the Senior Secured Notes Indenture through the Effective Date.

d.	Voting: Class 4 is Impaired by the Plan. Each Holder of a Senior Secured Notes Claim in Class 3 is entitled to vote to accept or reject the Plan.

5.                  Class 5 — Convertible Notes Claims

a.	Classification: Class 5 consists of all Convertible Notes Claims.

b.	Allowance: The Convertible Notes Claims shall be deemed Allowed against Debtor Spirit Airlines, Inc. in the aggregate principal amount outstanding under the Convertible Notes Indentures of $525.1 million plus any and all other obligations related thereto or arising therefrom, including accrued and unpaid interest, costs, fees, expenses, and indemnities as of the Petition Date.

c.	Treatment: Each Holder of a Convertible Notes Claim shall receive (a) its Convertible Notes Equity Distribution; (b) its Pro Rata share of the Convertible Notes Subscription Rights (after accounting for the Equity Rights Offering Holdback); (c) its Pro Rata share of the Total Convertible Notes Exit Secured Notes Entitlement, subject to adjustment for any Ineligible Convertible Noteholder Adjustment; and (d) cash in an amount equal to all accrued and unpaid interest (at the non-default rate) under the Convertible Notes Indenture through the Effective Date.

d.	Voting: Class 5 is Impaired by the Plan. Each Holder of a Convertible Notes Claim in Class 5 is entitled to vote to accept or reject the Plan.

6.                  Class 6 — General Unsecured Claims

a.	Classification: Class 6 consists of all General Unsecured Claims.

b.	Treatment: Each Holder of an Allowed General Unsecured Claim shall receive Reinstatement or such other treatment rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. On and after the Effective Date, the Reorganized Debtors shall continue to pay each Holder of an Allowed General Unsecured Claim in the ordinary course of business.

c.	Voting: Class 6 is Unimpaired by the Plan. Each Holder of an Allowed General Unsecured Claim in Class 6 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

7.                  Class 7 — Section 510(b) Claims

a.	Classification: Class 6 consists of all Section 510(b) Claims.

b.	Treatment: All Section 510(b) Claims shall be cancelled, released, extinguished, and otherwise eliminated, and Holders of Section 510(b) Claims shall not receive any Plan Distributions or retain any interest in property on account of such Section 510(b) Claims.

c.	Voting: Class 7 is Impaired by the Plan. Each Holder of a Section 510(b) Claim is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

8.                  Class 8 — Intercompany Claims

a.	Classification: Class 8 consists of all Intercompany Claims.

b.	Treatment: All Allowed Intercompany Claims shall either be, in the discretion of the (Reorganized) Debtors (with the consent of the Required Consenting Stakeholders), (i) cancelled, released, extinguished, and otherwise eliminated and Holders of such Intercompany Claims shall not receive any Plan Distributions or retain any interest in property on account of such Intercompany Claims or (ii) Reinstated.

c.	Voting: Class 8 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Claims are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Claim is entitled to vote to accept or reject the Plan.

9.                  Class 9 — Intercompany Interests

a.	Classification: Class 9 consists of all Intercompany Interests.

b.	Treatment: All Allowed Intercompany Interests shall either be, in the discretion of the (Reorganized) Debtors, (i) cancelled, released, extinguished, and otherwise eliminated and Holders of such Intercompany Interests shall not receive any Plan Distributions or retain any interest in property on account of such Intercompany Interests or (ii) Reinstated.

c.	Voting: Class 9 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Interests are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Interest is entitled to vote to accept or reject the Plan.

10.              Class 10 — Existing Interests

a.	Classification: Class 10 consists of all Existing Interests.

b.	Treatment: All Existing Interests shall be cancelled, released, extinguished, or otherwise eliminated and Holders of such Existing Interests shall not receive any Plan Distributions or retain any interest in property on account of such Existing Interests.

c.	Voting: Class 10 is Impaired by the Plan. Each Holder of an Existing Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of Existing Interests is entitled to vote to accept or reject the Plan.

B.                 Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights regarding any Unimpaired Claims or Interests, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims or Interests.

C.                Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes

1.                  Voting Classes Under the Plan

Under the Plan, Classes 4 and 5 are Impaired, and each Holder of a Claim as of the Voting Record Date in such Classes is entitled to vote to accept or reject the Plan.

2.                  Acceptance of the Plan by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that actually voted on the Plan have voted to accept the Plan.

3.                  Presumed Acceptance of the Plan

Under the Plan, (a) Classes 1, 2, 3, and 6 are Unimpaired, (b) the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

4.                  Presumed Rejection of the Plan

Under the Plan, (a) Classes 7 and 10 are Impaired, (b) the Holders of Claims or Interests in such Classes are deemed to have rejected the Plan and shall receive no Plan Distributions on account of their Claims or Interests, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

5.                  Presumed Acceptance or Rejection of the Plan

Under the Plan, Classes 8 and 9 are each either (a) Unimpaired, in which case the Holders of such Claims or Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Claims or Interests are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. In either (a) or (b), as applicable, such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

6.                  Presumed Acceptance by Voting Classes with No Votes

If a Class contains Claims eligible to vote on the Plan, and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

D.                Elimination of Vacant Classes

Any Class of Claims or Interests that does not contain a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing, may be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.                 Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class thereof, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV.
IMPLEMENTATION OF THE PLAN

A.                Continued Existence and Vesting of Assets

1.                  Reorganized Debtors

Unless otherwise provided in the Restructuring Steps Memorandum, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized, and pursuant to the New Organizational Documents, for the purposes of satisfying their obligations under the Plan and the continuation of their businesses.

Except as otherwise provided herein (including in the Restructuring Steps Memorandum), on and after the Effective Date, all property of the Estates, wherever located, including all claims, rights, and Causes of Action, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, and other encumbrances and interests. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property, wherever located, and prosecute, compromise, or settle any Claims (including any Administrative Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court, and free and clear of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, other than restrictions expressly imposed by this Plan, and the Confirmation Order. Such claims and Causes of Action include any of the Debtors’ rights to indemnification from third parties and the Debtors’ rights in respect of any Insurance Contracts.

2.                  Transfer of Books and Records; Privilege

On or prior to the Effective Date, all documents, books, and records of the Debtors shall be transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (a) held by any or all of the Debtors or their Estates, (b) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (c) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors.

For the avoidance of doubt, any communications prior to the Effective Date between the Debtors, the Prepetition Agents/Trustees (including their predecessors), the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.

B.                 Transactions Related to the Plan

On, before, or after the Effective Date, the (Reorganized) Debtors, with the consent of the Required Consenting Stakeholders, may take all actions as may be deemed necessary or appropriate to effectuate the Plan or any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the following: (1) the execution, filing, and delivery, as applicable, of any appropriate agreements, instruments, or other documents of borrowing, financing, merger, amalgamation, consolidation, restructuring, conversion, disposition, sale, transfer, formation, incorporation, partnership, organization, operation, governance, equity issuance, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the cancelation, extinguishment or transfer of any of the Debtors’ interests in the equity of any non-Debtor Affiliates, if any; and (4) all other actions that the (Reorganized) Debtors or the Required Consenting Stakeholders deem to be necessary or appropriate to implement the Plan and the transactions contemplated hereby (including, for the avoidance of doubt, in a tax efficient manner), including making filings or recordings that may be required by applicable law or retaining the corporate existence and structure of the Debtors and non-Debtor Affiliates.

C.                New Equity Interests

1.                  Issuance of New Equity Interests

On the Effective Date or as soon as reasonably practicable thereafter, the New Equity Interests shall be issued by the Reorganized Parent pursuant to the Plan and the Equity Rights Offering Documents, and the New Equity Interests shall be distributed by the Distribution Agent to the Entities entitled to receive the New Equity Interests pursuant to, and in accordance with, the terms of the Plan, the Equity Rights Offering Documents, the Restructuring Support Agreement, and the New Organizational Documents.

All such New Equity Interests, and all New Equity Interests issuable in accordance with this Plan shall, upon issuance, be duly authorized, validly issued, fully paid, and nonassessable. The issuance of such New Equity Interests is authorized without the need for any further corporate or other similar action and without any further action by any Holder of an Allowed Claim or Interest.

In connection with the foregoing, the (Reorganized) Debtors shall undertake and execute all necessary actions in order to comply with the terms and conditions of the Plan, Equity Rights Offering Documents, Restructuring Support Agreement, and New Organizational Documents. Any Entity’s receipt of New Equity Interests shall be deemed as its acceptance and agreement to be bound by the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

2.                  Exchange Act Registration and Listing

Reorganized Parent shall use its reasonable best efforts to, on or as soon as reasonably practicable after the Effective Date, (a) cause the New Equity Interests to be registered under Section 12(b) of the Securities Exchange Act, (b)  obtain a listing of the New Equity Interests on the New York Stock Exchange or Nasdaq, and (c) register all of the New Equity Interests that constitute “restricted securities” or “control securities” for purposes of Rule 144 under the Securities Act on a shelf registration statement on Form S-1, which shall provide for offerings on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

3.                  Exemption from Registration

The New Equity Interests are “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

After the Petition Date, the Debtors will rely on (a) Bankruptcy Code section 1145(a) to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution, if applicable, of New Equity Interests under the Plan (other than the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares), and to the extent such exemption is not available, then such New Equity Interests will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws and (b) Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Regulation S under the Securities Act, and similar Blue-Sky Laws provisions, to exempt from registration under the Securities Act and Blue-Sky

Laws the offer, issuance, and distribution, if applicable, of the Equity Rights Offering Holdback Shares, the Backstop Shares and the Backstop Premium Shares to certain Holders of Senior Secured Notes Claims and certain eligible Holders of Convertible Notes Claims.

Section 1145(a)(1) of the Bankruptcy Code exempts the issuance, offer, sale, and distribution of Securities under a plan of reorganization from registration under section 5 of the Securities Act and state or local Securities laws if the following three principal requirements are satisfied: (a) the Securities must be offered and sold under a plan of reorganization and must be Securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (b) the recipients of the Securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (c) the Securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property. See 11 U.S.C. § 1145(a)(1).

The offer, issuance, and distribution of the New Equity Interests (other than the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares) satisfies the requirements of section 1145 of the Bankruptcy Code and, therefore, such offering, issuance, and distribution are exempt from registration under the Securities Act and any state or local law requiring registration. To the extent any “offer or sale” of New Equity Interests may be deemed to have occurred, such offer or sale is made under the Plan and in exchange for Claims against one or more of the Debtors, or principally in exchange for such Claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. The availability of the exemptions under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to occurrence of the Effective Date of the Plan.

To the degree that section 1145 of the Bankruptcy Code is not available for the offer, issuance, and distribution of the New Equity Interests, Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under the Securities Act. Regulation S provides that the offering or issuance of securities to persons that, at the time of the issuance, were outside of the United States and were not “U.S. persons” (and were not purchasing for the account or benefit of a “U.S. person”) within the meaning of Regulation S is exempt from registration under Section 5 of the Securities Act.

The Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares may be offered and issued without registration under the Securities Act in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act (including, potentially, pursuant to the safe harbor provided by Regulation D promulgated under the Securities Act) or Regulation S or other applicable exemptions. Each Holder of a Senior Secured Notes Claim or a Convertible Notes Claim that will receive the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares is required to represent that it is an Institutional Accredited Investor, a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act.

The Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares will be deemed “restricted securities” (as defined by Rule 144 under the Securities Act), will bear customary legends and transfer restrictions, and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144) is available, in each case, subject to the limitations in the applicable New Organizational Documents. Any persons receiving restricted securities under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

Subject to any limitations in the New Organizational Documents, the New Equity Interests (other than the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares) issued and distributed under the Plan in reliance on section 1145(a)(1) of the Bankruptcy Code may be freely transferred by recipients following the initial issuance under the Plan without registration unless, as more fully described below, the holder is an “underwriter” with respect to such securities.

Generally, an “underwriter” (for purposes of section 1145 of the Bankruptcy Code) is any person who:

(A)	purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such a claim or interest;

(B)	offers to sell securities offered or sold under the plan for the holders of such securities;

(C)	offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is—

(i)	with a view to distribution of such securities; and

(ii)	under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

(D)	is an issuer, as defined in section 2(a)(11) of the Securities Act, with respect to such securities.

11 U.S.C. § 1145(b)(1). Under section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

To the extent that any Entities who receive New Equity Interests pursuant to the Plan are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code, resales of such New Equity Interests by such Entities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. However, resales of such New Equity Interests satisfying the applicable requirements of Rule 144 under the Securities Act with respect to “control securities” (or another available exemption under the Securities Act) may be permitted. Rule 144 permits the public resale of Securities received by such persons if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Whether or not any particular person may be deemed to be an “underwriter” with respect to the New Equity Interests or any other Security issued pursuant to the Plan depends upon various facts and circumstances applicable to that Entity. Accordingly, the Debtors express no view as to whether any particular Entity receiving New Equity Interests or other Securities hereunder may be an “underwriter” with respect to such New Equity Interests or other Securities.

Any transfer agent, or other similarly situated agent, trustee, or other non-governmental Entity shall accept and rely upon the Plan and Confirmation Order in lieu of a legal opinion for purposes of determining whether the initial offer and sale of the New Common Interests were exempt from registration under section 1145(a) of the Bankruptcy Code, and whether the New Common Interests were, under the Plan, validly issued, fully paid, and non-assessable.

The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC and any transfer agent for the New Equity Interests) with respect to the treatment of the New Equity Interests to be issued under the Plan under applicable securities laws. DTC and any transfer agent for the New Equity Interests shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests to be issued under the Plan are exempt from registration or eligible for DTC book-entry delivery, settlement, and depository services, and whether the New Equity Interests are, under the Plan, validly issued, fully paid, and non-assessable. Notwithstanding anything to the contrary in the Plan, no Entity (including DTC and any transfer agent for the New Equity Interests) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity Interests to be issued under the Plan are exempt from registration, and whether the New Equity Interests were, under the Plan, validly issued, fully paid, and non-assessable.

D.                Equity Rights Offering

The Plan provides that the Equity Rights Offering Amount will be raised through the Equity Rights Offering. On the Effective Date, the Debtors shall consummate the Equity Rights Offering, subject to the terms and conditions set forth in the Backstop Commitment Agreement, the other Equity Rights Offering Documents and the Plan.

Upon exercise of the Subscription Rights by the Equity Rights Offering Participants pursuant to the terms of the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Reorganized Debtors shall be authorized to issue the Equity Rights Offering Shares (including the Equity Rights

Offering Holdback Shares) issuable pursuant to the exercise of Subscription Rights in accordance with the Plan, the Backstop Commitment Agreement, the Equity Rights Offering Procedures, and the other Equity Rights Offering Documents.

The Equity Rights Offering Amount will be 100% backstopped by the Backstop Commitment Parties, and the Backstop Commitment Parties shall be obligated on a several, but not joint and several, basis to purchase the Unsubscribed Equity in accordance with and subject to the terms and conditions of the Backstop Commitment Agreement.

Subject to, and in accordance with the Backstop Commitment Agreement, as consideration for the Rights Offering Backstop Commitment, (a) on the Effective Date, the Backstop Commitment Parties shall receive the Backstop Premium Shares, which will be payable on, and as a condition to, the Effective Date in New Equity Interests in accordance with and subject to the terms of the Backstop Commitment Agreement, subject to dilution on account of the MIP Interests or (b) in the circumstances provided in the Backstop Commitment Agreement and subject to the terms thereof, shall receive the Backstop Cash Premium, and shall have been fully earned as of the effective date of the Backstop Commitment Agreement.

For the avoidance of doubt, the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares shall be solely on account of the new money provided through the Equity Rights Offering Holdback and the Rights Offering Backstop Commitments and not on account of any Holder’s Senior Secured Notes Claims or Convertible Notes Claims.

Notwithstanding any other provision of this Plan, any Backstop Commitment Party that will hold, on a pro forma basis, 5.00% or more of the New Equity Interests may elect at any time prior to the Closing Date to receive, in lieu of all or a portion of the Backstop Shares, Backstop Premium Shares, or Equity Rights Offering Holdback Shares that would otherwise be issuable to it, pre-funded warrants to acquire such Backstop Shares, Backstop Premium Shares, or Equity Rights Offering Holdback Shares exercisable for an exercise price equal to the par value of the New Equity Interests (the “Pre-Funded Warrants”). The Pre-Funded Warrants will include customary beneficial ownership limitation provisions prohibiting the exercise of the Pre-Funded Warrants to the extent that, after giving effect to an exercise of the Pre-Funded Warrants, the Backstop Commitment Party, together with any affiliates and any members of a Section 13(d) group with the Backstop Commitment Party and/or its affiliates, would beneficially own (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in excess either 4.99% or 9.99% of the outstanding New Equity Interests (which threshold shall be specified by the applicable Backstop Commitment Party).

E.                 Exit Financing

1.                  Entry into Exit Financing Documents

On the Effective Date, the Reorganized Debtors shall be authorized to enter into the Exit Financing Documents (including, for the avoidance of doubt, all documentation allowing for the issuance of (i) the Exit Secured Notes and (ii) the Exit Revolving Credit Facility) without the need for any further corporate or other similar action. The material Exit Financing Documents shall have terms acceptable to the Required Consenting Stakeholders and the agents for and lenders under each respective Exit Financing Facility, the forms of which shall be set forth in the Plan Supplement.

The entry of the Confirmation Order shall be deemed approval of the Exit Financing Documents (including the transactions contemplated thereby, and all actions taken, to be taken, undertakings to be made, and obligations to be incurred by the (Reorganized) Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein and the grant of all guarantees, Liens, and other security interests contemplated thereby) and authorization for the (Reorganized) Debtors to enter into and execute the Exit Financing Documents and such other documents as the agents and lenders thereunder may reasonably require, subject to such modifications as the (Reorganized) Debtors may deem to be reasonably necessary to consummate the Exit Financing Facilities. The Reorganized Debtors may use the Exit Financing Facilities for any purpose permitted thereunder.

On the effective date of each Exit Financing Facility, (a) the (Reorganized) Debtors are authorized to execute and deliver the applicable Exit Financing Documents and perform their obligations thereunder, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities, (b) the applicable Exit Financing Documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors that are parties thereto, enforceable in accordance with their terms, and (c) no obligation, payment, transfer, or grant of security under the applicable Exit Financing Documents shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law or subject to any defense, reduction, recoupment, setoff, or counterclaim. The Reorganized Debtors and the other persons granting any Liens and security interests to secure the obligations under the applicable Exit Financing Documents are authorized to make all filings and recordings, and to obtain all governmental approvals and consents deemed necessary or desirable to establish and further evidence perfection of such Liens or security interests under the provisions of any applicable federal, state, provincial, or other law (whether domestic or foreign) (it being understood that perfection shall occur automatically by virtue of the occurrence of the Effective Date, subject to the satisfaction in full or waiver of all DIP Obligations in accordance with the terms of the DIP Documents, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

2.                  Exemption from Registration

In connection with the Exit Secured Notes Financing, the Plan provides for the offering, issuance, and distribution of the Exit Secured Notes, which are “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

The Debtors are relying on Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Regulation S under the Securities Act, and similar Blue-Sky Laws provisions, to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution under the Plan of the Exit Secured Notes to Holders of Senior Secured Notes Claims and certain eligible Holders of Convertible Notes Claims, including in connection with the Solicitation.

Section 4(a)(2) of the Securities Act provides that the offering or issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under Section 5 of the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under the Securities Act. Regulation S provides that the offering or issuance of securities to persons that, at the time of the issuance, were outside of the United States and were not “U.S. persons” (and were not purchasing for the account or benefit of a “U.S. person”) within the meaning of Regulation S is exempt from registration under Section 5 of the Securities Act.

The Exit Secured Notes may be offered and issued without registration under the Securities Act in reliance upon the exemption from registration provided under section 4(a)(2) of the Securities Act (including, potentially, pursuant to the safe harbor provided by Regulation D promulgated under the Securities Act) or Regulation S or other applicable exemptions. Each Holder of a Senior Secured Notes Claim is a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act. Each Holder of a Convertible Notes Claim that will receive the Exit Secured Notes is required to represent that it is an Institutional Accredited Investor, a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act.

The Exit Secured Notes will be deemed “restricted securities” (as defined by Rule 144 of the Securities Act) that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144A or Regulation S) is available, and in compliance with any applicable state or foreign securities laws. Any and all of the Exit Secured Notes offered, issued, or distributed under the Plan pursuant to Regulation S under the Securities Act shall be subject to any applicable restrictions on transfer set forth in Regulation S and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144A or Regulation S) is available, and in compliance with any applicable state or foreign securities laws.

Any persons receiving restricted securities under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC) with respect to the treatment of the Exit Secured Notes to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Exit Secured Notes to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Exit Secured Notes to be issued under the Plan are exempt from registration.

F.                 Boards of Directors/Managers

The number of directors or managers that initially, on the Effective Date, shall be members of the Reorganized Debtors’ boards of directors or managers (or similar governing entities) shall be as set forth in the New Organizational Documents or otherwise set forth in the Plan Supplement, and shall be consistent with the terms set forth in the Governance Term Sheet. Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors shall disclose, in the Plan Supplement, the identity and affiliations of the Persons proposed to serve on the Reorganized Debtors’ boards of directors or managers (or similar governing entities). Commencing on the Effective Date, each of the Reorganized Debtors’ directors or managers shall serve pursuant to the terms of applicable law and the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance therewith.

Unless reappointed pursuant to the preceding paragraph, the members of the boards of directors or managers (or similar governing entities) of the Debtors prior to the Effective Date shall have no continuing obligations to the Company in their capacities as such on and after the Effective Date, and each such member shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.

G.                New Organizational Documents; No Further Action

On the Effective Date, the New Organizational Documents of each of the Reorganized Debtors shall be deemed executed and authorized in all respects (including by the holders of New Equity Interests).

Notwithstanding any requirement under non-bankruptcy law, except as set forth herein, upon the Effective Date, (1) all actions contemplated by the Plan (including the New Organizational Documents, the Exit Financing Documents, and any other document contemplated by the Plan Supplement) and (2) all matters provided for hereunder involving the (Reorganized) Debtors’ corporate structure, or corporate action to be taken by or required of the (Reorganized) Debtors, shall be deemed authorized and approved in all respects and shall be deemed to have occurred (unless contemplated hereunder to occur after the Effective Date) and be effective as provided herein, without the need for further approval, act, action (including corporate, board, shareholder, manager, or similar action), consent, or authorizations under any applicable law, order, rule, or regulation with respect thereto.

On the Effective Date, the Reorganized Debtors may—and, to the extent required under this Plan or applicable non-bankruptcy law, shall—file the New Organizational Documents with the applicable Secretary of State or other applicable authorities in its respective state or country of incorporation or organization. After the Effective Date, the Reorganized Debtors may amend and restate the New Organizational Documents in accordance with their terms, the Plan, and applicable law.

Pursuant to, and only to the extent required by, section 1123(a)(6) of the Bankruptcy Code, except as required by applicable law, the New Organizational Documents shall include a provision prohibiting the issuance of nonvoting equity securities.

On the Eﬀective Date, the Reorganized Parent shall enter into and deliver the Registration Rights Agreement to each Holder of New Equity Interests, which shall become eﬀective and binding in accordance with its terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Entity. Holders of New Equity Interests shall be deemed to have executed the Registration Rights Agreement and be parties thereto, without the need to deliver signature pages thereto.

H.                Cancellation of Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, (1) the DIP Facility, the Senior Secured Notes Documents, the Convertible Notes Documents, and any Interest, Certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest, including, for the avoidance of doubt, any and all shareholder or similar agreements related to Interests and the DIP Documents, Senior Secured Notes Documents, and Convertible Notes Documents shall terminate, be cancelled, discharged, and deemed surrendered, as applicable; none of the Reorganized Debtors shall have any continuing obligations thereunder, and the Prepetition Agents/Trustees, and its respective agents, successors, and assigns shall each be automatically and fully released and discharged of and from all duties and obligations thereunder, and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, certificate or articles of incorporation, or similar documents governing the shares, Certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released; provided, that notwithstanding such termination, cancellation, discharge, Confirmation, Consummation, or anything to the contrary contained in the Plan, any such agreement that governs the rights of the Holder of an Allowed Claim (including the DIP Documents, Senior Secured Notes Documents, and Convertible Notes Documents) shall continue in effect solely for purposes of: (1) enabling (A) such Holder to receive Plan Distributions on account of such Allowed Claim, as provided herein and (B) the Prepetition Agents/Trustees to exercise their respective charging liens for the payment of fees and expenses and for indemnification as provided in the applicable indenture; (2) preserving all rights (including rights of enforcement), remedies, exculpations, indemnities (including with respect to any indemnification or contribution from the respective Holders of Allowed Claims under the DIP Documents, Senior Secured Notes Documents, and Convertible Notes Documents), powers, and protections of the Prepetition Agents/Trustees against any Entity, pursuant to and subject to the terms of the DIP Documents, the Senior Secured Notes Documents, and Convertible Notes Documents; (3) permitting the Prepetition Agents/Trustees to enforce the respective obligations owed to them or their respective Holders of Claims under the Plan or the Confirmation Order, in accordance with the DIP Documents, Senior Secured Notes Documents, and Convertible Notes Documents; and (4) permitting the Prepetition Agents/Trustees to perform any functions that are necessary to effectuate the foregoing, including appearing in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; provided, further, that the preceding proviso shall not affect the resolution of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the (Reorganized) Debtors, as applicable, except to the extent set forth in or provided for under the Plan or the Confirmation

Order. For the avoidance of doubt, to the extent any Senior Secured Notes Document is, upon Consummation, either (a) an Exit Secured Notes Document or (b) is otherwise agreed by the Debtors and the Required Consenting Noteholders to remain in full force and effect on the Effective Date (a “Continuing Senior Secured Notes Document”), this Article IV.H shall not apply with respect to such Senior Secured Notes Document.

I.                   Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any Plan Distributions shall be terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, Plan Distributions to Holders of Allowed Claims shall not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights; provided, that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.

J.                  Structural Simplification

At any time after the Confirmation Date, with the consent of the Required Consenting Stakeholders, the (Reorganized) Debtors may take any action reasonably designed to simplify the corporate structure of the (Reorganized) Debtors without the need for (1) a further order of the Bankruptcy Court, (2) any other or further actions to be taken by or on behalf of the (Reorganized) Debtors, or (3) any payments to be made in connection therewith.  Such action may include causing any (Reorganized) Debtor to merge with and into any other (Reorganized) Debtor or causing any (Reorganized) Debtor to liquidate or dissolve. Each of the (Reorganized) Debtors may execute and file documents, and take all other actions as each deems appropriate, relating to the allowance of and to effect the prompt corporate restructuring of the (Reorganized) Debtors as provided herein without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.

Moreover, on and after the first day following the date of any such action, the applicable (Reorganized) Debtor(s) (1) shall be deemed to have withdrawn business operations from any jurisdiction in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal and (2) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after such the date of any such action.

K.                Management Incentive Plan

Promptly after the Effective Date, the New Board shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards to employees, directors,

consultants, and other service providers of the Reorganized Debtor(s), as determined at the discretion of the New Board. The terms and conditions, including with respect to participants, allocation, timing, and the form and structure of the equity or equity-based awards, shall be determined at the discretion of the New Board after the Effective Date.

L.                 DTC Eligibility

The Debtors and the Reorganized Debtors, as applicable, shall use commercially reasonable efforts to promptly make the New Equity Interests, other than any New Equity Interests required to bear a “restricted” legend under applicable securities laws (which shall be deposited in DTC to the extent permitted by DTC, otherwise in book entry form), and the Exit Secured Notes eligible for deposit with DTC.

ARTICLE V.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                Timing and Calculation of Amounts to Be Distributed

Subject to any reserves or holdbacks established pursuant to the Plan, on the applicable Distribution Date or as soon as practicable thereafter, Holders of Allowed Claims shall receive the full amount of Plan Distributions provided for Allowed Claims in the applicable Classes as of such date. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Distribution Dates. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

If and to the extent there are Disputed Claims, Plan Distributions on account of any such Disputed Claims (which shall only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, that Plan Distributions on account of Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court.

For all purposes associated with Plan Distributions, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single Plan Distribution. For the avoidance of doubt, Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VIII and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

B.                 Sources for Plan Distributions and Transfers of Funds Among Debtors

Plan Distributions shall be funded, as applicable, with (1) Cash on hand, including any proceeds from the Equity Rights Offering and the Exit Financing Facilities, and (2) the other Assets of the Reorganized Debtors. The (Reorganized) Debtors shall be entitled to transfer funds between and among the Debtors and non-Debtor subsidiaries as the (Reorganized) Debtors as deemed necessary or appropriate to enable the payments and Plan Distributions required by the Plan.

C.                Distribution Agent

The (Reorganized) Debtors may serve as the Distribution Agent or may retain and direct another Entity as Distribution Agent to assist with the Plan Distributions. A Distribution Agent may make all Plan Distributions and shall be empowered to effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder and to exercise such other powers as may be vested in such Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Distribution Agent to be necessary and proper to carry out its duties.

Except as otherwise set forth herein, the Reorganized Debtors shall be authorized, without further Bankruptcy Court, to reimburse any Entity for its reasonable, documented, and customary out-of-pocket expenses incurred in providing post-Confirmation services directly related to Plan Distributions.

If a Distribution Agent is an independent third party designated to serve in such capacity, the Reorganized Debtors shall be permitted to provide to such Distribution Agent, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable, actual, and documented out-of-pocket expenses incurred in providing post-Confirmation services directly related to Plan Distributions.

D.                De Minimis Distributions

Notwithstanding anything herein to the contrary, neither the Reorganized Debtors nor any Distribution Agent shall be required to make Plan Distributions or payments of less than $250 (whether Cash or otherwise), and Cash that otherwise would be payable under the Plan to Holders of Allowed Claims but for this provision shall be available for Plan Distributions to other Holders of Allowed Claims.

E.                 Delivery of Plan Distributions—Allowed Claims

The Distribution Record Date shall not apply to Securities held through DTC for which a Plan Distribution is made in exchange for such Securities. Distributions to claims other than with respect to Securities held through DTC shall only be made to the record Holders of Allowed Claims as of the Distribution Record Date, at which time the Claims Register shall be deemed closed for purposes of determining whether a Holder of such a Claim is a record Holder entitled to Plan Distributions. The (Reorganized) Debtors, any Distribution Agent, the Prepetition Agents/Trustees, and each of the foregoing’s respective Related Parties shall have no obligation to recognize, for purposes of Plan Distributions pursuant to, or in any way arising from, the Plan

(or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, the foregoing parties shall be entitled to recognize only those record Holders set forth in the registers as of the Distribution Record Date. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, Plan Distributions shall be made to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

With respect to a Plan Distribution to be made with Cash, if any dispute arises as to the identity of a Holder of an Allowed Claim that is entitled to receive a Plan Distribution, in lieu of making such Plan Distribution to such person, the Plan Distributions may be made into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a Plan Distribution to a Holder of an Allowed Claim to be sent by mail may be delivered to (1) the address provided by such Holder, if any, (2) the address set forth on the first page of any Proof of Claim Filed by such Holder, (3) the last known address of such Holder on the books and records of the Debtors or their agents if such Holder did not File a Proof of Claim, (4) the address set forth in any written notice of an address change delivered to the (Reorganized) Debtors or any Distribution Agent, (5) in the case of a Holder whose Claim is governed by an agreement and administered by an agent, the address contained in the official records of such Entity, or (6) the address of any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. The foregoing shall also apply with respect to any forms or notices related to Plan Distributions that, for the avoidance of doubt, may be sent via email to an email address that satisfies any of subclauses (1)–(6) in the previous sentence.

All distributions on account of the Senior Secured Notes Claims shall be made to, or at the direction of, the Senior Secured Notes Trustee for further distribution to the Senior Secured Noteholders in accordance with the Senior Secured Notes Documents, and subject to the rights of the Senior Secured Notes Trustee to assert its charging lien under the Senior Secured Notes Documents. If the Senior Secured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the Senior Secured Notes Trustee, shall make such distributions to the extent practicable to do so, provided that any charging lien of the Senior Secured Notes Trustee shall attach to the property to be distributed in the same manner as if such distributions were made through the Senior Secured Notes Trustee. The Senior Secured Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of a Senior Secured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors shall reimburse the Senior Secured Notes Trustee for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

F.                 Fractional New Equity Interests

Notwithstanding any other provision herein to the contrary, no fractional New Equity Interests shall be issued or distributed pursuant to this Plan. Whenever any Plan Distribution of a fraction of a New Equity Interest would otherwise be required hereunder, the actual Plan Distribution made shall reflect a rounding of such fraction to the nearest whole New Equity Interest (up or down), with fractions half or less being rounded down and fractions in excess of a half being rounded up. If two or more Holders are entitled to equal fractional entitlements and the number of Holders so entitled exceeds the number of whole New Equity Interests, as the case may be, which remain to be allocated, the (Reorganized) Debtors shall allocate the remaining whole New Equity Interests to such Holders by random lot or such other impartial method as the (Reorganized) Debtors deem fair (in the (Reorganized) Debtors’ sole discretion). Upon the allocation of all the whole New Equity Interests authorized hereunder, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

G.                Manner of Payment Under the Plan

Any Cash payment may be made by check, wire transfer, or any other customary payment method. In the case of non-U.S. creditors, Cash payments may be made in such funds and by such means as are necessary or customary in the applicable jurisdiction.

H.                Allocation of Plan Distributions Between Principal and Interest

Plan Distributions in respect of Allowed Claims shall be allocated first to the principal amount of the Allowed Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of an Allowed Claim, to any portion of such Allowed Claim for accrued but unpaid interest for all purposes, including federal income tax purposes.

I.                   Compliance Matters

In connection with the Plan, each Reorganized Debtor and any Distribution Agent, as applicable, shall comply with all tax deduction, withholding, payment, and reporting requirements imposed by applicable law, and all Allowed Claims and Plan Distributions shall be subject to any such deduction, withholding, and reporting requirements as determined in the good-faith discretion of the Reorganized Debtors or a Distribution Agent, as applicable. In connection with the Plan and all Plan Distributions, the (Reorganized) Debtors and any Distribution Agent are authorized to take any and all actions that may be deemed necessary or appropriate to comply with the foregoing requirements (including, in the case of a non-Cash issuance that is subject to withholding, liquidating a portion of the Plan Distributions to generate sufficient funds to pay applicable withholding taxes; provided, however, that, in such case, the Distribution Agent shall first notify the intended recipient in writing of such contemplated sale and offer the intended recipient a reasonable opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such liquidation, and withholding Plan Distributions pending receipt of information necessary to facilitate such Plan Distributions) and establish any other mechanisms that the (Reorganized) Debtors or any Distribution Agent, as applicable, believe are reasonable and appropriate, and all Allowed Claims and Plan Distributions shall be subject to any such withholding and reporting requirements. All Holders of Claims shall be required to provide an IRS Form W-9 or an appropriate IRS Form W-8 and any other IRS Form and any other information (including information with respect to any underlying Beneficial Owners) necessary to allow the Reorganized Debtors to comply with all withholding, payment, and reporting requirements with respect to such taxes. The Reorganized Debtors and any Distribution Agent, as applicable, reserve the right to withhold the full amount required by law on any Plan Distribution on account of any Holder of an Allowed Claim that fails to timely provide the required information to a Distribution Agent or the Reorganized Debtors. The Reorganized Debtors and any Distribution Agent each reserve the right to allocate and distribute all Plan Distributions in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and similar encumbrances. Any amounts deducted, withheld, or reallocated pursuant to this Article V shall be treated as if distributed to the Holder of the Allowed Claim.

J.                  Foreign Currency Exchange Rate

As of the Confirmation Date, any Claim denominated in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (prevailing Eastern Time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date. The (Reorganized) Debtors and the Claims and Solicitation Agent are authorized to update the Claims Register to reflect the foregoing without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

K.                Fractional Dollars

Notwithstanding any other provision of the Plan, Plan Distributions or payments pursuant to the Plan need not be made in fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.

L.                 Undeliverable, Unclaimed, or Non-Negotiated Plan Distributions

Plan Distributions shall not be made to a Holder who is the intended recipient of an Unclaimed Distribution. The underlying Claim of an Unclaimed Distribution shall be automatically discharged and cancelled, and may be expunged from the Claims Register by the Reorganized Debtors or the Claims and Solicitation Agent without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. The Holder of such Claim shall be deemed to have forfeited its Claim and shall be forever barred and enjoined from asserting any such claim against the (Reorganized) Debtors and their Estates, any Distribution Agent, and each of the foregoing’s respective agents, attorneys, representatives, employees, or independent contractors or any of its or their property. Unclaimed Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. All title to and all beneficial interests in the Cash relating to such Unclaimed Distribution, including any dividends or interest attributable thereto, shall remain with or revert to the Reorganized Debtors; checks previously delivered with respect to a now-Unclaimed Distribution shall be null and void; Unclaimed Distributions that are New Equity Interests shall be cancelled notwithstanding any state or other escheat or similar laws to the contrary. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the Plan Distribution that is an Unclaimed Distribution, to the contrary. Nothing contained in the Plan shall require the (Reorganized) Debtors or any Distribution Agent to attempt to locate any Holder of an Allowed Claim.

M.               Claims Paid by Third Parties

To the extent a Holder of an Allowed Claim receives a Plan Distribution on account of a Claim and also receives payment from a party that is not a (Reorganized) Debtor or a Distribution Agent on account of such Claim, such Holder shall, within 14 calendar days of receipt thereof, repay or return the Plan Distribution to the applicable Reorganized Debtor, to the extent that the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such Plan Distribution. The failure of such Holder to timely repay or return such Plan Distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each calendar day after the 14-day grace period specified above until the amount is repaid.

To the extent that a Holder receives payment in full or in part on account of a Claim, such Claim may be adjusted or expunged on the Claims Register without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable; provided, that, to the extent the non-Debtor party making the payment is subrogated to the Holder’s Claim, the non-Debtor party shall have a 30-calendar-day grace period following payment in full to notify the Claims and Solicitation Agent and the Reorganized Debtors of such subrogation rights.

N.                Claims Payable by Third Parties

To the extent that one or more of the Debtors’ Insurers satisfies any Claim in full or in part, then immediately upon such satisfaction, such Claim may be expunged from or reduced on (to the extent of such satisfaction) the Claims Register without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that a Debtor or any Entity may hold against any other non-Debtor Entity (including Insurers) under any Insurance Contract, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers under any such Insurance Contract.

ARTICLE VI.
PROCEDURES FOR RESOLVING CLAIMS

This Article VI shall not apply to DIP Superpriority Claims, Senior Secured Notes Claims, and Convertible Notes Claims, which Claims shall be Allowed in accordance with the Plan and not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Entity. This Article VI shall also not apply to Professional Fee Claims, objections to which shall be governed by the Bankruptcy Rules, Local Rules, or an order of the Bankruptcy Court.

A.                Objections to Claims

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as required by the Plan, Holders of Claims need not File Proofs of Claim, and the (Reorganized) Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced, except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. If a Holder of a Claim Files or submits a Proof of Claim in the Chapter 11 Cases, such Claim shall be considered objected to and Disputed without further action by the Debtors, and the Holder electing to File such Claim shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim.

After the Effective Date, the Reorganized Debtors shall have the exclusive authority to object to all Claims that are not Allowed Claims. If any objection to a Claim Filed by the Debtors remains pending as of the Effective Date, the Reorganized Debtors shall be deemed substituted for the Debtors as the objecting party.

Except as otherwise provided herein, agreed to by the (Reorganized) Debtors (in their or its sole discretion), or otherwise approved by the Bankruptcy Court, each Proof of Claim Filed after the Effective Date shall be deemed Disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor; such Proofs of Claim shall be Disallowed without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent). Holders of such Claims may not receive any Plan Distributions on account of such Claims, unless, on or before the Confirmation Hearing, such late-Filed Claim has been deemed timely Filed by a Final Order or as agreed by the Debtors in writing (email being sufficient).

The Reorganized Debtors shall have the exclusive authority to determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that any Unimpaired Claim is Allowed. The Reorganized Debtors shall also be entitled to assert all of the (Reorganized) Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization, and equitable subordination and counterclaims with respect to Claims.

B.                 Resolution of Disputed Claims

On and after the Effective Date, the Reorganized Debtors shall have the exclusive authority to File, litigate, compromise, settle, otherwise resolve, or withdraw any objections to Claims, to compromise and settle any such Claims, and to administer and adjust the Claims Register to reflect any such settlement or compromise, in each case, without notice to or approval by the Bankruptcy Court or any other party.

C.                Estimation of Claims and Interests

Before the Effective Date, the Debtors, and on or after the Effective Date, the Reorganized Debtors, in consultation with the Required Consenting Stakeholders, may (but are not required to) determine, resolve, and otherwise adjudicate all Contingent Claims, Unliquidated Claims, and Disputed Claims in the Bankruptcy Court or such other court of the (Reorganized) Debtors’ choice having jurisdiction over the validity, nature, or amount thereof. At any time, the (Reorganized) Debtors may request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any party in interest has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but either is subject to appeal or has not become a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim for all purposes and may be used as evidence in any supplemental proceedings, and the (Reorganized) Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

D.                No Distributions Pending Allowance or Settlement of Causes of Action

Notwithstanding any other provision hereof, no payments or Plan Distributions shall be made (1) for a Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, (2) to a specific Holder of an Allowed Claim, if such Holder is also the Holder of a Disputed Claim, unless and until all objections to such Disputed Claim(s) have been settled or withdrawn or have been determined by a Final Order and each Disputed Claim has become an Allowed Claim, or (3) to a specific Holder of an Allowed Claim, if such Holder is or may be liable to the (Reorganized) Debtors on account of a Cause of Action, unless and until such Cause of Action (to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim) has been settled or withdrawn or has been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter; provided, that if only a portion of an Allowed Claim is Disputed, such Claim shall be deemed Allowed in the amount not

Disputed and payment or distribution shall be made on account of such undisputed amount. Following any such settlement or determination in clause (3) of the preceding sentence where the Holder of a Claim is liable to the (Reorganized) Debtors on account of any Cause of Action, any such payment or Plan Distribution to such Holder may be offset against the liability such Holder has to the (Reorganized) Debtors.

Notwithstanding the foregoing or any other provision in the Plan or the Plan Documents, nothing in the Plan or the Plan Documents shall (1) constitute a determination that section 502(d) of the Bankruptcy Code is, or is not, applicable to Administrative Claims or (2) prejudice the rights of (a) any Holder of an Allowed Administrative Claim to File a motion (or prosecute a pending motion) before or after the Effective Date, seeking entry of an order compelling payment of its Allowed Administrative Claim on or after the Effective Date on the basis that section 502(d) of the Bankruptcy Code is inapplicable to its Allowed Administrative Claim or (b) the (Reorganized) Debtors to oppose any such motion on any grounds.

E.                 No Amendments to Claims

On and after the Confirmation Date, the Holder of a Claim (other than a Professional Fee Claim) must obtain the (Reorganized) Debtors’ written consent (email being sufficient) or a Final Order of the Bankruptcy Court to amend a Claim. Unless otherwise permitted by a Final Order of the Bankruptcy Court, any Proofs of Claim that violate this Article VI.E shall be Disallowed without the need for any objection by the (Reorganized) Debtors or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

F.                 No Late-Filed Claims

All Claims Filed after the Effective Date and for which no Final Order has been entered by the Bankruptcy Court determining that such Claims were timely Filed shall be Disallowed and expunged from the Claims Register (including by the Claims and Solicitation Agent) at the direction of the (Reorganized) Debtors to reflect the same, without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust or expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. The (Reorganized) Debtors have no obligation to review or respond to any Claim Filed after the Effective Date unless (1) the filer has obtained a Final Order from the Bankruptcy Court authorizing it to File such Claim after the Effective Date or (2) the (Reorganized) Debtors have consented to the Filing of such Claim in writing.

G.                No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the DIP Order, the Plan, or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, that nothing in this Article VI shall limit any rights of any Governmental Unit to interest under section 503, 506(b), 1129(a)(9)(A), or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

H.                Adjustment to Claims Without Objection

Any Claim that has been paid or otherwise satisfied (in whole or in part), amended, superseded, cancelled, or otherwise Disallowed (including pursuant to the Plan), any Claim that has been Filed against the wrong Debtor, and any Claim that is duplicative or redundant of another Claim against the same Debtor, may, on or after the Confirmation Date, be adjusted on or expunged from the Claims Register (including by the Claims and Solicitation Agent) at the direction of the (Reorganized) Debtors to reflect the same, without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust or expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

I.                   Reservation of Rights to Object to Claims

The failure of the (Reorganized) Debtors to object to any Claim shall not be construed as an admission to the amount, priority, character, or validity of any such Claim, any portion thereof, or any other claim related thereto, whether or not such claim is asserted in any currently pending or subsequently initiated proceeding, and shall be without prejudice to the right of the (Reorganized) Debtors to contest, challenge the validity of, or otherwise defend against, any such Claim in the Bankruptcy Court or non-bankruptcy forum.

J.                  Disallowance of Claims

Any Claims held by an Entity from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Entity has paid the amount, or turned over any such property, for which such Entity is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any Plan Distributions on account of such Claims until such time as all Causes of Action against that Entity have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and the full amount of such obligation to the Debtors has been paid or turned over in full.

K.                Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is Contingent as of the Effective Date, such Claim, notwithstanding section 502(j) of the Bankruptcy Code, (1) shall be deemed Disallowed as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and (2) can be expunged from the Claims Register (including by the Claims and Solicitation Agent) unless, in each case, prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the Holder of such Claim has Filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer Contingent.

ARTICLE VII.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan or a Final Order, each Executory Contract and Unexpired Lease shall be deemed automatically assumed (subject to the payment of any applicable Cure Cost), pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the Effective Date, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, unless such Executory Contract or Unexpired Lease: (1) has been previously assumed, assumed and assigned, or rejected by the Debtors pursuant to a Final Order of the Bankruptcy Court, in which case, such Final Order shall control; (2) previously expired or was terminated pursuant to its terms; (3) is the subject of a motion or notice of intent to assume, assume and assign, or reject pending as of the Effective Date; or (4) is otherwise rejected pursuant to the terms hereof (including any Schedule of Rejected Contracts), in which case such rejections shall be deemed effective on the Effective Date (or earlier, if so set forth herein or on any Schedule of Rejected Contracts). Except as otherwise provided herein, each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified hereby.

Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable (Reorganized) Debtor liable thereunder in the ordinary course of its business or as authorized by the Bankruptcy Court. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order and, on the Effective Date, shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by a Final Order of the Bankruptcy Court.

Except as otherwise provided herein, or agreed to by the (Reorganized) Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, indemnities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, and to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (1) do not alter in any way the prepetition nature of the Executory Contracts and Unexpired Leases, or the validity, priority, or amount of any Claims that may arise under the same, (2) are not and do not create post-petition contracts or leases, (3) do not elevate to administrative expense priority any prepetition Claims of the counterparties to the Executory Contracts and Unexpired Leases against any of the Debtors, and (4) do not entitle any

Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition Executory Contracts and Unexpired Leases and subsequent modifications, amendments, supplements, or restatements.

The Restructuring Support Agreement shall be assumed upon Confirmation and the Debtors and Consenting Stakeholders shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, and rejections described in this Article VII, pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the date made applicable by the preceding paragraph.

B.                 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

All Cure Costs shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or in the ordinary course of business, subject to the limitations described herein, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption (each, an “Assumption Dispute”), the Bankruptcy Court shall hear such dispute prior to the assumption becoming effective; provided, that the (Reorganized) Debtors may settle any such dispute and shall pay any agreed upon cure amount without any further notice to any party or any action, order, or approval.

To the extent an Assumption Dispute relates solely to proposed Cure Costs, the applicable (Reorganized) Debtor may assume or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Assumption Dispute; provided, that such (Reorganized) Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).

Notwithstanding anything to the contrary herein, (1) no pending Assumption Dispute shall prevent or delay Plan Consummation and (2) to the extent an Assumption Dispute is resolved or determined against the applicable (Reorganized) Debtor, within 45 days of such resolution or determination, such (Reorganized) Debtor may reject the applicable Executory Contract or Unexpired Lease, and the non-Debtor counterparty may thereafter File a Proof of Claim for any purported Rejection Damages in accordance with the Plan.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Costs pursuant to this Article VII.B, shall result in the full release and satisfaction of any Cure Costs, other Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all

Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully satisfied, shall be deemed Disallowed upon the later of entry of the Confirmation Order or such satisfaction in full without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

C.                Employment-Related Provisions

1.                  Employment Agreement and Benefit Programs

Each of the Debtors may, prior to the Effective Date, enter into new employment or similar agreements with employees that become effective on or prior to the Effective Date and survive Consummation of the Plan; provided, that the consent of the Required Consenting Senior Secured Noteholders shall be required with respect to any such agreement with an insider (as defined in the Bankruptcy Code).

Notwithstanding anything to the contrary herein, all employment, confidentiality, and non-competition agreements (including, for the avoidance of doubt, any agreements with third-party personnel vendors or any agreements with independent contractors), offer letters (including any severance set forth therein), bonus, gainshare, and incentive programs (including short-term and long-term cash incentive programs), vacation, holiday pay, paid-time off, leaves, retention, change in control, sale bonus, severance, retirement, supplemental retirement, indemnity, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, programs, agreements and arrangements, and all other wage, compensation, employee expense reimbursement, unemployment insurance, workers’ compensation, and all other compensation or benefit obligations (including, for the avoidance of doubt, letter agreements with respect to certain employees’ rights and obligations in the event of certain terminations of their employment in connection with and following the Consummation of the Plan) in each case with the Debtors as of immediately prior to the Effective Date (the “Compensation and Benefit Programs”) are deemed to be, and will be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code (as amended prior to or on the Effective Date, in each case, as applicable) except for: (a) all (1) equity or equity-based incentive plans, employee stock purchase plans, and any other agreements or awards, or provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests or New Equity Interests and (2) any agreement or plan whose value is related to Interests or New Equity Interests or other ownership interests of the Debtors, in each case, shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date; (b) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; (c) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract; and (d) Compensation and Benefit Programs that have been superseded by a new agreement that has been executed with the counterparty thereto prior to Consummation of the Plan in accordance with the first paragraph of this Article VII.C.1.

2.                  Collective Bargaining Agreements

Subject to the occurrence of the Effective Date, the Debtors’ collective bargaining agreements with (a) the Aircraft Mechanics Fraternal Association, (b) the Transportation Workers Union of America, (c) the International Association of Machinists and Aerospace Workers, (d) the Professional Airline Flight Control Association, (e) the Association of Flight Attendants, and (f) the Air Line Pilots Association, International, and (g) with respect to each of the foregoing entities in clauses (a) through (f), each of their affiliated local unions, as applicable, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtors shall be bound by all obligations thereunder in all respects, with Cure Costs relating to such agreements being determined and paid in the ordinary course.

D.                Rejection Claims

Any Rejection Claim must be Filed with the Claims and Solicitation Agent by the Rejection Damages Bar Date. Any Rejection Claim for which a Proof of Claim is not properly and timely Filed and served in accordance with the Plan, the Bankruptcy Rules, or the Local Rules shall be Disallowed as of the Rejection Damages Bar Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

The (Reorganized) Debtors may contest any Rejection Claim in accordance herewith. Allowed Rejection Claims shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.

E.                 Reservation of Rights

Nothing contained in the Plan (including the Plan Supplement) constitutes an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor, any Reorganized Debtor, or any other Entity has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have 90 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication.

F.                 Transferred Cure Costs

With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors, any Distribution Agent, or any other Entity, as applicable, shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Cost.

G.                Indemnification

1.                  Debtor Indemnification Obligations

Each Indemnification Obligation shall be deemed to be and treated as an Executory Contract under the Plan. Subject to the occurrence of the Effective Date, each Indemnification Obligation shall (a) be deemed assumed by the (Reorganized) Debtors in accordance with Article VII.A pursuant to sections 365 and 1123 of the Bankruptcy Code, (b) remain intact, in full force and effect, (c) not be modified, reduced, discharged, impaired, revoked, or otherwise affected in any way, (d) not be limited, reduced, or terminated after the Effective Date, and (e) survive unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on, or after the Petition Date; provided, that the immediately preceding subclauses (a)–(e) shall not apply to any obligation of any Debtor to indemnify, hold harmless, or any obligation of similar import that is on account of conduct determined in a Final Order as constituting fraud, willful misconduct, gross negligence, bad faith, self-dealing, or breach of the duty of loyalty. For the avoidance of doubt, subject to the occurrence of the Effective Date, the indemnification obligations in the proviso of the immediately preceding sentence shall be deemed rejected by the (Reorganized) Debtors pursuant to section 365 of the Bankruptcy Code.

2.                  Third-Party Indemnities

All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.

H.                Insurance-Related Provisions

Notwithstanding anything to the contrary in the Plan, the Plan Documents, the Confirmation Order, any Claim objection, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

1.	nothing, including the vesting of the Insurance Contracts with the Reorganized Debtors or any relief permitting any Entity to pursue proceeds available under any Insurance Contracts granted pursuant to this Plan, the Plan Documents, the Confirmation Order, or any other Final Order of the Bankruptcy Court, shall impair, expand, or modify (a) the rights and obligations of the (Reorganized) Debtors (and their Estates), named insureds, any insured or beneficiary, or any of the Insurers under any of the Insurance Contracts, (b) the coverage and benefits provided under the Insurance Contracts, (c) the obligations, terms, and conditions of the Insurance Contracts, or (d) the enforceability of the Insurance Contracts; and

2.	on and after the Effective Date (a) all Insurance Contracts which identify any of the Debtors as first named insureds or as a counterparty thereto shall vest unaltered in their entireties with the Reorganized Debtors, (b) any nonmonetary obligations, together with direct or derivative rights, interests, claims, entitlements, or Causes of Action, of any Debtor under any of the Insurance Contracts, including the rights of any Debtor to proceeds, indemnification, reimbursement, contribution, benefits, or other payment arising, at any time, out of or under the Insurance Contracts, regardless of whether such rights or obligations arise or become due before or after the Effective Date, shall vest with the Reorganized Debtors, (c) the Reorganized Debtors shall have standing to pursue the Insurance Coverage Rights, and (d) the Reorganized Debtors shall be authorized to perform any administrative responsibilities on behalf of any named insured under the Insurance Contracts.

For the avoidance of doubt, each Insurer is prohibited and enjoined from denying, refusing, altering, or delaying coverage on any basis regarding or related to the Chapter 11 Cases or the Plan, including the treatment set out herein for any insured claim or Causes of Action.

After the Confirmation Date, none of the (Reorganized) Debtors shall terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policy in effect on the Confirmation Date with respect to conduct occurring prior thereto. Each such Entity shall be entitled to the full benefits of any such side-A coverage for the full term of such policy, subject to the terms and conditions thereof and hereof, regardless of whether such Entity is an “insured” on or after the Effective Date.

At all times after the Effective Date, the Reorganized Debtors shall purchase or maintain “side-A” liability tail coverage for the six-year period following the Effective Date on terms no less favorable than, and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under, the “side-A” coverage provided through the Debtors’ existing D&O Liability Insurance Policies. From and after the Effective Date, reasonable directors’ and officers’ insurance policies shall remain in place in the ordinary course.

ARTICLE VIII.
EFFECT OF CONFIRMATION OF THE PLAN

A.                Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable Plan Distributions being made and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the (Reorganized) Debtors, and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. On and after the Effective Date, each party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests (including the Prepetition Agent) shall execute and deliver (at the request and expense of the Reorganized Debtors), and the Reorganized Debtors shall be authorized to file, any documents deemed necessary or appropriate to evidence such release in the name of such party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests. With respect to the security interests securing the DIP Obligations, the release and termination of such security interests shall be subject to satisfaction in full or waiver of all DIP Obligations in accordance with the terms of the applicable DIP Documents.

To the extent that any Holder of a Secured Claim that has been satisfied in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or its agent) shall take any and all steps requested by the Reorganized Debtors that are deemed reasonable, necessary, or appropriate to record or effectuate the cancellation or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

B.                 Releases; Discharges

The releases and discharges of Claims, Interests, and Causes of Action described in the Plan, including releases by the Debtors and by Holders, constitute good-faith compromises and settlements of the matters covered thereby and such releases are consensual. Such compromises and settlements are made in exchange for consideration, are in the best interest of Holders, are fair, equitable, and reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.

Each of the release, indemnification, discharge, and exculpation provisions set forth in the Plan or in the Confirmation Order (1) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b), and 1334(e) of title 28 of the United States Code, (2) is an essential means of implementing the Plan, (3) is an integral and non-severable element of the transactions incorporated into the Plan, (4) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and their creditors, (5) is important to the overall objectives of the Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (6) is fair, equitable, and reasonable and in exchange for good and valuable consideration, and (7) is consistent with sections 105, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the releases, stipulations, and exculpation provisions hereof are in addition to and do not replace, the release, stipulations, and other provisions of any Final Order of the Bankruptcy Court.

To the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided in the Plan or the Confirmation Order: (1) all consideration distributed under the Plan shall be in complete satisfaction, settlement, discharge, and release of, or in exchange for (as applicable), all Claims and Interests of any kind or nature whatsoever against the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests; (2) the Plan shall bind all Entities who have held, hold, or may hold Claims against or Interests in the Debtors; and (3) all Entities shall be precluded from asserting against the (Reorganized) Debtors, their Estates, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise expressly provided for in the Plan or the Confirmation Order, upon the Effective Date, the Debtors shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including demands and liabilities that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

C.                Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the later of (1) the Effective Date or (2) the date indicated in the order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

D.                Exculpation

Pursuant to section 1123(b) and 105(a) of the Bankruptcy Code, to the fullest extent permitted by applicable law, and except as otherwise specifically provided for in the Plan or Confirmation Order, none of the Exculpated Parties shall have or incur any liability for, and each Exculpated Party is released, discharged, and exculpated from any Cause of Action for any claim related to, any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, the formulation, preparation, marketing, dissemination, negotiation, filing, or pursuit of approval, confirmation, or consummation of the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith or in the Chapter 11 Cases, and any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any interests (including the New Equity Interests) issued or to be issued under or in connection with the Plan), except for claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct (including actual fraud) or gross negligence. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning its duties and responsibilities pursuant to, or in connection with, the Plan.

The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes on, and distribution of consideration (including the New Equity Interests) pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. To the extent that any of the Exculpated Parties owed fiduciary duties to the Debtors, their Estates, or the Bankruptcy Court in connection with the Chapter 11 Cases, the Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, fully, completely, professionally, and admirably satisfied such duties.

E.                 Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for in the Plan or Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all claims, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal, state, foreign, or other applicable laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, lender liability, joint liability, or otherwise that the Debtors, the Reorganized Debtors, their Estates, and their respective Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, the Reorganized Debtors, their Estates, or their respective Affiliates, based on, relating to, or in any manner arising from, in whole or in part, the following:

1.	the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or Filing of the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with the Plan);

2.	any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, the Plan or the reliance by any Released Party on the Plan, or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan or the Disclosure Statement;

3.	the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and

4.	the negotiation, formulation, marketing, preparation, or performance of or under the Plan and Disclosure Statement (including the Plan Supplement and other Plan Documents), the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action).

The foregoing releases in this Article VIII.E shall not apply to any Retained Causes of Action or any claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including actual fraud) or gross negligence. Notwithstanding anything contained herein to the contrary, the foregoing releases shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement and any of the Continuing Senior Secured Notes Documents).

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute its finding that each release described in the Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties (including the Released Parties’ contributions to facilitate the resolution of the Chapter 11 Cases and implementation of the Plan), a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Debtors or the Reorganized Debtors asserting any Covered Claim released under or pursuant to the Plan against any of the applicable Released Parties or their respective property.

F.                 Voluntary Releases by the Releasing Parties

Except as otherwise specifically provided for in the Plan or Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal, state, or other applicable laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the following:

1.	the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or Filing of the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with the Plan);

2.	any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan or the Disclosure Statement;

3.	the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and

4.	the negotiation, formulation, marketing, preparation, or performance of or under the Plan and Disclosure Statement (including the Plan Supplement and other Plan Documents), the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that if any Released Party directly or indirectly brings or asserts any claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action).

The foregoing releases in this Article VIII.F shall not apply to any (1) Retained Causes of Action, (2) claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including actual fraud) or gross negligence, or (3) rights, remedies, exculpations, indemnities, powers, and protections under the DIP Documents preserved in Article IV.H. Notwithstanding anything contained herein to the contrary, the foregoing releases shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement and any the Continuing Senior Secured Notes Documents).

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute its finding that each release described in the Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties, a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Releasing Party asserting any Covered Claim released under or pursuant to the Plan against any of the applicable Released Parties or their respective property.

G.                Injunction

Except as otherwise specifically provided in the Plan, the Confirmation Order, or any Final Order entered by the Bankruptcy Court in the Chapter 11 Cases, all Entities who have held, hold, or may hold claims or interests that arose prior to the Effective Date, and all other parties in interest, along with their respective Related Parties, are permanently enjoined, from and after the Effective Date, on account of, in connection with, or with respect to any such claim or interest for which an Exculpated Party has been exculpated under Article VIII.D of the Plan or for which a Released Party has been released under Article VIII.E or Article VIII.F of the Plan (as applicable), from (1) commencing or continuing in any manner any action or other proceeding on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (2) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (3) creating, perfecting, or enforcing any Lien or encumbrance against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (4) asserting any right of setoff or subrogation against any obligation due from any Released Party or Exculpated Party, or against the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, except to the extent that (a) a right to setoff is asserted with respect to a Proof of Claim that explicitly preserves such setoff and is timely and properly Filed by the Effective Date or pursuant to section 502(h) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(3) or (b) such Entity was excused from Filing or otherwise not required to File a Proof of Claim pursuant to a Final Order of the Bankruptcy Court, and (5) interfering with the implementation or Consummation of the Plan or any of the Plan Documents. Such injunction shall extend to any successors or assignees of the Released Parties and Exculpated Parties and their respective properties and interest in properties. Each of the Debtors, the Reorganized Debtors, the Exculpated Parties, and the Released Parties is expressly authorized hereby to seek the enforcement of such injunctions.

No Entity may commence, continue, amend, or otherwise pursue, join in, or support any other Entity commencing, continuing, amending, or pursuing, a Cause of Action, Covered Claim, or claim of any kind against any Released Party or Exculpated Party, as applicable, that arose, arises from, or is reasonably likely to arise from, or relates to or is reasonably likely to relate to, any Covered Claim subject to Articles VIII.D, E, or F of the Plan without first (1) requesting a determination from the Bankruptcy Court, after notice (to all affected parties) and a hearing, that such claim, Cause of Action, or Covered Claim, as applicable, represents a colorable claim against a Debtor or a Released Party, as applicable, and is not a claim, Cause of Action, or Covered Claim that was released or exculpated under or pursuant to the Plan, which request must attach the complaint or petition proposed to be filed by the requesting Entity (which complaint or petition must satisfy the applicable Rules of Federal Procedure), and (2) obtaining from the Bankruptcy Court, in the form of a Final Order, specific authorization for such Entity to bring such claim, Cause of Action, or Covered Claim, as applicable, against a Debtor or any other Released Party or Exculpated Party, as applicable. Any such request shall include a proposed attorney fee reserve, subject to modification by the Bankruptcy Court, that shall be deposited to the Bankruptcy Court’s registry to indemnify all potential defendants against costs associated with the successful defense of any claim that is allowed to proceed. For the avoidance of doubt, any Entity that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claim, Cause of Action, or Covered Claim not explicitly included in the authorized complaint or petition must first obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim, Cause of Action, or Covered Claim is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable claim, Cause of Action, or Covered Claim.

H.                Setoff and Recoupment

Except as otherwise expressly provided for in the Plan or the Confirmation Order, each (Reorganized) Debtor, as applicable, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off or recoup (to the extent applicable) against any Allowed Claim and any Plan Distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment, or release by such Debtor, such Reorganized Debtor, of any such claims, rights, and Causes of Action that they may have against such Holder. Except as otherwise specifically provided in the Plan, including Article VIII.G, nothing herein shall (1) alter any rights of setoff or recoupment (to the extent available under applicable law) of any Holder of an Allowed Claim or Allowed Administrative Claim against the (Reorganized) Debtors or (2) constitute a waiver of the rights, claims, or defenses of the (Reorganized) Debtors or any other party in interest to dispute such rights of setoff or recoupment on any grounds. In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor, unless (1) such Holder has indicated in any timely- and properly-Filed Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise or (2) such Holder was not required to File a Proof of Claim pursuant to a Final Order of the Bankruptcy Court.

I.                   Preservation of Causes of Action

The Debtors, the Reorganized Debtors, and their Estates retain all Retained Causes of Action and may enforce all rights related thereto that they may have or choose to assert on behalf of their respective Estates, as applicable, under any provision of the Bankruptcy Code or any applicable analogous statute or non-bankruptcy law, whether such Cause of Action arose before or after the Petition Date. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Retained Causes of Action shall not include any Causes of Action of any kind that were released pursuant to a Final Order of the Bankruptcy Court or any other claims against any DIP Agent or DIP Lender. Upon Consummation, the Reorganized Debtors shall have, retain, reserve, and be entitled to commence, assert, and pursue all Retained Causes of Action.

Except as set forth in the Plan, the Confirmation Order, or a Final Order of the Bankruptcy Court, nothing contained in the Plan or the Confirmation Order shall, or shall be deemed to, release any post-Effective Date obligations of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or in connection with Consummation.

The Debtors’ inclusion or failure to include or describe with sufficient specificity any Retained Cause of Action herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order shall not be deemed an admission, denial, or waiver of any Retained Cause of Action that the Debtors or their Estates may hold. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation, including any argument of waiver on account of the failure to include or describe with sufficient specificity any Retained Cause of Action herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order. For the avoidance of doubt, in no instance shall “Retained Causes of Action” include any claim or Cause of Action with respect to, or against, a Released Party that was released pursuant to the Plan.

No Entity may rely on the absence of a specific reference herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order to any Cause of Action against them as any indication that the (Reorganized) Debtors will not pursue any and all available Causes of Action against them.

J.                  Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Plan Distributions and other benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, the provisions of the Plan shall also constitute a good-faith compromise and settlement of all Claims, Causes of Action, and controversies incorporated in the Plan.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, controversies, and Causes of Action and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates, and the Holders of such Claims, and is fair, equitable, and reasonable. Subject to Article V, all Plan Distributions made to or for the benefit of Holders of Allowed Claims in any Class are intended to be and shall be final. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order, or approval of the Bankruptcy Court, the Debtors, with the consent of the Required Consenting Stakeholders, may compromise and settle claims and Causes of Action against other Entities and, upon Consummation, such right shall pass to the Reorganized Debtors.

K.                Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any (Reorganized) Debtor or any Entity with which a (Reorganized) Debtor has been or is associated, solely because such (Reorganized) Debtor (1) is or was a debtor under chapter 11, (2) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (3) has not paid a debt that is dischargeable in the Chapter 11 Cases.

ARTICLE IX.
CONDITIONS TO EFFECTIVE DATE

A.                Conditions Precedent to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Article IX.B:

1.	The Restructuring Support Agreement shall not have been terminated and shall remain in full force and effect.

2.	The Backstop Commitment Agreement shall not have been terminated and shall remain in full force and effect.

3.	The Bankruptcy Court shall have approved the Disclosure Statement on a final basis.

4.	The Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order, and the Plan shall not have been amended, altered, or modified from the Plan as confirmed by the Confirmation Order in any material respect, unless such material amendment, alteration, or modification has been made in accordance with the Plan.

5.	All applicable authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan shall have been obtained (and all applicable waiting periods shall have expired).

6.	Any and all professional fees and expenses of Professionals already approved by the Bankruptcy Court shall have been paid in full.

7.	The Professional Fee Reserve Amount shall have been funded into the Professional Fee Escrow Account.

8.	The unpaid, reasonable, and documented fees and expenses of the Consenting Senior Secured Noteholder Advisors, the Consenting Convertible Noteholder Advisors, and the Prepetition Agents/Trustees (in each case inclusive of any estimates through the Effective Date) shall have been paid in full in Cash; provided, that payment of any such amounts incurred by such professionals as of the Effective Date but not invoiced to the Debtors at least two Business Days prior to the Effective Date shall not be a condition precedent to the effectiveness of the Plan and shall be payable by the Reorganized Debtors within five Business Days after the receipt of summary invoices therefor (in all cases without any requirement (y) to provide itemized time detail or (z) for the Bankruptcy Court review or approval (including to File a fee application with the Bankruptcy Court)).

9.	No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order (whether temporary, preliminary, or permanent) in any case that is in effect and that prevents or prohibits consummation of the Plan, and no Governmental Unit shall have instituted any action or proceeding (that remains pending on what could otherwise be the Effective Date) seeking to stay, enjoin, restrain, or otherwise prohibit Plan Consummation.

10.	The PSP Loan Lender has agreed to modify the interest rate of the PSP Loans on terms agreeable to the Debtors, in consultation with the Required Consenting Stakeholders.

11.	All documents and agreements necessary to implement the Plan, including the New Organizational Documents, the Exit Financing Documents, the Equity Rights Offering Documents, and all other items contained in the Plan Supplement, shall be in form and substance acceptable to the Debtors and the Required Consenting Stakeholders and shall have been effected or executed and remain in full force and effect.

12.	All conditions precedent to the consummation of the Exit Financing Facilities, Equity Rights Offering, and Backstop Commitment shall have been satisfied or waived in accordance with the terms of the Exit Financing Documents, Equity Rights Offering Documents, and Backstop Commitment Agreement, as applicable.

13.	All conditions precedent to the issuance of the New Equity Interests, other than any conditions related to the occurrence of the Effective Date, shall have occurred.

B.                 Waiver of Conditions to Effectiveness

The Debtors, with the consent of the Required Consenting Stakeholders, may waive or modify any of the conditions set forth in Article IX.A at any time (other than the conditions set forth in Article IX.A.4 and IX.A.10), without any notice to other parties in interest or the Bankruptcy Court and without any further notice to or formal action other than proceeding to confirm or consummate the Plan; provided, that the condition in Articles IX.A.6–A.8 may only be waived with the express written consent of each affected professional or agent. The condition set forth in Article IX.A.10 may be waived by the Debtors at any time, in consultation with the Consenting Stakeholders. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

C.                Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; provided, however, that such termination of the Restructuring Support Agreement and rendering of the Plan null and void shall not affect the validity or enforceability of any other order entered by the Bankruptcy Court or of any agreement, instrument, or other documents executed by any Debtor prior to the date of such termination, including the DIP Documents and any other agreement, instrument, or other document executed in connection therewith.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                Plan Modifications

Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors, with the consent of the Required Consenting Stakeholders, may alter, amend, or modify the Plan, including the Plan Supplement, in its entirety, in part, or as to a particular Debtor, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date. In addition, should the Plan fail to be accepted by the requisite number and amount of Claims voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims and Interests.

After the Confirmation Date and before substantial consummation of the Plan, the Debtors, in consultation with the Required Consenting Stakeholders, may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

After the Confirmation Date but before the Effective Date, the Debtors, in consultation with the Consenting Stakeholders, may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders or their Claims or Interests.

After the Effective Date, the Reorganized Debtors may amend, supplement, or otherwise modify the Plan Documents in accordance with their terms and applicable non-bankruptcy law.

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon, pursuant to section 1127(a) of the Bankruptcy Code, and a finding that such modifications to the Plan do not require additional disclosure or solicitation under Bankruptcy Rule 3019.

B.                 Revocation or Withdrawal of Plan and Effects of Nonoccurrence of Confirmation or Effective Date

The Debtors, with the consent of the Required Consenting Stakeholders, reserve the right to revoke, withdraw, or delay consideration of the Plan prior to the Confirmation Date and to File subsequent plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Order is vacated pursuant to a Final Order, in each case, in its entirety, in part, or as to a particular Debtor, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court and as to all or such Debtors, as applicable, (1) the Plan shall be null and void in all respects, (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan or the Confirmation Order, and no acts taken in preparation for Consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtors or any other Entity (including the application of res judicata or collateral estoppel), or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on or after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code to:

1.	hear, adjudicate, decide, determine, or resolve all matters relating to the assumption or rejection of Executory Contracts or Unexpired Leases, including any Assumption Disputes and whether a contract or lease is or was executory or expired, and the allowance of Claims resulting therefrom;

2.	hear, adjudicate, decide, determine, or resolve any motion, adversary proceeding, application, contested matter, or other matter pending on the Effective Date;

3.	hear, adjudicate, decide, determine, or resolve all matters relating to the allowance, disallowance, liquidation, classification, priority, amount, validity, or estimation of any Claim;

4.	ensure that Plan Distributions to Holders of Allowed Claims are accomplished as provided herein;

5.	hear, adjudicate, decide, determine, or resolve all applications for compensation and reimbursement of Professional Fee Claims;

6.	hear, adjudicate, decide, determine, or resolve any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

7.	hear, adjudicate, decide, determine, or resolve disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, any settlements, transactions, or payments contemplated hereby or in furtherance hereof, or any agreement, instrument, or other document governing or relating to any of the foregoing;

8.	take any action, issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, or any other order of the Bankruptcy Court;

9.	take any action or issue such orders as may be necessary or appropriate to construe, enforce, execute, implement, and consummate, or to maintain the integrity of, the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan,

the Confirmation Order, the Plan Documents, and contracts, instruments, releases, and other agreements or documents created or entered into in connection with the Plan;

10.	enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

11.	hear, adjudicate, decide, determine, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

12.	hear, adjudicate, decide, determine, or resolve any other matter not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

13.	hear, adjudicate, decide, determine, or resolve any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, any of the Plan Documents, or any other contract, instrument, release, or other agreement or document related to the Plan, the Disclosure Statement, or the Plan Supplement; provided, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in a Plan Document that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court and any disputes concerning such Plan Documents shall be governed in accordance with the provisions thereof;

14.	recover all assets of the Debtors and property of the Debtors’ Estates for the benefit of the Reorganized Debtors, wherever located;

15.	hear, adjudicate, decide, determine, or resolve any rights, claims, or Causes of Action held by or accruing to the (Reorganized) Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

16.	enforce and interpret all orders, judgments, injunctions, releases, discharges, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Entity;

17.	hear, adjudicate, decide, determine, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

18.	enter final decrees in each of the Chapter 11 Cases;

19.	enforce any order for the sale of property pursuant to section 363, 1123, or 1146(a) of the Bankruptcy Code, including the Sale Order;

20.	grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

21.	grant any consensual request to extend the deadline for the lessors, conditional vendors, or Holders of Secured Interests in equipment, to take possession of such equipment pursuant to section 1110(b) of the Bankruptcy Code;

22.	hear, adjudicate, decide, determine, or resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including (a) with respect to the repayment or return of Plan Distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article V, (b) with respect to the releases, injunctions, discharges, and other provisions contained in Article VIII, including entry of such orders as may be necessary or appropriate to implement such provisions, (c) those that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan, or (d) related to section 1141 of the Bankruptcy Code;

23.	hear, adjudicate, decide, determine, or resolve whether a party’s potential claim or Cause of Action represents a colorable claim against a Debtor or any other Released Party or Exculpated Party, as applicable, and is not a claim that was released or exculpated hereunder;

24.	hear, adjudicate, decide, determine, or resolve any and all disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Confirmation Hearing, the Rejection Damages Bar Date, or the deadline for responding or objecting to a Cure Cost;

25.	hear, adjudicate, decide, determine, or resolve such other matters, and for such other purposes as may be provided in the Confirmation Order; and

26.	hear, adjudicate, decide, determine, or resolve any and all disputes arising from or relating to the Chapter 11 Cases, any orders entered therein (including the interpretation thereof), and any of the foregoing.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have jurisdiction to hear and determine disputes concerning Claims that arose prior to the Effective Date.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.                Exemption from Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, (1) the issuance, distribution, transfer, or exchange of any securities, instruments, or documents (including the New Equity Interests, Exit Secured Notes, and Subscription Rights), (2) the creation, filing, or recording of any lien, mortgage, deed of trust, or other security interest, (3) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, (4) the grant of collateral under the Exit Financing Documents, and (5) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery, or recording of any deed, bill of sale, assignment, or other instrument of transfer under, in furtherance of, contemplated by, arising out of, or in any way related to, the Plan, and Plan Documents, or the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, personal or real property tax (including real estate transfer tax), mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Upon entry of the Confirmation Order, the appropriate federal, state, or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Entity with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

B.                 Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date, and in the case of any Debtor that is to be dissolved in accordance with the Restructuring Steps Memorandum or the Plan, through the completion of its dissolution.

C.                Dissolution of Any Committee

On the Effective Date, any appointed Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purposes of (1) prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by any Committee and its Professionals and (2) appearing in connection with any appeals taken of the Confirmation Order. Notwithstanding anything herein, the Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of, or advisors to, any Committee after the Effective Date.

D.                Plan Supplement and Other Plan Documents

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and Filed from time to time. Unless otherwise expressly provided in the Plan, the Debtors may alter, modify, or amend any Plan Supplement document in accordance with Article X.

On or before the Confirmation Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Once Filed, copies of such Filings shall be available for free download on the Debtors’ Case Information Website.

The (Reorganized) Debtors, all Holders of Claims receiving Plan Distributions, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

E.                 No Admission

Other than as expressly provided under the Plan or in the Confirmation Order, nothing in the Plan, Disclosure Statement, or any document or pleading Filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim.

F.                 Substantial Consummation

On the Effective Date, the Plan shall be deemed to be “substantially consummated,” as defined in section 1101 of the Bankruptcy Code.

G.                Section 1125 of the Bankruptcy Code

As of, and subject to the occurrence of, the Confirmation Date, the Debtors and their Related Parties shall be deemed to have solicited votes on the Plan and participated in the issuance or distribution of any Securities and interests (including the New Equity Interests) under the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code (including sections 1125(a) and 1125(e) of the Bankruptcy Code) and any applicable non-bankruptcy law, rule, or regulation, including those governing the adequacy of disclosure in connection with such solicitation; therefore, none of the Debtors nor their Related Parties shall have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the issuance or distribution of any Securities and interests (including the New Equity Interests) under the Plan.

No Entity may commence, continue, amend, or otherwise pursue, join in, or support any other party commencing, continuing, amending, or pursuing, a claim or Cause of Action subject to the terms of the immediately preceding paragraph against any Debtor or any of their Related Parties, without first (1) requesting a determination from the Bankruptcy Court, after notice (to all affected parties) and a hearing, that such claim or Cause of Action, as applicable, represents a colorable claim against a Debtor or one of their Related Parties, as applicable, and is not a claim or Cause of Action that was released or exculpated pursuant to the immediately preceding paragraph, which request must attach the complaint or petition proposed to be filed by the requesting party (which complaint or petition must satisfy the applicable Rules of Federal Procedure), and (2) obtaining from the Bankruptcy Court, in the form of a Final Order, specific authorization for such party to bring such claim or Cause of Action, as applicable, against a Debtor or any of their Related Parties, as applicable. Any such request shall include a proposed attorney fee reserve, subject to modification by the Bankruptcy Court, that shall be deposited to the

Bankruptcy Court’s registry to indemnify all potential defendants against costs associated with the successful defense of any claim that is allowed to proceed. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claim or Cause of Action not explicitly included in the authorized complaint or petition must first obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim or Cause of Action is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable claim or Cause of Action.

H.                Non-Severability

If, before Confirmation, any term or provision of the Plan or any other Plan Document is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that any such alteration or interpretation shall be acceptable to the Debtors and the Required Consenting Stakeholders.

Entry of the Confirmation Order shall constitute a judicial determination that each term and provision of the Plan and each Plan Document, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors, as well as the Required Consenting Stakeholders, and (3) non-severable and mutually dependent.

I.                   Binding Effect

Notwithstanding any Bankruptcy Rule (including Bankruptcy Rules 3020(e), 6003, and 6004(h)) or Local Rule to the contrary, upon the occurrence of the Effective Date (or, to the extent expressly provided herein or in the Confirmation Order, the Confirmation Date), the Plan shall be binding upon and inure to the benefit of the (Reorganized) Debtors, all present and former Holders of Claims or Interests (whether or not such Holders shall receive or retain any property or interest in property under the Plan and irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, or injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties.

J.                  Service of Documents

After the Effective Date, to be effective, any notice, request, or demand to or upon, as applicable, the Reorganized Debtors, the Consenting Stakeholders, or the DIP Agent must be in writing (email being sufficient) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

The (Reorganized) Debtors

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Marshall Huebner, Darren S. Klein, Christopher S. Robertson, Moshe Melcer, Kayleigh Yerdon

Email: spirit.notice@davispolk.com

The Consenting Senior Secured Noteholders
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Michael Stamer, Jason P. Rubin Email: mstamer@akingump.com, jrubin@akingump.com
The Consenting Convertible Noteholders

Paul Hastings LLP
71 S. Wacker Drive

Chicago, IL 60606
Attention: Matthew L. Warren, Geoffrey King
Email: mattwarren@paulhastings.com, geoffking@paulhastings.com

Paul Hastings LLP

1170 Peachtree Street N.E.

Suite 100

Atlanta, GA 30309

Attention: Zach Cochran

Email: zachcochran@paulhastings.com

After the Effective Date the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request to receive documents pursuant to Bankruptcy Rule 2002.

In accordance with Bankruptcy Rules 2002 and 3020(c), within 14 calendar days of the date of entry of the Confirmation Order, the (Reorganized) Debtors shall serve a notice of Confirmation to all parties served with the Confirmation Hearing Notice in the same manner so served; provided, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

K.                Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel or any other Entity, if such agreement was not disclosed herein or in papers Filed with the Bankruptcy Court prior to the Confirmation Date.

L.                 Conflicts

Except as set forth herein (including Article I.G), (1) to the extent that any provision of any Plan Document (though subject to clause (2) of this Article XII.L) or any Final Order of the Bankruptcy Court (other than the Confirmation Order) conflicts with or is in any way inconsistent with any provision of the Plan or the Confirmation Order, the Plan or the Confirmation Order, as applicable, shall govern and control, (2) to the extent that any provision of the Plan (excluding the Plan Supplement) conflicts with or is in any way inconsistent with any provision of the Plan Supplement, the Plan Supplement shall govern and control (unless otherwise set forth in such Plan Supplement document), and (3) to the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

M.               Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

[Remainder of page intentionally left blank]

Respectfully submitted,

November 17, 2024

Spirit Airlines, Inc., on behalf of itself and each of its Debtor affiliates

/s/ Fred Cromer
Fred Cromer Chief Financial Officer

EXHIBIT B

[Reserved]

Exhibit C

Backstop Commitment Agreement

Exhibit D

Company Acknowledgment

With respect to the Restructuring Support Agreement, dated as of November [•], 2024, as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof (the “Agreement”), the undersigned (the “Company Party”) hereby acknowledges, agrees and confirms that, by its execution of this Agreement, from and after the Effective Date (as defined below), the Company Party:

(1)	becomes and shall be treated for all purposes under the Agreement as a Company Party;

(2)	agrees to be subject to and bound by all of the terms of the Agreement; and

(3)	is deemed, without further action, to make to the other Parties as of the Effective Date the representations and warranties that the Parties make in Section 9 of the Agreement.

The Company Acknowledgment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

Capitalized terms used in this Company Acknowledgment but not otherwise defined shall have the respective meanings set forth in the Agreement.  The Agreement shall control over any provision in this Company Acknowledgment that is inconsistent with the Agreement.

[Signature page to follow]

Date Executed: [
] (the “Effective Date”)

By:

Name:

Authorized Signatory

[Company Party’s Signature Page to the Company Acknowledgment]

EXHIBIT E

DIP Term Sheet

EXHIBIT F

Company Parties to Sign Company Acknowledgment

Spirit Finance Cayman 1 Ltd.

Spirit Finance Cayman 2 Ltd.

Spirit IP Cayman Ltd.

Spirit Loyalty Cayman Ltd.

EXHIBIT G

Exit Secured Notes Facility Term Sheet

SPIRIT AIRLINES, INC.

11.00% / 12.00% SENIOR SECURED NOTES DUE 2030

Summary of Terms and Conditions

This Summary of Terms and Conditions (this “Exit Secured Notes Facility Term Sheet”) sets forth certain terms of the Exit Secured Notes Facility referred to the Restructuring Support Agreement to which this Exit Secured Notes Facility Term Sheet is attached. This Exit Secured Notes Facility Term Sheet does not address all of the terms and conditions of the Exit Secured Notes Facility and the applicable Definitive Exit Secured Notes Documentation, and all terms and conditions not set forth herein shall be subject to the Documentation Principles set forth herein. Capitalized terms used but not defined in this Exit Secured Notes Facility Term Sheet shall have the meanings ascribed to such terms in the Restructuring Support Agreement or the Plan (as defined in the Restructuring Support Agreement). Section 1.02 of the Restructuring Support Agreement shall apply to this Exit Secured Notes Facility Term Sheet, mutatis mutandis.

Issuer:	Spirit Airlines, Inc. (the “Issuer”), a Delaware corporation.
Guarantors:

Each of the direct and indirect subsidiaries of the Issuer existing on the Issue Date (as defined below) or subsequently acquired and/or formed subsidiaries (collectively, the “Guarantors”; together with the Issuer, individually, an “Obligor” and, collectively, the “Obligors”).

Trustee and Collateral Agent:

An institution reasonably acceptable to the Required Noteholders and the Issuer will serve as indenture trustee and notes collateral agent (in such capacity, together with its successors and assigns, the “Trustee”).

Initial Noteholders:

The Exit Secured Notes will be issued on the Issue Date to each Holder of Allowed Senior Secured Notes Claims and each Holder of Allowed Convertible Notes Claims that is either (i) a “qualified institutional buyer,” as such term is defined in Rule 144A under the Securities Act, (ii) a non-U.S. person as defined under Regulation S under the Securities Act, or (iii) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act (collectively, the “Exit Secured Noteholders”) in accordance with the Plan of Reorganization.

Issue Date:	Effective Date (the “Issue Date”).
Amount:

$840.0 million aggregate principal amount of senior secured notes due 2030 to be issued on the Issue Date (the “Exit Secured Notes”), of which (i) $700.0 million would be issued to Holders of Allowed Senior Secured Notes Claims and (ii) $140.0 million would be issued to Holders of Allowed Convertible Notes Claims, in each case, in accordance with the terms of the Plan of Reorganization.

Interest:

Interest shall accrue on the Exit Secured Notes from the Issue Date, at the option of the Issuer, to be publicly announced prior to the beginning of each quarter, (x) at 12.00% per annum, of which 8.00% per annum shall be payable in cash and 4.00% per annum shall be payable in-kind or (y) at 11.00% per annum payable in cash, in each case, in arrears on a quarterly basis on the last day of each fiscal quarter. Interest shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

Default Interest:

During the continuance of an Event of Default (as defined below), all overdue Exit Secured Notes Obligations (as defined below) will bear interest at an additional 2.00% per annum, payable in cash on demand.

Maturity:

All obligations under the Exit Secured Notes, including the principal of, and accrued interest on (including any interest on interest), the Exit Secured Notes and all other amounts owing to the Trustee and the Exit Secured Noteholders with respect to the Exit Secured Notes (collectively, the “Exit Secured Notes Obligations”), will be due and payable in full in cash on the earlier of (i) the fifth anniversary of the Issue Date (the “Maturity Date”) and (ii) the date of any acceleration of the Exit Secured Notes following the occurrence and continuation of an Event of Default (as defined below), by operation of law or otherwise (such earlier date, the “Termination Date”).

Purpose:	As set forth in the Plan of Reorganization.
Documentation Principles:

The indenture and other definitive documentation for the Exit Secured Notes (collectively, the “Definitive Exit Secured Notes Documentation”) shall be consistent with the terms and conditions set forth in this Exit Secured Notes Facility Term Sheet and otherwise in form and substance reasonably satisfactory to the Required Noteholders and the Issuer, it being understood and agreed that the starting precedent for the Definitive Exit Secured Notes Documentation shall be a combination of (x) the Prepetition Secured Notes Indenture and the other Prepetition Secured Notes Documents (each, as defined in the Adequate Protection Order) and (y) the Prepetition RCF Credit Agreement (as defined in the Adequate Protection Order) and the Collateral Documents (as defined in the Prepetition RCF Credit Agreement), as applicable. The provisions of this paragraph are referred to herein as the “Documentation Principles”.

Collateral:	The Exit Secured Notes Obligations shall be secured by liens on and security interest in the Prepetition Secured Notes Collateral (as

2

defined in the Adequate Protection Order), the Prepetition RCF Collateral (as defined in the Adequate Protection Order) (but solely to the extent permitted by the terms of the Exit RCF Documents) and all rights, title and interests of the unencumbered assets and property of the Obligors (after giving effect to the repayment of the DIP Facility), whether real or personal, tangible or intangible, now existing or hereafter acquired, including all unencumbered aircraft, inventory, equipment, fixtures, leasehold interests, commercial tort claims, accounts receivable, investment property, documents, chattel paper (whether electronic or tangible), intercompany loans, general intangibles (including patents, trademarks and other intellectual property), instruments, business interruption insurance, supporting obligations and proceeds of all of the foregoing (collectively, the “Exit Secured Notes Collateral”); provided that the Exit Secured Notes Collateral shall not include (collectively, the “Excluded Assets”) (x) property that cannot be subject to liens pursuant to applicable law, rule, contract or regulation (including any requirement to obtain the consent (after the use of commercially reasonable efforts to obtain such consent) of any governmental authority or third party, unless such consent has been obtained) or restrictions of contract (including federal concessions as well as equipment leases and financing arrangements) existing on the Issue Date or the time of entry of such contract (other than to the extent such restriction is ineffective under the UCC or other applicable law) and/or (y) any property subject to a purchase money security interest, capital lease or similar financing arrangement. Notwithstanding the foregoing, the Issuer and the Required Noteholders shall cooperate in good faith to mutually determine whether the Issuer’s cash, cash equivalents and deposit accounts shall be included in the Exit Secured Notes Collateral, Excluded Assets or treated in another manner.
Lien Priority:	The Exit Secured Notes Obligations shall be secured by (x) to the extent permitted by the terms of the Exit RCF Documents, second-priority liens on the Prepetition RCF Collateral, junior to only the liens thereon securing the Exit Revolving Credit Facility and (y) a first-priority lien on all other Exit Secured Notes Collateral, in each case, pursuant to the terms of an intercreditor agreement that shall be in form and substance reasonably satisfactory to the Required Noteholders and the Issuer.
Optional Redemption:

The Issuer may redeem the Exit Secured Notes at its option, in whole or in part, at any time prior to the second anniversary of the Issue Date at a redemption price equal to 100% of the principal amount of the Exit Secured Notes redeemed, plus accrued and unpaid interest to the redemption date plus a customary T+50 basis point make-whole premium; provided that, notwithstanding the foregoing, the Issuer may redeem the Exit Secured Notes at its option, in whole, at any

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time on or prior to the date that is ninety (90) days after the Issue Date, at a redemption price equal to 100% of the principal amount of the Exit Secured Notes redeemed, plus accrued and unpaid interest to the redemption date, plus an 8.0% premium.

At any time on or after the second anniversary of the Issue Date and prior to the third anniversary of the Issue Date, the Issuer may redeem the Exit Secured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Exit Secured Notes redeemed, plus accrued and unpaid interest to the redemption date, plus a 6.0% premium. Thereafter, the Issuer may redeem the Exit Secured Notes, in whole or in part, at par, plus accrued and unpaid interest to the redemption date.

The premiums described in this section shall also be immediately due and payable upon the acceleration of the Exit Secured Notes after the occurrence of an Event of Default, by operation of law or otherwise. The premiums described in this section shall be presumed to be the liquidated damages sustained by each Exit Secured Noteholder as the result of the early termination of the Exit Secured Notes and the Issuer agrees that it is reasonable under the circumstances currently existing.

Mandatory Offer to Purchase upon a Change of Control:

The Issuer will be required to offer to purchase the Exit Secured Notes upon the occurrence of a change of control (to be defined in a manner reasonably acceptable to the Required Noteholders, and which shall include a merger with, acquisition by or other business combination with, another public company), which offer shall be at 101% of the principal amount of the Exit Secured Notes plus accrued and unpaid interest to the date of any such redemption.

Mandatory Offer to Purchase upon an Asset Sale and/or with Excess Cash Flow:

Subject to the Documentation Principles, the Issuer will be required to offer to purchase the Exit Secured Notes (x) upon the occurrence of certain non-ordinary course asset sales of Exit Secured Notes Collateral and (y) in an amount equal to excess cash flow (to be defined in a manner reasonably acceptable to the Required Noteholders and the Issuer) for periods to be mutually agreed, in each case, which offer shall be at 100% of the principal amount of the Exit Secured Notes plus accrued and unpaid interest to the date of any such redemption.

Affirmative Covenants, Negative Covenants, Financial Covenants and Events of Default:

The Definitive Exit Secured Notes Documentation will contain affirmative covenants, negative covenants, financial covenants and events of default subject to the Documentation Principles.

In addition, the negative covenants in the Definitive Exit Secured

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Notes Documentation shall include a Liability Management Transaction (the “LMT Covenant”) covenant that does not permit the Issuer to, and shall not permit any of its Subsidiaries to, enter into any Liability Management Transaction; provided however, the Issuer and its subsidiaries shall be permitted to enter into a Liability Management Transaction so long as each Exit Secured Noteholders is offered a bona fide right to participate in such transaction, on a pro rata basis, on not less than ten (10) Business Days’ notice prior to the deadline to so elect.

Liability Management Transaction shall mean any of the following: (i) any exchange (or any transaction primarily designed to circumvent the restrictions set forth in the covenants hereof or contemporaneously achieve the same effect as an exchange) of any existing debt of the Issuer or any of its Subsidiaries (the “Existing LMT Debt”) with any other debt (including preferred equity) of the Issuer or any of its Subsidiaries (the “New LMT Debt”) in a transaction that is not primarily for a bona fide business purpose and instead is primarily designed to “uptier” holders of such Existing LMT Debt on a non-pro rata basis into New LMT Debt that is contractually or structurally senior to the Existing LMT Debt, (ii) any investment, asset sale or other disposition of assets to an Affiliate of the Issuer or any of its Subsidiaries that is not an Obligor (including any non-Obligor Subsidiary, Affiliate that is not an Obligor or unrestricted Subsidiary), in each case, to (a) facilitate a new debt financing (including any preferred equity) incurred by such non-Obligor Person under such debt (including a debtor-in-possession financing or preferred equity financing) or (b) to guarantee an existing debt financing or (iii) any transaction whereby an obligation owed to an Affiliate of a Loan Party (other than another Loan Party) would directly or indirectly be pari passu or senior (in right of payment or security) to the Exit Secured Notes.

Financial and Other Reporting Requirements:	The Definitive Exit Secured Notes Documentation will contain reporting requirements subject to the Documentation Principles.
Required Noteholders:

As of any time of determination, (i) on or prior to the Issue Date, collectively, the Required Consenting Senior Secured Noteholders and the Required Consenting Convertible Noteholders and (ii) after the Issue Date, holders of at least a majority in aggregate principal amount of the Exit Secured Notes outstanding at such time (the “Required Noteholders”).

Amendments:	The Exit Secured Notes Definitive Documentation shall not be amended, waived or otherwise modified without the prior written consent of the Required Noteholders; provided that, in addition to the

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consent of the Required Noteholders, no such amendment, waiver or other modification shall, without the prior written consent of:

(i)       each holder of Exit Secured Notes directly and adversely affected thereby, (A) reduce the principal amount of, premium, if any, or interest, if any, on the Exit Secured Notes, (B) extend the stated maturity, date of any principal payment or interest payment periods of the Exit Secured Notes, (C) reduce the make-whole or any prepayment premium or any other fee due to an Exit Secured Noteholder, (D) amend, waive or modify, or have the effect of amending, waiving or modifying, any legal right of an Exit Secured Noteholder to receive any fee, principal or interest payment or to institute suit for the enforcement of such payment, (E) amend, waive or modify, or have the effect of amending, waiving or modifying, a default or Event of Default for non-payment of principal or interest (whether in cash or paid in-kind), including the cure periods applicable to any such default, and/or (F) amend, waive or modify, or have the effect of amending, waiving or modifying, any right to receive interest or any fee payable in cash when due;

(ii)       all of the holders of Exit Secured Notes, (A) amend, waive or modify, or have the effect of amending, waiving or modifying, (i) the amendment provision of the Exit Secured Notes Definitive Documentation or (ii) any other provision of the Exit Secured Notes Definitive Documentation which provides for the unanimous consent or approval of the holders of Exit Secured Notes to reduce the percentage of principal amount of holders of Exit Secured Notes required thereunder, (B) release, or have the effect of releasing, all or substantially all of the liens on the Exit Secured Notes Collateral, (C) release, or have the effect of releasing, all or substantially all of the value of the guarantees by the Guarantors, (D) amend, waive or modify, or have the effect of amending, waiving or modifying, the priority or terms of any waterfall provisions (whether in connection with proceeds from Exit Secured Notes Collateral or otherwise), (E) amend, waive or modify, or have the effect of amending, waiving or modifying, the LMT Covenant, and/or (F) amend, waive or modify, or have the effect of amending, waiving or modifying, the Exit Secured Notes Definitive Documentation to permit additional debt or commitments thereunder for the purpose of influencing voting thresholds;

(iii)       holders of no less than 85% of the outstanding principal amount of the Exit Secured Notes, (A) subordinate the liens on the Exit Secured Notes Collateral to liens securing any other debt (other

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than the Exit Revolving Credit Facility or refinancings or replacements thereof), (B) subordinate the Exit Secured Notes in right of payment to the payment of any other debt or (C) release, or have the effect of releasing, through one or a series of related transactions, liens on Exit Secured Notes Collateral having a fair market value (as reasonably determined by the Issuer) in excess of 20% of the total fair market value of all Exit Secured Notes Collateral; provided that, notwithstanding the foregoing, (x) the liens on the Exit Secured Notes Collateral may be subordinated to the liens securing any other debt, (y) the Exit Secured Notes may be subordinated to other debt and/or (z) liens on Exit Secured Notes Collateral having a fair market value in excess of 20% of the total fair market value of all Exit Secured Notes Collateral may be released, in each case, with the consent of holders of not less than 67% of the Exit Secured Notes if each Exit Secured Noteholder is offered a bona fide opportunity to participate in such other debt or transaction closed in connection with such release on a pro rata basis on not less than ten (10) Business Days’ notice prior to the deadline to participate therein; or

(iv)       holders of no less than [67/85]% of the outstanding principal amount of the Exit Secured Notes to amend, waive or modify, or have the effect of amending, waiving or modifying, any financial covenant or Event of Default for failure to comply with a financial covenant.

Neither the Issuer, nor any of its subsidiaries, shall, directly or indirectly, pay or cause to be paid any consideration to any Exit Secured Noteholder for or as an inducement to any consent, waiver or amendment unless such consideration is offered to be paid and is paid to all Exit Secured Noteholders that consent to such transaction in the applicable time frame set forth in the solicitation documents relating to such transaction.

The Issuer shall provide a copy of each amendment to each of the Exit Secured Noteholders (whether their consent is needed or not for such amendment), for their consent, no less than three (3) Business Days prior to the proposed execution of such amendment.

Notwithstanding anything set forth above, no amendment or modification of the Exit Secured Notes Definitive Documentation may be effected that would adversely change (x) the economic terms, (y) the interests in the Exit Secured Notes Collateral or (z) the legal remedies, in each case, of a particular Exit Secured Noteholder in a manner disproportionate to the rights or interests of any other Exit

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Secured Noteholder without the prior consent of each Noteholder so affected; provided that no transaction set forth in clause (iii) above shall constitute a disproportionate adverse change.
No Registration Rights:

The Issuer shall not be required to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to the initial issuance or any resale of the Exit Secured Notes and shall not be required to commence an offer to exchange the Exit Secured Notes for SEC registered notes or other notes.

Transfer Restrictions:

The Exit Secured Notes will be subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act, including resales pursuant to Rule 144A under the Securities Act or Regulation S under the Securities Act. The Issuers do not intend to list the Exit Secured Notes on any securities exchange.

Trust Indenture Act:	The New Indenture will not be qualified under, or required to comply with the provisions of, the United States Trust Indenture Act of 1939 (as amended from time to time).
Ratings:

The Issuer shall use commercially reasonable efforts to obtain, at the expense of the Issuer, public ratings (but no specific ratings) of the Exit Secured Notes and the Issuer from Moody’s and S&P within 30 days after the Issue Date.

Governing Law:	The State of New York (except for security/collateral documentation that the Trustee determines should be governed by federal law or local law).
Counsel to Noteholders:	Akin Gump Strauss Hauer & Feld LLP and Paul Hastings LLP.

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EXHIBIT H

Governance Term Sheet

SPIRIT AIRLINES, INC.

GOVERNANCE TERM SHEET

This term sheet (this “Term Sheet”) describes certain corporate governance provisions to be in effect after the Restructuring of Spirit Airlines, Inc. and the other Debtors. Capitalized terms used in this Term Sheet but not defined herein shall have the meanings set forth in the RSA and the Restructuring Term Sheet, as applicable, of which this Term Sheet forms a part.

Reorganized Company

Reorganized Company (the “Company”) will be a Delaware corporation. It is intended that the Company will be a public reporting company on a National Securities Exchange.

“National Securities Exchange” means The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market.

Capital Stock	One class of voting common stock (the “New Common Stock”) and authorized but unissued “blank check” preferred stock, having such designations, preferences, limitations and relative rights, including preferences over the New Common Stock with respect to dividends and distributions, as the New Board may determine.
Board of Directors

The New Board shall consist of up to nine (9) directors composed of: (i) the chief executive officer of the Company; and (ii) up to eight directors selected by a committee (the “Selection Committee”) comprised of five (5) Consenting Senior Secured Noteholders and three (3) Consenting Convertible Noteholders. The Selection Committee shall approve each director by the affirmative vote of a majority of the members of the Selection Committee, which majority shall include at least a majority of the Consenting Senior Secured Noteholder members and a majority of the Consenting Convertible Noteholder members. No institution may serve as both a Consenting Senior Secured Noteholder member and as a Consenting Convertible Noteholder member of the Selection Committee. Notwithstanding the foregoing, if the Selection Committee cannot reach agreement on directors pursuant to clause (ii), the New Board shall consist of (a) the chief executive officer of the Company, (b) six (6) directors selected by the Required Consenting Senior Secured Noteholders and (c) two (2) directors selected by the Required Consenting Convertible Noteholders.

All members of the New Board other than the chief executive officer of the Company shall meet the independence requirements of a National Securities Exchange.

After the Plan Effective Date, the members of the New Board will be in a single class elected by the holders of the New Common Stock annually.

Stockholder Approvals	In addition to any approvals required under applicable law and regulation, without the approval of the holders of a majority of the outstanding New

Common Stock (provided that after the New Common Stock is listed on a National Securities Exchange, such approval shall be of the holders of a relevant majority standard of the shares of New Common Stock as specified under the voting standard of such National Securities Exchange), the Company shall not authorize, adopt or amend any equity incentive plan other than the Management Incentive Plan or authorize any increase in the amount of shares or equity awards permitted to be granted under the Management Incentive Plan or any other equity incentive plan or equity compensation plan.

In addition, until such time as the New Common Stock is listed on a National Securities Exchange, without the approval of the holders of a majority of outstanding New Common Stock, the Company shall not:

(i)       issue shares of New Common Stock for cash in excess of 5% of the fully-diluted number of shares of New Common Stock outstanding and authorized for issuance under the Plan on the Plan Effective Date (including all shares contemplated under the claims recovery, the Rights Offering, the Backstop Commitment Agreement and the Management Incentive Plan) or authorize or issue any shares of preferred stock; provided that this limitation shall not apply in connection with the adoption of a bona fide stockholder rights plan by the Company’s board of directors;

(ii)      enter into any sales, transfers or licenses of any Company subsidiary, division, operation, business, line of business, assets or property, in each case, held by the Company or any of its subsidiaries with any person other than the Company or one or more of its wholly-owned subsidiaries involving consideration in excess of $50,000,000 per transaction or series of related transactions; provided that this limitation shall not apply to sales, transfers or licenses in the ordinary course of business involving any aircraft, aircraft engines or simulators; or

(iii)     make any acquisition, by merger, consolidation or stock or asset purchase or investment with respect to any business, assets, property or any corporation or other entity, involving consideration in excess of $50,000,000 per transaction or series of related transactions; provided that this limitation shall not apply to any acquisition or investment in the ordinary course of business involving any aircraft, aircraft engines or simulators.

Following such time as the New Common Stock is listed on a National Securities Exchange, the approvals required under applicable law and regulation (including the requirements of the applicable National Securities Exchange) shall apply in connection with the foregoing actions.

Transfer Restrictions	The New Common Stock will be transferable without Company consent, subject to (i) compliance with applicable securities laws and (ii) limitations

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of ownership by non-U.S. citizens, which shall be included in the New Organizational Documents in substantially similar form as the Company’s organizational documents existing as of the date hereof (subject to such changes as the Required Consenting Stakeholders may reasonably request consistent with DOT regulations) and the language thereof shall be acceptable to the Consenting Senior Secured Noteholders and the Consenting Convertible Noteholders in accordance with Section 3.02 of the RSA.

If requested by the Required Consenting Stakeholders before the Plan Effective Date, the New Organizational Documents will include transfer restrictions designed to limit an ownership change for purposes of Section 382 of the U.S. Internal Revenue Code or otherwise the Company may implement a stockholder rights plan designed for such purpose, in each case effective upon the Plan Effective Date.

Registration Rights

On the Plan Effective Date, the Company will enter into, and all initial holders of the New Common Stock will be deemed pursuant to the Prepackaged Plan and the Confirmation Order to enter into, a registration rights agreement (the “Registration Rights Agreement”) providing for the following:

•      Direct Listing and S-1 Resale Shelf. The Company shall use commercially reasonable efforts to, on or as soon as reasonably practicable after the Plan Effective Date:

o     cause the New Common Stock to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended;

o     obtain a listing of the New Common Stock on a National Securities Exchange; and

o     obtain a listing of the New Common Stock on a National Securities Exchange; and

o     register all of the New Common Stock that is not issued and distributed pursuant to Section 1145(a) and therefore constitute “restricted securities” or that are “control securities” for purposes of Rule 144 or applicable successor rule (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) (such New Common Stock, together with any securities issued or issuable in respect of such New Common Stock by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation or otherwise, the “Registrable Securities”) on a shelf registration statement (the “S-1 Resale Shelf”) on Form S-1 or applicable successor form (“Form S-1”); provided that any Registrable Securities shall cease to be Registrable Securities on the first date that (i) all such securities shall have become freely tradable under Rule 144 without a holding period, current public

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information requirement, limitation on volume, manner of sale restrictions or notice requirements and (ii) any and all restrictive legends or designations associated with such shares have been removed. The S-1 Resale Shelf shall provide for offerings on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or applicable successor rule (“Rule 415”).

The Company shall prepare and file such amendments, post-effective amendments and supplements to the S-1 Resale Shelf as may be necessary to keep the S-1 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain, (2) the date that all Registrable Securities have been sold pursuant to Rule 144 or a registration statement or (3) the date the S-3 Resale Shelf (as defined below) has become effective.

•      S-3 Resale Shelf. Once the Company has qualified for the use of a registration statement on Form S-3 or applicable successor form (“Form S-3”), the Company shall as promptly as practicable register all of the remaining Registrable Securities that have not been sold pursuant to Rule 144 or a registration statement, on a shelf registration statement on Form S-3 (the “S-3 Resale Shelf”). The S-3 Resale Shelf shall provide for offerings on a delayed or continuous basis pursuant to Rule 415. The Company shall use commercially reasonable efforts to prepare and make all such filings as may be necessary to keep the S-3 Resale Shelf effective until the earlier of (1) the date that no Registrable Securities remain and (2) the date that all such Registrable Securities have been sold pursuant to Rule 144 or a registration statement.

•      Shelf Takedowns. If requested by holders of Registrable Securities representing at least 10% of the then-outstanding Registrable Securities, the Company shall conduct a shelf takedown off of the S-1 Resale Shelf or S-3 Resale Shelf, as applicable, covering New Common Stock requested by such holders (a “Takedown Request”). Such holders may specify the type of offering to be covered by the Takedown Request, such as an underwritten offering or registered block trade. The number of Takedown Requests shall be limited to no more than three in any twelve-month period for all holders and only if the gross proceeds of such offering are expected to be greater than $35 million.

•      Piggyback Registrations. Each holder of Registrable Securities who holds at least 3% of the then-outstanding New Common Stock will have the right to include its New Common Stock each time the Company conducts an offering pursuant to a Takedown Request (other than a registered block trade) or proposes for any reason to register any of its New Common Stock under the Securities Act, subject to customary exceptions (such as registrations on Form S-4

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•      or Form S-8).

•      Other Provisions. The Registration Rights Agreement will also contain customary provisions relating to the registration procedures to be followed by the Company, indemnification obligations, delay and suspension rights, selection of underwriters, priority, cutbacks, lock-ups (to the extent requested by an applicable underwriter) and payment of expenses of registrations by the Company (including reasonable fees and disbursements of counsel for the selling holders of Registrable Securities, but excluding underwriter discounts and commissions).

DTC	The New Common Stock is to be DTC-eligible and issued through DTC, other than any shares of New Common Stock required to bear a “restricted” legend under applicable securities laws (which shall be in DTC under a restricted CUSIP if feasible and permitted by DTC, otherwise in book entry form). The Company shall use commercially reasonable efforts to remove any such restricted legends when permitted under applicable securities laws, including obtaining any necessary legal opinions.
State Law Business Combination Provision	The Certificate of Incorporation shall contain a provision in which the Company elects not to be subject to the restrictions on transactions with interested stockholders set forth in Section 203 of the Delaware General Corporation Law.
Other Terms	The New Organizational Documents shall also provide for the indemnification and exculpation of directors, officers and appropriate persons to the fullest extent permitted by applicable law.

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EXHIBIT I

Form of Joinder

JOINDER

With respect to the Restructuring Support Agreement, dated as of [•], 2024, as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof (the “Agreement”), the undersigned (the “Joinder Party”) hereby acknowledges, agrees and confirms that, by its execution of this Agreement, from and after the Effective Date (as defined below), the Joinder Party:

(1)   becomes and shall be treated for all purposes under the Agreement as a Consenting Stakeholder as appropriate, with respect to (i) all Company Claims/Interests that the Joinder Party holds and (ii) the Transferred Company Claims/Interests (if applicable) to the same extent the transferor was bound by the Agreement;

(2)   agrees to be subject to and bound by all of the terms of the Agreement, a copy of which is attached to this Joinder as Annex 1 (as such terms may be amended from time to time in accordance with the terms thereof) and by the vote of the transferor with respect to any Transferred Company Claims/Interests, if the transferor of the Company Claims/Interests voted on the Plan before the effectiveness of the Transfer of the Company Claims/Interests to be Transferred in connection with the execution of this Joinder; and

(3)   is deemed, without further action, to make to the other Parties as of the Effective Date the representations and warranties that the Parties make in Section 8 and Section 9 of the Agreement.

The Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

Capitalized terms used in this Joinder but not otherwise defined shall have the respective meanings set forth in the Agreement. The Agreement shall control over any provision in this Joinder that is inconsistent with the Agreement.

Date Executed: [
] (the “Effective Date”)

______________________________________

Name:

Title:

Address:

E-mail address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
Senior Secured Notes Claims
2025 Convertible Notes Claims
2026 Convertible Notes Claims